As filed with the Securities and Exchange Commission on April 8, 2005
                                                     Registration No. 333-122849
________________________________________________________________________________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------


                                AMENDMENT NO. 1
                                       TO
                                    Form SB-2


             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                ----------------

                        INTEGRATED SECURITY SYSTEMS, INC.
           -----------------------------------------------------------
           (Name of small business issuer as specified in its charter)

           Delaware                       3669                  75-2422983
 ----------------------------   -------------------------   -------------------
 (State or other jurisdiction       (Primary Standard        (I.R.S. Employer
     of incorporation or        Industrial Classification   Identification No.)
        organization)                  Code Number)

                        8200 Springwood Drive, Suite 230
                               Irving, Texas 75063
                                 (972) 444-8280
         -------------------------------------------------------------
         (Address and telephone number of principal executive offices)

                                ----------------
                                                   Copies of communications to:

                C.A. Rundell, Jr.                       David H. Oden, Esq.
            Chief Executive Officer                    Haynes and Boone, LLP
        8200 Springwood Drive, Suite 230          2505 N. Plano Road, Suite 4000
              Irving, Texas 75063                     Richardson, Texas 75082
                 (972) 444-8280                           (972) 739-6929
            Telecopy: (972) 401-2500                 Telecopy: (972) 692-9029
     --------------------------------------
     (Name, address and telephone number of
              agent for service)

                                ----------------

         Approximate date of commencement of proposed sale to public: From time to time after the effectiveness of this registration statement, as determined by the selling stockholder.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. |X|

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ___________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ___________________________

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ___________________________

         Pursuant to Rule 416 of the Securities Act, this registration statement shall cover shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events which result in such selling stockholder holding additional shares of common stock or having the right to receive additional shares of common stock.

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. | |

PROSPECTUS
                                85,307,479 Shares

                       INTEGRATED SECURITY SERVICES, INC.

                                  Common Stock

         This prospectus covers the resale of a total of 85,307,479 shares of our common stock, par value $0.01 per share, being offered solely by the selling stockholders. Of the shares covered by this prospectus:

         o up to 12,086,821 shares are issuable to certain of the selling stockholders upon the conversion of convertible promissory notes;

         o up to 1,522,154 shares are issuable to certain of the selling stockholders upon exercise of warrants;

         o up to 190,000 shares are issuable to certain of the selling stockholders upon the conversion of our Series A preferred stock;

         o up to 706,250 shares are issuable to certain of the selling stockholders upon the conversion of our Series D preferred stock; and

         o up to 70,802,254 shares are currently held by the selling stockholders.

         We will not receive any proceeds from sales of shares by the selling stockholders. However, assuming that all of the warrants held by the selling stockholders are exercised for cash, we will realize proceeds of approximately $575,838.

         Our common stock is quoted on the OTC Bulletin Board, under the symbol "IZZI.OB". There is currently only a limited trading market in our common stock, and we do not know whether an active trading market will develop. On April 7, 2005, the last reported sale price for the common stock was $0.34 per share.


                        ---------------------------------

          Investing in our common stock involves a high degree of risk. See the section entitled "Risk Factors," beginning on page 6.

                        ---------------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                 The date of this prospectus is April 11, 2005.

                                TABLE OF CONTENTS


                                                                        PAGE

Forward Looking Statements................................................1
Prospectus Summary........................................................2
Risk Factors..............................................................6
Use of Proceeds..........................................................13
Price Range of Common Stock..............................................13
Management's Discussion and Analysis or Plan of Operation................15
Business.................................................................24
Description of Property..................................................28
Legal Proceedings........................................................28
Management...............................................................29
Executive Compensation...................................................32
Certain Relationships and Related Transactions...........................34
Principal Stockholders...................................................36
Description of Securities................................................38
Selling Stockholders.....................................................42
Plan of Distribution.....................................................47
Shares Eligible for Future Sale..........................................49
Changes in Registrant's Certifying Accountant............................51
Experts..................................................................52
Legal Matters............................................................52
Additional Information...................................................52
Index to Financial Statements.......................................F Pages

    ------------------------------------------------------------------------

         You should rely only on information contained in this document or to which we have referred you. Neither we nor the selling stockholders have authorized anyone to provide you with different or additional information. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document. You should not assume that the information in the prospectus, or incorporated herein by reference, or in any prospectus supplement is accurate as of any date other than the date on the front of those documents.

    ------------------------------------------------------------------------

                           FORWARD LOOKING STATEMENTS

         We caution readers that certain important factors may affect our actual results and could cause these results to differ materially from any forward-looking statements that we make in this prospectus. For this purpose, any statements that are not statements of historical fact may be deemed to be forward-looking statements. This prospectus contains statements that constitute "forward-looking statements." These forward-looking statements can be identified by the use of predictive, future-tense or forward-looking terminology, such as "believes," "anticipates," "expects," "estimates," "plans," "may," "will," or similar terms. These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations with respect to many things. Some of these things are:

         o    trends affecting our financial condition or results of operations;

         o    our business and growth strategies;

         o    our technology; and

         o    our financing plans.

         We caution readers that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. In fact, actual results most likely will differ materially from those projected in the forward-looking statements as a result of various factors. Some factors that could adversely affect actual results and performance include:

         o    meeting anticipated development schedules of our new products;

         o    future national or regional economic and competitive conditions;

         o    changes in relationships with our customers;

         o casualty to or other disruption of our production facility and equipment;

         o    delays and disruptions in the shipment of our products;

         o    ability to meet our stated business goals;

         o    our future requirements for additional capital funding;

         o    the  failure  of  our   technology  and  products  to  perform  as
              specified;

         o the discontinuation of growth in the use of our products and services;

         o    the enactment of new adverse government regulations; and

         o    the development of better technology and products by others.

         You should carefully consider and evaluate all of these factors. In addition, we do not undertake to update forward-looking statements after we file this report with the Securities and Exchange Commission, which we will sometimes refer to in this prospectus as the "SEC," even if new information, future events or other circumstances have made them incorrect or misleading.

                               PROSPECTUS SUMMARY

         This summary highlights selected information contained elsewhere in this prospectus. We urge you to read this entire prospectus carefully, including "Risk Factors" on page 6 and our financial statements and the notes to those financial statements contained elsewhere in this prospectus.

The Company

         We were formed in December 1991 as a Delaware corporation and became a publicly traded company in April 1993. We design, develop, manufacture, distribute and service security and traffic control products used in the commercial, industrial and government sectors. We conduct our operations through three wholly-owned subsidiaries: B&B ARMR Corporation, DoorTek Corporation and Intelli-Site, Inc.

         On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation (which was later renamed B&B ARMR Corporation) in a merger transaction involving one of our wholly-owned subsidiaries. ARMR Services Corporation is a manufacturing company that engineers and manufactures high security anti-terrorist crash rated barriers, parking control equipment and other security systems for business and government use. By acquiring ARMR Services Corporation, we have significantly enhanced our services, product offerings and growth opportunities.

         On December 15, 2004, we acquired all of the issued and outstanding shares of common stock of DoorTek Corporation. DoorTek is a manufacturer of access control systems and other physical security system products. By acquiring DoorTek, we have significantly enhanced our services, product offerings and growth opportunities.

         We maintain our principal executive offices at 8200 Springwood Drive, Suite 230, Irving, Texas 75063; telephone (972) 444-8280.

B&B ARMR Corporation

         B&B ARMR Corporation, one of our manufacturing subsidiaries, designs, manufactures and sells anti-terrorist crash barriers, warning and crash gates, HOV lane changers, navigational lighting, and perimeter security gates and operators. B&B ARMR Corporation has a customer network that includes distributors, engineering and architectural firms and local, state and federal government agencies, military, institutional and other critical infrastructure clients.

DoorTek Corporation

         DoorTek Corporation, another of our manufacturing subsidiaries, manufactures and sells card access control and corrections security hardware and software products. DoorTek's sales and distribution channels are categorized as either dealer/distributor or direct sales to end-users. DoorTek also sells card access control cards, readers and ancillary devices.

Intelli-Site, Inc.

         Intelli-Site, Inc., our software development subsidiary, designs and develops our Intelli-Site(R) computer software which is used for automated security systems and facility controls systems integration. This software allows a customer to decouple the selection of software from hardware so that a customer can mix and match different hardware from various manufacturers, into a single, integrated system. More specifically, Intelli-Site(R) allows customers to integrate a wide variety of devices such as access control, closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems. The open system design provided by Intelli-Site(R) provides a solution and a control interface that is tailored to unique customer requirements.

Current Status

         We have incurred significant nonrecurring expenses concerning the integration of B&B ARMR Corporation. In addition, we have experienced unanticipated delays in the sale of our Intelli-Site(R) software product and have not met the anticipated sales levels for this product. During fiscal 2003 and 2004, and in each fiscal year since our inception, we have experienced significant losses from operations. In fact, the audit report of Grant Thornton LLP, our independent registered public accounting firm for our consolidated financial statements for the year ended June 30, 2004, has stated that losses from our operations raise substantial doubt about our ability to continue as a going concern.

                                  The Offering


Common Stock Offered by the Company....  None.

Common Stock Offered by the Selling
   Stockholders........................  85,307,479  shares,   including  up  to
                                         12,086,821  shares  issuable  upon  the
                                         conversion  of  convertible  promissory
                                         notes, up to 1,522,154  shares issuable
                                         upon   exercise  of  warrants,   up  to
                                         190,000   shares   issuable   upon  the
                                         conversion  of our  Series A  preferred
                                         stock,  up to 706,250  shares  issuable
                                         upon  the  conversion  of our  Series D
                                         preferred  stock  and up to  70,802,254
                                         shares currently held by certain of the
                                         selling stockholders.

Common Stock

   Outstanding Prior to this Offering..  85,056,612 shares.

   Outstanding After this Offering.....  99,561,837  shares,  including  up   to
                                         85,307,479  shares   of  common   stock
                                         covered by this prospectus.

Common Stock Reserved in
   Connection with this Offering.......  14,505,225 shares, including 12,086,821 shares  issuable upon the conversion of
                                         convertible promissory notes, 1,522,154
                                         shares   issuable   upon   exercise  of
                                         warrants,  190,000 shares issuable upon
                                         the   conversion   of  our   Series   A
                                         preferred   stock  and  706,250  shares
                                         issuable  upon  the  conversion  of our
                                         Series D preferred stock.


                                  Risk Factors

         We urge you to read the "Risk Factors" section beginning on page 6 of this prospectus so that you understand the risks associated with an investment in our common stock.

                             Summary Financial Data

         The summary financial data set forth below with respect to our consolidated statements of operations and cash flows for the six month periods ended December 31, 2003 and 2004 and each of the two fiscal years for the periods ended June 30, 2003 and 2004, are derived from, and should be read in conjunction with, our audited and unaudited consolidated financial statements and the notes thereto included elsewhere in this prospectus.

                                                         Six Months Ended
                                                           December 31,                Years Ended June 30,
                                                    --------------------------      --------------------------
                                                       2004           2003             2004           2003
                                                    -----------    -----------      -----------    -----------
Operations Data
Selling, general and administrative                 $ 2,354,182    $ 1,617,306      $ 4,012,615    $ 2,458,407
Impairment of software development costs                   --             --               --          224,900
Research and development                                251,748        326,513          653,591        401,104
Interest and financing costs                            360,505        664,272        1,431,126        541,324
Depreciation of property and equipment                  109,694         79,665          166,038        134,954
Net loss                                            $(1,111,623)   $  (922,027)     $(3,671,462)   $(1,952,038)
                                                    ===========    ===========      ===========    ===========

                                                         Six Months Ended
                                                           December 31,                Years Ended June 30,
                                                    --------------------------      --------------------------
                                                       2004           2003             2004           2003
                                                    -----------    -----------      -----------    -----------
Cash Flows Data
Net cash used in operations                         $(2,799,190)   $  (300,381)     $(2,442,069)   $  (889,974)
Net cash used in investing activities                  (292,653)      (844,481)        (898,850)       (64,627)
Net cash from financing activities                    4,341,971      1,268,269        3,336,529      1,102,721
Net increase (decrease) in cash and equivalents     $ 1,250,128    $   123,407      $    (4,390)   $   148,120
                                                    ===========    ===========      ===========    ===========

                                                         At December 31,                     At June 30,
                                                    --------------------------        --------------------------
                                                       2004           2003               2004           2003
                                                    -----------    -----------        -----------    -----------
Balance Sheet Data
Cash and cash equivalents                           $ 1,422,816    $   300,485        $   172,688    $   177,078
Total current assets                                  6,233,874      3,630,066          3,424,525      1,423,481
Property and equipment, net                             608,597        629,719            681,168        481,608
Total assets                                         10,972,348      8,734,403          7,712,811      1,920,100
Total current liabilities                             6,504,788      6,295,009          4,584,522      1,422,520
Total long-term liabilities                           5,090,690        599,281          2,956,341      1,919,409
Preferred stock subject to redemption                      --             --                 --        7,945,052
Stockholders' equity (deficiency)                   $  (623,130)   $ 1,840,113        $   171,948    $(8,916,881)


                                  RISK FACTORS

         There are many risks that may affect your investment in our common stock, including those described below. You should carefully consider these risk factors together with all of the other information. If any of these or other risks actually occur, our business, financial condition and operating results, as well as the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

                         Risks Relating to Our Business

         We have a history of operating losses and we anticipate losses and negative cash flow for the foreseeable future. Unless we are able to generate profits and positive cash flow, we may not be able to continue our business.

         We incurred a net loss of $1,111,623 and negative cash flow from operations of $2,799,190 during the six months ended December 31, 2004, and a net loss of $922,027 and negative cash flow from operations of $300,381 during the six months ended December 31, 2003. We incurred a net loss of $3,671,462 and negative cash flow from operations of $2,442,069 during the year ended June 30, 2004, and a net loss of $1,952,038 and negative cash flow from operations of $889,974 during the year ended June 30, 2003. We expect net losses and negative cash flow from operations to continue for the foreseeable future and to increase significantly from current levels as we increase expenditures for:

         o    sales and marketing;
         o    technology;
         o    infrastructure research and development;
         o the interest charges and expenses related to previous equity and debt financings; and
         o    general business enhancement.

         With increased on-going operating expenses, we will need to generate significant revenues to achieve profitability. Consequently, we may never achieve profitability. Even if we do achieve profitability, we may not sustain or increase profitability on a quarterly or annual basis in the future. If we are unable to achieve or sustain profitability in the future, we may be unable to continue our operations.

         Our  independent   registered  public  accounting  firm  has  expressed
substantial doubt about our ability to continue operating as a going concern.

         Our independent registered public accounting firm included an explanatory paragraph in their audit opinion for our consolidated financial statements for the year ended June 30, 2004. The paragraph states that our recurring losses from operations and resulting continued dependence on access to external financing raise substantial doubts about our ability to continue as a going concern. In addition, the factors leading to and the existence of the explanatory paragraph may adversely affect our relationship with our customers and suppliers and have an adverse effect on our ability to obtain financing.

         Our independent registered public accounting firm has communicated a reportable condition regarding our system of internal controls.

         Our independent registered public accounting firm has communicated to our audit committee a reportable condition regarding our system of internal controls. They noted a reportable condition with respect to the inadequacy of staffing levels in our financial reporting function that could result in our inability to meet our financial reporting objectives.

         We will require additional capital to proceed with our long-term business plan. If we are unable to obtain additional capital in future years, we may be unable to proceed with our long-term business plan and we may be forced to limit or curtail our future operations.

         We will require additional working capital to proceed with our long-term business plan. Our working capital requirements and the cash flow provided by future operating activities, if any, will vary greatly from quarter to quarter, depending on the volume of business during the period and payment terms with our customers. There can be no assurance that adequate levels of additional financing, whether through equity financing, debt financing or other sources, will be available, or will be available when needed or on terms favorable to us. Additional financings could result in significant dilution to our existing stockholders or the issuance of securities with superior rights to our current outstanding securities. In addition, we may grant registration rights to investors purchasing future equity or debt securities. If we are unable to raise additional financing, we may be unable to grow or to implement our long-term business plan, develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures on a timely basis, if at all. In addition, a lack of additional financing could force us to substantially curtail or cease operations.

         The loss of any of our key personnel or our failure to attract qualified management would likely have an adverse effect on our business.

         Our future success depends, to a significant extent, on the continued services of our key personnel. Our loss of any of these key personnel most likely would have an adverse effect on our business. At present, we have written employment agreements with these personnel but we do not have key man life insurance on them. In addition, competition for personnel throughout the industry is intense and we may be unable to retain our current key employees or attract, integrate or retain other highly qualified personnel in the future. If we do not succeed in retaining our current key employees or in attracting and motivating new personnel, our business could be materially adversely affected.

         The  demand  for  our  Intelli-Site(R)   software  product  will  be  a
significant determinant in our ability to increase sales and meet our business projections.

         Our marketing strategy includes the sale Intelli-Site(R), a sophisticated integrated security systems software product. We believe that the sale of our Intelli-Site(R) software product will result in higher sales and gross margins. To date, sales of this software have been limited and there can be no assurance that the market will accept the Intelli-Site(R) software product, or that we will be able to successfully market our integrated security system.

         Our limited ability to protect our intellectual property may adversely affect our ability to compete.

         We rely on a combination of patents, trademarks, copyrights, trade secret laws, confidentiality procedures and licensing arrangements to protect our intellectual property rights. A successful challenge to our ownership of our technology could materially damage our business prospects. Our technologies may infringe upon the proprietary rights of others. Licenses required by us from others may not be available on commercially reasonable terms, if at all. Any issued patent may be challenged and invalidated. Patents may not issue from any of our pending applications. Any claims allowed from existing or pending patents may not be of sufficient scope or strength to provide significant protection for our products. Patents may not be issued in all countries where our products can be sold so as to provide meaningful protection or any commercial advantage to us. Our competitors may also be able to design around our patents. Our competitors may assert that our technologies or products infringe on their patents or proprietary rights. Problems with patents or other rights could increase the cost of our products or delay or preclude our new product development and commercialization. If infringement claims against us are deemed valid, we may not be able to obtain appropriate licenses on acceptable terms or at all. Litigation could be costly and time-consuming but may be necessary to protect our current or future patent and/or technology license positions or to defend against infringement claims.

         The  business  environment  is  highly  competitive  and,  if we do not
compete  effectively,   we  may  experience  material  adverse  effects  on  our
operations.

         The market for our products and services is intensely competitive and we expect competition to increase in the future. We compete with large and small companies that provide products and services that are similar to many of our products and services. Our competitors may develop new products and services in the future that are perceived as more effective and/or cost efficient than our products and services.

         Some of our competitors have longer operating histories, greater name recognition, access to larger customer bases and significantly greater financial, technical and marketing resources than we do. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements or to devote greater resources to the promotion and sale of their products than we will. In addition, our competitors may have established or may establish financial or strategic relationships among themselves, with existing or potential customers, resellers or other third parties and rapidly acquire significant market share. If we cannot compete effectively, we may experience future price reductions, reduced gross margins and loss of market share, any of which will materially adversely affect our business, operating results and financial condition.

         Our operating results may prove unpredictable and may fluctuate significantly.

         Our operating results are likely to fluctuate significantly in the future due to a variety of factors, many of which are outside of our control. Factors which may cause operating results to fluctuate significantly include the following:

         o    new technology or products introduced by us or by our competitors;
         o    the timing and uncertainty of sales cycles;
         o our success in marketing and market acceptance of our products and services by our existing customers and by new customers;
         o a decrease in the level of spending for security-related products and services by our existing and potential customers; and
         o general economic conditions, as well as economic conditions specific to users of our products and services.

         Our operating results may be volatile and difficult to predict. As such, future operating results may fall below the expectations of securities analysts and investors. In this event, the trading price of our common stock may fall significantly.

         Undetected software errors or failures found in our Intelli-Site(R) Software product may result in a loss of or a delay in market acceptance of Intelli-Site(R) which could materially adversely affect our operating results.

         Errors or defects in our Intelli-Site(R) software product may result in loss of revenues or delay in market acceptance and could materially adversely affect our business, operating results and financial condition. Applications such as ours may contain errors or defects, sometimes called "bugs," particularly when first introduced or when new versions or enhancements are released. Despite our testing, current versions, new versions or enhancements of Intelli-Site(R) may still have defects and errors after commencement of commercial operation. As a result of "bugs" in our software, customers may experience data loss, data corruption or other business disruption, which could subject us to potential liability.

         Seasonality affects our operating results.

         The vast majority of our revenues comes from products used primarily in outdoor construction, which is negatively affected by cold weather. We typically experience a decline in sales and operating results during the quarter ended March 31 due to weather conditions.

              Risks Relating to Our Common Stock and This Offering
              ----------------------------------------------------

         Our common stock price may be volatile.

         The trading prices for equity securities in the stock market in general have been subject to wide fluctuations that may be unrelated to the operating performance of the particular company affected by such fluctuations. Consequently, broad market fluctuations may have an adverse effect on the trading price of our common stock. Other factors that may contribute to the volatility of the trading price of our common stock include, among others:

         o    our quarterly results of operations;
         o financial predictions concerning security products companies and companies competing in our market in general, and concerning us in particular;
         o public announcements of technical innovations relating to our business, new products or technology by us or our competitors, or acquisitions or strategic alliances by us or our competitors;
         o public reports concerning our products or technology or those of our competitors; and
         o the operating and stock price performance of other companies that investors may deem comparable to us.

         There is a limited market for our common stock. If a substantial and sustained market for our common stock does not develop, our stockholders' ability to sell their shares may be materially and adversely affected.

         Our common stock is tradable in the over-the-counter market and is quoted on the OTC Bulletin Board. Many institutional and other investors refuse to invest in stocks that are traded at levels below the Nasdaq Small Cap Market which could make our efforts to raise capital more difficult. OTC Bulletin Board stocks are often lightly traded or not traded at all on any given day. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market:

         o investors may have difficulty buying and selling our common stock or obtaining market quotations;
         o    market visibility for our common stock may be limited; and
         o a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

         Shares issuable upon the exercise of options, warrants and convertible promissory notes or under anti-dilution provisions in certain agreements could dilute stock holdings and adversely affect our stock price.

         We have issued options and warrants to acquire common stock to our employees and certain other persons at various prices, some of which are, or may in the future have, exercise prices at or below the market price of our stock. As of February 11, 2005, we have outstanding options and warrants to purchase a total of 11,679,720 shares of our common stock. Of these options and warrants, 8,207,945 have exercise prices above the recent market price of $0.39 per share (as of February 11, 2005), and 3,471,775 have exercise prices at or below this recent market price. If exercised, these options and warrants will cause immediate and possibly substantial dilution to our stockholders.

         Our existing stock option plans have an aggregate of 1,044,398 shares remaining for issuance as of February 11, 2005. Future options issued under the plans may have further dilutive effects.

         The  conversion  of  our  convertible   promissory   notes  will  cause
substantial dilution to our stockholders.

         The holders of our convertible promissory notes have the option of converting outstanding principal, plus accrued interest thereon, into shares of our common stock, some of which are, or may in the future, have exercise prices at or below the market price of our stock. As of February 11, 2005, we have outstanding convertible promissory notes totaling $4,618,000 to purchase a total of 12,086,842 shares of our common stock. Of these convertible promissory notes, $500,000 to purchase a total of 1,250,000 shares of our common stock, have exercise prices above the recent market price of $0.39 per share (as of February 11, 2005), and $4,118,000 to purchase a total of 10,836,742 shares of our common stock, have exercise pries at or below this recent market price. If converted, these convertible promissory notes will cause immediate and possibly substantial dilution to our stockholders.

         Issuance of shares pursuant to the exercise of options, warrants, anti-dilution provisions, or the conversion of promissory notes, could lead to subsequent sales of the shares in the public market, which could depress the market price of our stock by creating an excess in supply of shares for sale. Issuance of these shares and sale of these shares in the public market could also impair our ability to raise capital by selling equity securities.

         A large number of shares will be eligible for future sale and may depress our stock price.

         As of February 11, 2005, we had outstanding 85,056,612 shares of common stock. A large number of these shares are restricted securities that are eligible for sale under Rule 144 at various times. No prediction can be made as to the effect, if any, that sales of shares of common stock or the availability of such shares for sale will have on the market prices prevailing from time to time. Nevertheless, the possibility that substantial amounts of our common stock may be sold in the public market may adversely affect prevailing market prices for the common stock and could impair our ability to raise capital through the sale of our equity securities.

         We do not intend to pay dividends in the near future.

         Our board of directors determines whether to pay dividends on our issued and outstanding shares. The declaration of dividends will depend upon our future earnings, our capital requirements, our financial condition and other relevant factors. Our board does not intend to declare any dividends on our shares for the foreseeable future.

         Our common stock is currently deemed to be a "penny stock." As a result, trading of our shares may be subject to special requirements that could impede our stockholders' ability to resell their shares.

         Our common stock is a "penny stock" as that term is defined in Rule 3a51-1 of the Securities and Exchange Commission because it is selling at a price below five dollars per share. In the future, if we are unable to list our common stock on NASDAQ or a national securities exchange, or the per share sale price is not at least $5.00, our common stock may continue to be deemed to be a "penny stock". Penny stocks are stocks:

         o    with a price of less than five dollars per share;
         o    that are not traded on a recognized national exchange;
         o whose prices are not quoted on the NASDAQ automated quotation system; or
         o    of issuers with net tangible assets less than
              o $2,000,000 if the issuer has been in continuous operation for at least three years; or
              o $5,000,000 if in continuous operation for less than three years; or
              o of issuers with average revenues of less than $6,000,000 for the last three years.

         Section 15(g) of the Securities Exchange Act of 1934, as amended, and SEC Rule 15g-2, require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Moreover, SEC Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer:

         o to obtain from the investor information concerning his or her financial situation, investment experience and investment objectives;
         o to determine reasonably, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions;
         o to provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination under the previous bullet point; and
         o to receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives.

         Compliance with these requirements may make it more difficult for holders of our common stock to resell their shares to third parties or to otherwise dispose of them.

         Our  current  and  former  executive  officers,   directors  and  major
stockholders own a significant percentage of our voting stock. As a result, they exercise significant control over our business affairs and policy.

         As of February 11, 2005, our current and former executive officers, directors and holders of 5% or more of our outstanding common stock together beneficially owned approximately 84.1% of the outstanding common stock if they exercised all of the warrants and convertible promissory notes held by them. These stockholders are able to significantly influence all matters requiring approval by stockholders, including the election of directors and the approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying, deterring or preventing a change in control and may make some transactions more difficult or impossible to complete without the support of these stockholders.

         Provisions in our charter documents and Delaware law could prevent, delay or impede a change in control of us and may reduce the market price of our common stock.

         Provisions of our certificate of incorporation and bylaws, including those allowing our board of directors to offer preferred stock without stockholder approval and to issue preferred stock with rights more favorable than our common stock, could have the effect of discouraging, delaying or preventing a merger or acquisition that a stockholder may consider favorable. We are also subject to the anti-takeover laws of Delaware which may discourage, delay or prevent someone from acquiring or merging with us, and which may adversely affect the market price of our common stock. Please see "Description of Securities--Anti-Takeover Provisions" for more information concerning anti-takeover provisions.

                                 USE OF PROCEEDS

         The selling stockholders will receive all of the proceeds of the sale of shares of our common stock pursuant to this prospectus. We will not receive any proceeds from the sale of shares by the selling stockholders. We will, however, receive approximately $575,838 if all of the warrants issued to the selling stockholders are exercised for cash, and we intend to use any such proceeds for general working capital purposes.


                           PRICE RANGE OF COMMON STOCK

         The principal U.S. market in which our common stock is traded is the over-the-counter market. There is only one class of shares of our common stock. Our common stock is quoted on the OTC Bulletin Board under the symbol "IZZI.OB".

         The following table sets forth the range of high and low bid quotes of our common stock per quarter for the past two fiscal years as reported by the OTC Bulletin Board. These quotes reflect inter-dealer prices without retail mark-up, markdown or commission and may not necessarily represent actual transactions. The trading market in our common stock may at times be illiquid due to exceedingly low volume.

                                                       BID
                                                ------------------
 Quarter Ending                                  High        Low
 --------------------------------------         -------    -------
 Fiscal 2005
 Second Quarter........................         $  0.46    $  0.31
 First Quarter.........................            0.51       0.36

 Fiscal 2004
 Fourth Quarter........................         $  0.81    $  0.43
 Third Quarter.........................            0.68       0.34
 Second Quarter........................            0.37       0.26
 First Quarter.........................            0.45       0.15

 Fiscal 2003
 Fourth Quarter........................            0.23       0.14
 Third Quarter.........................            0.24       0.13
 Second Quarter........................            0.27       0.19
 First Quarter.........................            0.41       0.28

         On April 7, 2005, the closing price of our common stock was $0.34 per share.

Holders

         As of February 11, 2005, there were

         o    85,056,612 shares of our common stock outstanding,
         o    3,650,043  warrants  outstanding   entitling  holders  thereof  to
              purchaser 6,031,118 shares of common stock, and
         o 5,648,602 stock options outstanding entitling the holders thereof to purchase 5,648,602 shares of common stock.

         The shares of common stock are held of record by approximately 179 holders, the warrants are held of record by approximately 51 holders and the options are held of record by approximately 45 holders, including those brokerage firms and/or clearing houses holding our common stock for their clientele, with each such brokerage house and/or clearing house being considered as one holder.

Dividend Policy

         We have never declared or paid any dividends on our common stock and currently intend to retain all future earnings, if any, for the operation and development of our business and to repay our outstanding debt. We do not intend to pay any dividends on the common stock in the foreseeable future.

Equity Compensation Plan Information

         The following table provides information about securities that have been issued or are issuable under equity compensation plans as of June 30, 2004:

 ----------------------------------------------------------------------------------------------------------------
                                    |   Number of Securities   |   Weighted Average    |  Number of Securities
                                    |    to be Issued upon     |   Exercise Price of   |   Remaining Available
           Plan Category            |       Exercise of        |      Outstanding      |   For Future Issuance
                                    |   Outstanding Options,   |   Options, Warrants   |      Under Equity
                                    |    Warrants and Rights   |      And Rights       |   Compensation Plans
 -----------------------------------|--------------------------|-----------------------|-------------------------
 Equity compensation plans          |                          |                       |
 approved by security holders       |                          |                       |
 -----------------------------------|--------------------------|-----------------------|-------------------------
 1993 Stock Option Plan             |                 52,562   |              $ 2.03   |               447,437
 -----------------------------------|--------------------------|-----------------------|-------------------------
 1997 Omnibus Stock Plan            |              4,496,040   |              $ 0.44   |             2,196,961
 -----------------------------------|--------------------------|-----------------------|-------------------------
 Equity compensation plans not      |                          |                       |
 approved by security holders (1)   |                 50,000   |              $ 0.80   |                  None
 -----------------------------------|--------------------------|-----------------------|-------------------------
 TOTAL                              |              4,598,602   |              $ 0.46   |             2,644,128
 ----------------------------------------------------------------------------------------------------------------

(1) These options are vested or will vest in two years and have a ten year life.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Selected Financial Data

         The selected financial data set forth below with respect to our consolidated statements of operations and cash flows for the six month periods ended December 31, 2004 and 2003 and each of the two fiscal years in the periods ended June 30, 2004 and 2003, are derived from our audited and unaudited consolidated financial statements included in this prospectus. The following selected financial data should be read in conjunction with our consolidated financial statements and the notes thereto.

                                                            Six Months Ended
                                                              December 31,                Years Ended June 30,
                                                       --------------------------      --------------------------
                                                          2004           2003             2004           2003
                                                       -----------    -----------      -----------    -----------
Operations Data
Selling, general and administrative                    $ 2,354,182    $ 1,617,306      $ 4,012,615    $ 2,458,407
Impairment of software development costs                      --             --               --          224,900
Research and development                                   251,748        326,513          653,591        401,104
Interest and financing costs                               360,505        664,272        1,431,126        541,324
Depreciation of property and equipment                     109,694         79,665          166,038        134,954
Net loss                                               $(1,111,623)   $  (922,027)     $(3,671,462)   $(1,952,038)
                                                       ===========    ===========      ===========    ===========

                                                            Six Months Ended
                                                              December 31,                Years Ended June 30,
                                                       --------------------------      --------------------------
                                                          2004           2003             2004           2003
                                                       -----------    -----------      -----------    -----------
Cash Flows Data
Net cash used in operations                            $(2,799,190)   $  (300,381)     $(2,442,069)   $  (889,974)
Net cash used in investing activities                     (292,653)      (844,481)        (898,850)       (64,627)
Net cash from financing activities                       4,341,971      1,268,269        3,336,529      1,102,721
Net increase (decrease) in cash and equivalents        $ 1,250,128    $   123,407      $    (4,390)   $   148,120
                                                       ===========    ===========      ===========    ===========

                                                            At December 31,                   At June 30,
                                                       --------------------------      --------------------------
                                                          2004           2003             2004           2003
                                                       -----------    -----------      -----------    -----------
Balance Sheet Data
Cash and cash equivalents                              $ 1,422,816    $   300,485      $   172,688    $   177,078
Total current assets                                     6,233,874      3,630,066        3,424,525      1,423,481
Property and equipment, net                                608,597        629,719          681,168        481,608
Total assets                                            10,972,348      8,734,403        7,712,811      1,920,100
Total current liabilities                                6,504,788      6,295,009        4,584,522      1,422,520
Total long-term liabilities                              5,090,690        599,281        2,956,341      1,919,409
Preferred stock subject to redemption                         --             --               --        7,945,052
Stockholders' equity (deficiency)                      $  (623,130)   $ 1,840,113      $   171,948    $(8,916,881)

General

         The audit report of Grant Thornton LLP, our independent registered public accounting firm for our consolidated financial statements for the fiscal year ended June 30, 2004, states that in fiscal 2004 and 2003, we suffered significant losses from our operations. The audit report further states that these matters raise substantial doubt about our ability to continue as a going concern.

Critical Accounting Policies

         The  preparation  of  our  financial   statements  in  conformity  with
generally accepted accounting principles in the United States requires us to:

         o make estimates and assumptions that affect the reported amounts of assets and liabilities; and
         o    disclose contingent assets and liabilities

         We must report this information as of the date of the financial statements and we must report the amounts of revenues and expenses during the reporting period. In applying these accounting principles, we must often make individual estimates and assumptions regarding expected outcomes or uncertainties. Generally, the actual results or outcomes are different than the estimated or assumed amounts. These differences are usually minor and are included in our consolidated financial statements as soon as they are known. Our estimates, judgments and assumptions are continually evaluated based on available information and experience. Because of the use of estimates inherent in the financial reporting process, actual results may differ materially from those estimates.

         Based on an assessment of our accounting policies, and the underlying judgments and uncertainties affecting the application of those policies, we believe that our consolidated financial statements fairly present in all material respects the financial condition, results of operations and cash flows of our company as of, and for, the periods presented in this prospectus. However, we do not suggest that other general risk factors, such as those discussed elsewhere in this prospectus as well as changes in our growth objectives or performance could not adversely impact our consolidated financial position, results of operations and cash flows in future periods.

Significant Accounting Policies

Software Development Costs

         Software development costs that are deemed to be recoverable are capitalized and amortized over the greater of the revenue method or the straight-line method over five years. At December 31, 2004 and 2003, software development costs had not been capitalized because of uncertainty regarding their recoverability.

Accounts Receivable

         The majority of our accounts receivable are due from customers in the anti-terrorist crash barrier, perimeter security and road and bridge industries. Credit is extended based on evaluation of a customers' financial condition and credit history and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. We determine our allowances by considering a number of factors, including the length of time trade accounts receivable are past due, our previous loss history with the customer, the customer's current ability to pay its obligations, and the condition of the general economy and the industry as a whole. We will write-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

Inventories

         Inventories are carried at the lower of average cost or market. Inventory reserves are specifically identified by both item usage and overall management estimation.

Income Taxes

         We account for income taxes using the liability method. Under the liability method, deferred taxes are provided for tax effects of differences in the basis of assets and liabilities arising from differing treatments for financial reporting and income tax purposes using currently enacted tax rates. Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized.

Goodwill

         Goodwill represents the excess of the purchase price over the fair value of net assets acquired. On an annual basis, we compare the fair value of our reporting units with their carrying values. If the carrying value of a reporting unit exceeds its fair value, we would recognize an impairment equal to the excess of the carrying value of the operating unit's goodwill over the fair value of its goodwill. The fair value of reporting units is estimated using the discounted present value of estimated future cash flows.

Product Warranties

         We have one-year, two-year and five-year limited warranties on products that we manufacture. We provide for repair or replacement of components and/or products that contain defects of material or workmanship. When we use other manufacturers' components, the warranties of the other manufacturers are passed to the dealers and end users. To date, the cost of servicing and replacement of defective products has not been material.

         We record a liability for an estimate of costs that it expects to incur under its warranties when product revenue is recognized. Factors affecting our warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim. We periodically assesses the adequacy of our warranty liability based on changes in these factors.

Results of Operations

                Three Months Ended December 31, 2004 Compared to
                      Three Months Ended December 31, 2003

Sales. Our total sales decreased by $0.2 million, or 7%, to $3.1 million during the quarter ended December 31, 2004 from $3.3 million during the quarter ended December 31, 2003. This decrease is due to an overall reduction in sales volume at our B&B ARMR subsidiary.

Gross Margin. Gross profit decreased by approximately $0.4 million during the quarter ended December 31, 2004, or 40%, compared to with the same the same quarter a year ago due to a less favorable product mix at our B&B ARMR subsidiary.

Selling, General and Administrative. Selling, general and administrative expenses increased by approximately $0.3 million or 27% during the quarter ended December 31, 2004 compared to the quarter ended December 31, 2003. This increase is primarily due to an increase in the professional staffing levels at our B&B ARMR subsidiary.

Research and Product Development. Research and product development expenses decreased by approximately 2% during the quarter ended December 31, 2004 compared to the quarter ended December 31, 2003. This decrease is primarily due to a reduction in research and product development expenditures company-wide, which we expect will continue at these lower levels through fiscal 2005.

Interest Expense. Interest expense decreased by approximately $0.2 million during the quarter ended December 31, 2004 compared to the quarter ended December 31, 2003. This decrease is due to the company no longer accreting to interest expense the value of warrants issued in conjunction with securing additional debt during the quarter ended December 31, 2003. This approximately $0.3 million decrease was offset by an increase of approximately $0.1 million of interest on additional debt that was obtained to meet working capital needs during the quarter ended December 31, 2004, coupled with our placement of $3.8 million in subordinated 10% convertible promissory notes (see Note 10 to the Company's Consolidated Financial Statements in Item 1 above).

                 Six Months Ended December 31, 2004 Compared to
                       Six Months Ended December 31, 2003

Sales. Our total sales increased by $1.4 million, or 28%, to $6.5 million during the six months ended December 31, 2004 from $5.1 million during the six months ended December 31, 2003. This increase is due to the inclusion of the sales of ARMR Services Corporation as a result of the merger of ARMR Services Corporation with the Company's B&B Electromatic, Inc. subsidiary into B&B ARMR Corporation in September 2003.

Gross Margin. Gross profit increased by $0.2 million, or 11%, to $1.9 million during the six months ending December 31, 2004 from $1.7 million during the six months ending December 31, 2003 due to higher sales volume at our B&B ARMR subsidiary. Gross margin decreased to 30% from 35% for the same period due to a less favorable product mix at our B&B ARMR subsidiary.

Selling,  General  and  Administrative.   Selling,  general  and  administrative
expenses increased by approximately $0.8 million or 12% during the six months ended December 31, 2004 compared to the six months ended December 31, 2003. This increase is primarily due to the inclusion of ARMR Services Corporation as a result of the merger with B&B Electromatic, Inc., as well as an increase in warranty costs at our B&B ARMR subsidiary due to the increased level of sales.

Research and Product Development. Research and product development expenses decreased by approximately 1% during the six months ended December 31, 2004 compared to the six months ended December 31, 2003. This decrease is primarily due to a reduction in research and product development expenditures company-wide, which we expect will continue at these lower levels through fiscal 2005.

Interest Expense. Interest expense decreased by $0.3 million during the six months ended December 31, 2004 compared to the six months ended December 31, 2003. This decrease is due to the company no longer accreting to interest expense the value of warrants issued in conjunction with securing additional debt during the quarter ended December 31, 2003. This approximately $0.5 million decrease was offset by an increase of approximately $0.2 million of interest on additional debt that was obtained to meet working capital needs during the quarter ending December 31, 2004, coupled with our placement of $4,118,000 in subordinated 10% convertible promissory notes (see Note 10 to the Company's Consolidated Financial Statements in Item 1 above).

Liquidity and Capital Resources

         Our cash position increased by $1.2 million during the six months ended December 31, 2004. At December 31, 2004, we had $1.4 million in cash and cash equivalents and had approximately $1.2 million outstanding under its asset based lending facility. The asset based lending facility, which is secured by accounts receivable and inventory, permits us to borrow up to $3.0 million, subject to availability under its borrowing base. This facility is discussed further in
Note 9 to the Company's Consolidated Financial Statements in Item 1 above.

         For the six months ended December 31, 2004, our operating activities used $2.8 million of cash compared to $0.3 million of cash used in operations during the six months ended December 31, 2003, primarily due to our net loss and the increased levels of accounts receivable and inventories.

         We used $37,125 for the purchase of property and equipment during the six months ended December 31, 2004, compared to $0.1 million for the six months ended December 31, 2003. We anticipate capital expenditures to increase through the remainder of fiscal 2005, commensurate with increased sales. We also used $0.3 million in cash related to the acquisition of two businesses, consisting of $146,000 related to earn-out agreements executed as a part of the B&B ARMR merger transaction and $139,000 related to the purchase of DoorTek Corporation.

         During the six months ended December 31, 2004, we financed our operations with cash flows from borrowings of $4.5 million compared to $1.6 million during the six months ended December 31, 2003. The borrowings during the first six months of fiscal 2005 consisted of an additional $4.2 million from the issuance of subordinated 10% convertible promissory notes. See Note 10 to the Company's consolidated financial statements for a detail description of this transaction. We also borrowed an additional $0.2 million under our asset based credit facility. We made payments of $156,708 on debt and other liabilities during the six months ended December 31, 2004, compared to payments of $371,354 on debt and other liabilities during the six months ended December 31, 2003.

         The cash that we received from the placement of $4.2 million in subordinated 10% convertible promissory notes and availability under our asset based credit facility will be utilized to support Company-wide operations. Our working capital requirements will depend upon many factors, including future sales of our products, our operating results, the status of competitive products, and actual profits compared to our business plan. We are currently experiencing declining liquidity, which makes it difficult for us to meet our current cash requirements and may jeopardize our ability to continue as a going concern. Our auditor issued a going concern modification in their auditors' report for the fiscal year ended June 30, 2004. We intend to address our liquidity problems by controlling costs, seeking additional funding and maintaining focus on revenues and collections. In the foreseeable future, we will need to obtain additional financing either through equity placement or additional debt. There can be no assurance that we will be able to secure such financing. If our liquidity does not improve by the end of fiscal 2005, we may have to seek a merger partner, limit our operations or seek protection under the federal bankruptcy laws. Any of the foregoing options may be on terms that are unfavorable to us or disadvantageous to the our stockholders.

         Principal   payments  required  under  long-term  debt  outstanding  at
December 31, 2004 are as follows:

                            Year Ending June 30,
                          ------------------------
                          2005         $ 1,662,963
                          2006           2,869,072
                          2007              20,810
                          2008               2,477
                          2009           4,618,000
                                       -----------
                                       $ 9,173,322

         Our backlog is calculated as the aggregate sales prices of firm orders received from customers less revenue recognized. At January 31, 2005, the Company's backlog was approximately $4.9 million. The Company expects that it will fill the majority of this backlog by March 31, 2006.

                          Briar Capital Credit Facility

         On November 10, 2004, B&B ARMR Corporation entered into a loan agreement with Briar Capital, L.P. for a $3,000,000 discretionary demand asset based lending credit facility. Under the terms of the loan agreement, working capital advances are made available to the B&B ARMR Corporation based on the value of its accounts receivable and inventory. Although payable on demand, the loan agreement has a stated 3-year term. In connection with the loan agreement, B&B ARMR Corporation issued a revolving promissory note, dated November 10, 2004 to Briar Capital, L.P. in the principal amount of $3,000,000. The note has an annual interest rate of two percent above the prime rate but in no event will interest exceed the maximum nonusurious interest rate allowable under applicable law.

          Year Ended June 30, 2004 Compared to Year Ended June 30, 2003

Sales. Sales for the current fiscal year increased by approximately 96% or $4.8 million to $9.8 million in fiscal year 2004 from $5.0 million in fiscal 2003. This increase is primarily due to the acquisition of ARMR Services Corporation in September 2003.

Gross Margin. Gross margin increased by $0.8 million; however, gross margin as a percentage of sales decreased to 26% in fiscal year 2004 from 36% for fiscal year 2003. The decrease in gross margin as a percentage of sales is principally due to the introduction of several new products and the related inherent manufacturing issues regarding new product introduction, as well as the consolidation of the manufacturing facilities in Norwood, Louisiana.

Selling, General and Administrative. Selling, general and administrative expenses increased by 61% or $1.6 million during fiscal 2004 to $4.2 million from $2.6 million for fiscal year 2003 due primarily to the acquisition of ARMR Services Corporation and the relocation and consolidation of our manufacturing operations related to the B&B ARMR Corporation subsidiary.

Software Development Costs. Software development costs of approximately $225,000 were determined to be impaired during fiscal 2003. This adjustment was due to the uncertainty of the recoverability of the costs related to the earlier version 3.5 of Intelli-Site(R), which became impaired when reasonable assurance concerning the recovery of these costs could not be ascertained.

Research and Product Development. Research and development expenses increased 63% or approximately $250,000 during fiscal period 2004 due to the development and testing of several new products at the B&B ARMR Corporation subsidiary. Interest Expense. Interest expense increased by approximately $0.9 million to $1.4 million during fiscal 2004 as compared to $0.5 million during fiscal 2003. This increase is primarily due to nonrecurring and non-cash interest charges incurred that were associated with securing additional financing during fiscal year 2004.

Liquidity and Capital Resources

         Our cash position decreased $4,390 during fiscal year 2004. At June 30, 2004, we had $172,688 in cash and cash equivalents and $850,622 outstanding under our accounts receivable factoring facility, which was in place at such time. This accounts receivable factoring facility is explained in greater detail below in this section.

         For the fiscal year ended June 30, 2004, our operating activities used $2,267,652 of cash compared to $889,974 cash used during the fiscal year ended June 30, 2003, an increase of $1,377,678. This $1,377,678 increase in cash used in operating activities in fiscal 2004 is primarily due to the increase in net loss offset in part by the effect of the level of investment in working capital and the effects of the ARMR Services Corporation acquisition.

         We used $266,626 for the purchase of property and equipment during fiscal 2004 compared to $64,627 for the previous fiscal 2003 period. This increase is due to an increase in the amount of overall capital expenditures at B&B ARMR Corporation.

         We do not have any material commitments to purchase property and equipment in fiscal 2005. We do not have any material funding requirements for software and other products under development.

Maturities and Commitments

         The following table presents certain of our obligations and commitments to make future payments, excluding interest payments, under contracts and contingent commitments as of June 30, 2004.


                           Debt          Leases          Total
                        -----------    -----------    -----------
         2005           $ 1,845,949    $   233,429    $ 2,079,378
         2006             2,437,137         59,135      2,496,272
         2007                16,727         27,134         43,861
         2008                 2,477             --          2,477
         2009               500,000             --        500,000
                        -----------    -----------    -----------
                        $ 4,802,290    $   319,698    $ 5,121,988
                        ===========    ===========    ===========


Issuances of Convertible Promissory Notes and Promissory Notes in Fiscal 2004

         In exchange for a $500,000 cash investment, on September 5, 2003, we issued a convertible promissory note to BFS US Special Opportunities Trust PLC, which we will sometimes refer to as "BFS," a public limited company registered in England and Wales. The convertible promissory note is in the original principal amount of $500,000 and has an annual interest rate of 7% and is payable in monthly installments on the first day of each month. The convertible promissory note, plus interest, is due on September 5, 2008. The convertible promissory note is convertible at the option of BFS into our common stock at a conversion price of $0.40 per share. We have the right to call the convertible promissory note if the market price of our common stock rises above $0.60 per share for a period of 60 days.

         In exchange for a $100,000 cash investment, on September 26, 2003, we issued a promissory note to C. A. Rundell, Jr., Chairman and Chief Executive Officer of the Company. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%. The promissory note, plus accrued interest, was due on April 1, 2004. The due date of this note was extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month.

         In exchange for a total $400,000 cash investment, on October 1, 2003, we issued a promissory note to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. Each of the two promissory notes is in the original principal amount of $200,000 and has an annual interest rate of 7%. The promissory notes, plus accrued interest, were due on April 1, 2004. The due date of these notes was extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month.

Issuances of Convertible Promissory Notes in Fiscal 2005

         On November 30, 2004, we entered into a loan agreement with several investors of the company's subordinated 10% convertible promissory notes. Each of the investors purchasing these notes was an accredited investor. Pursuant to the terms of the loan agreement: (1) the company was authorized to sell to the investors an aggregate principal amount of up to $6,000,000 in notes and (2) the notes may be sold by the company to the investors in multiple closing so long as the final closing is consummated no later than the fifteenth day following the initial closing. As of the close of the sale, we sold an aggregate principal amount of $4,118,000 of the notes. Each note sold by the company to each investor:

         o    is subordinated to certain other indebtedness of the company;
         o    is due and payable on November 30, 2009;
         o provides interest to the holder thereof at a rate of 10% per annum; and
         o is convertible into the company's common stock, par value $0.01 per share, at the conversion rate of $0.38 per share of common stock.

         In exchange for an aggregate of $150,000 cash, on July 28, 2004, we issued a promissory note to C. A. Rundell, Jr. The original promissory note was in the principal amount of $150,000, had an annual interest rate of 9% which was due at maturity and was secured by a specific invoice of B&B ARMR Corporation issued to Horne Engineering. The promissory note, plus accrued interest, was due on October 28, 2004. In November of 2004, this note was exchanged for a $150,000 subordinated 10% convertible promissory note as a part of our placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes.

         In exchange for a $1,000,000 cash investment, on August 5, 2004, we issued a convertible promissory note to BFS. The original convertible promissory note was in the principal amount of $1,000,000 and had an annual interest rate of 10% and was payable in monthly installments on the first day of each month. The original convertible promissory note, plus interest, was due on August 5, 2009. The convertible promissory note was convertible at the option of BFS into our common stock at a conversion price of $0.38 per share. We had the right to call the convertible promissory note if the market price of our common stock rose above $0.60 per share for a period of 60 days. This convertible promissory note was subsequently refinanced as a part of our placement of placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes in November 2004.

Effects of Inflation

         We believe that the relatively moderate rate of inflation over the past few years has not had a significant impact on our sales or operating results.

Seasonality

         Historically we have experienced seasonality in our business due to fluctuations in the weather. We typically experiences a decline in sales and operating results during the quarter ended March 31 due to winter weather conditions.

Environmental Matters

         We believe that we are currently in material compliance with all applicable environmental regulations. Compliance with these regulations has not had, and is not anticipated to have, any material impact upon the Company's capital expenditures, earnings or competitive position.

                       Additional Debt Service Obligations

         During the fiscal year ended June 30, 2004, we financed our operations with long-term borrowings of $2,338,117. We made payments of $938,153 on debt in the fiscal year ended June 30, 2004.

         As discussed in this prospectus in the section entitled "Description of Property," we have a mortgage on B&B ARMR Corporation's facility. At December 31, 2004, the principal amount of the mortgage was $503,943. The interest rate is 10.5% and the amortization provisions are standard. The mortgage matured on February 8, 2004 and was refinanced with a new maturity date of February 26, 2006. All other terms and conditions of the original mortgage remained the same.

                                    BUSINESS

General

         We were formed in December 1991 as a Delaware corporation and became publicly traded in April 1993. We design, develop, manufacture, distribute and service security and traffic control products used in the commercial, industrial and government sectors through three wholly-owned subsidiaries, B&B ARMR Corporation, DoorTek Corporation and Intelli-Site, Inc.

         On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation. ARMR Services Corporation, which has been renamed B&B ARMR Corporation, is a manufacturing company that engineers and manufactures high security anti-terrorist crash rated barriers, parking control equipment and other security systems for business and government use. By acquiring B&B ARMR, we have significantly enhanced our service, product offerings and growth opportunities. As a part of the consideration that we paid for ARMR Services Corporation, we issued 10,000,000 shares of our common stock to B&B ARMR's former stockholders.

         On December 15, 2004, we acquired all of the issued and outstanding shares of common stock of DoorTek Corporation. DoorTek is a manufacturer of access control systems and other physical security system products. By acquiring DoorTek, we have significantly enhanced our services, product offerings and growth opportunities.

B&B ARMR Corporation

         B&B ARMR designs, manufactures and sells anti-terrorist crash barriers, bollards, wedges and gates, warning and crash gates, gate panels, soft-stop gates, high occupancy vehicle lane changers, navigational lighting, and perimeter security gates and operators. A 24/7 service and maintenance group is based in Washington, DC, servicing and maintaining a wide range of internally and competitor's manufactured products for federal and government organizations. These products compete primarily in the homeland security, perimeter security and road and bridge construction and refurbishment markets. These products are used for:

         o anti-terrorist crash barriers used to prevent malevolent use of vehicles;
         o 24/7 service and maintenance for competitors and internally manufactured products;
         o    operators and gates used in perimeter security;
         o    navigational lights used primarily with waterways;
         o    tow-able barriers for event and temporary closures;
         o    gating and barricading movable bridges;
         o    locking down sections of roads under construction;
         o    gates for reversible lane changer systems; and
         o    HOV control gates, typically soft-stop.

         B&B ARMR sells its products through integrators, contractors, electrical sub-contractors and distributors. B&B ARMR maintains Governmental Services Administration, or GSA, schedule agreements for three product families, and license agreements both in North America and internationally. In certain instances, sales are made directly to end-users.

                                  New Business

         In the last two fiscal years, B&B ARMR has experienced a substantial increase in the sales of its anti-terrorism and crash-rated products not only with the new product range from ARMR, but also with the established products of B&B Electromatic, Inc. Sales also have increased within the fairly stable road and bridge sector. New and increased interest in soft-stop technology has developed, as well as an increase in the overseas business.

         During fiscal year 2004, several new products were designed, tested and released by B&B ARMR, such as:

         o A portable/tow-able anti-terrorist crash barrier, Model 850 (a number of these products have been manufactured and shipped);
         o    A new anti-terrorist bollard product, Model B-40; and
         o Two new products in the XL product line of hydraulic gate operators, LXL and PXL, both tested to UL325 class 1, 2, 3 and 4 specifications. These new operators offer a wider range of products, enabling us to be more competitive. The LXL has seen high volume sales in part due to reduced need for technical assistance.

         The 24/7 service and maintenance group has seen an increasing volume of requests for its services, operating in and around Washington, DC, where there is a large concentration of customers. This group offers front line maintenance of our own and our competitor's products as well as third party products, frequently on an annual contract basis.

DoorTek Corporation

         DoorTek Corporation is a manufacturer of card access control and corrections security hardware and software products. DoorTek's product offerings fall into two broad categories: The DT2001 access control product line, and the DoorTek Corrections Electronics product line. These two product lines may be sold separately or as part of a complete, integrated, corrections electronics control package. Additionally, DoorTek supports a thriving business in card access control devices, readers, and ancillary devices.

         The DT2001 access control system was designed from the ground up to provide a powerful, user friendly operations and administration platform within an advanced, networked environment. A key component of the DT2001 system is the advanced NP200 node processor that provides high-speed distributed processing for all user transactions and can operate independent of the host control network without degradation in performance. The system is completely scalable, supporting anywhere from two access control portals up to thousands of portals, input/output points and other security-related devices. DoorTek has also adopted a specially-branded and enhanced version of the Intelli-Site(R) software product that provides the DT2001 system with the ability to integrate with a broad range of security products, including closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems.

         DoorTek Corrections Electronics products include stand-alone door control with optional interlock capabilities, a line of net-workable door/gate controllers that can be integrated into any cell control system, a similar line of corrections audio control products that can route intercom audio throughout a facility, and a complete line of cable interface devices that facilitate interconnection wiring in the field.

         DoorTek enjoys a strong existing installation base from which a regular flow of retrofit and upgrade business is derived. Many DoorTek systems have been installed and have been online continuously for more than 10 years. An example is the DoorTek access control system installed, and still in full operation after 14 years, at the CARA laboratory at the USNSF station at McMurdo Sound, Antarctica.

Intelli-Site, Inc.

         Our Intelli-Site(R) software product, designed and developed by Intelli-Site, Inc., allows automated security and facility controls system integration. This software allows a customer to decouple the selection of software from hardware, so that a customer can mix and match different hardware, from various manufacturers, into a single, integrated system. The open system design provided by Intelli-Site(R) provides a solution that is tailored to unique customer requirements.

         More specifically, Intelli-Site(R) allows customers to integrate a wide variety of devices from various manufacturers, such as access control, closed circuit television, badge systems, fire alarm systems, lighting control and heating, ventilation and air conditioning systems. In addition to providing centralized control, Intelli-Site(R) users can tailor the interface for ease of operation based on their unique functional requirements.

         No two companies, facilities or workgroups are identical, so each has different security requirements. Intelli-Site(R), while a standard product, allows users to define the following aspects of a security system:

         o    Configuration - what is to be integrated;
         o Graphical User Interface (GUI) - how the operator controls the system;
         o    Functionality - what the system does; and
         o    Databases - what and how data is stored.

         In the past, only a custom-designed system could provide this level of user-specific features. Other standard software products either cannot be tailored or attempt to provide limited "customization" through a fixed set of user options. With Intelli-Site(R), user-defined restrictions are limited only by the capabilities of the integrated devices.

Product Design and Development

         As of December 31, 2004, we have four employees dedicated to research, development and product engineering. We spent $653,591 and $626,004 during fiscal 2004 and 2003, respectively, related to the continual development and enhancement of the Intelli-Site(R) software product as well as the development of several new product lines in the anti-terrorist crash barrier and perimeter security divisions at B&B ARMR.

Competition

B&B ARMR Corporation

         B&B  ARMR's   competition   can  be  divided   into  four   categories:
Anti-terrorism, hydraulic gate operators, road and bridge and 24/7 service and maintenance. Anti-terrorism competition has, we believe, increased over fiscal year 2004 as the market has grown worldwide. B&B ARMR is not as large as the two main competitors (Delta Scientific and Nasatka Barriers) in the marketplace, but B&B ARMR is growing in this market sector and is using its years of engineering experience in this area to help secure that growth. In the hydraulic gate operator business, B&B ARMR has one main competitor (Hy Security) and its new product lines offer a growth platform to increase market share in the future. B&B ARMR has one principle competitor (Roadyway) in the road and bridge business, and has continually maintained its market share. B&B ARMR has a unique position within the 24/7 service and maintenance business; however, we believe others may enter this market.

DoorTek Corporation

         DoorTek's competitors include manufacturers of card access control and detention control equipment. Card access control manufacturers tend to compete on terms of scalability and within vertical markets. In terms of scalability, most manufacturers concentrate on the small to mid sized installation (up to 32 doors). There are relatively few players in the large installation market (32 to 256 doors) and even fewer in the "enterprise" market (more than 256 doors). DoorTek's technology allows it to participate at any level, but its offerings are largely concentrated in the small to mid range. Increasingly, DoorTek has been successful in the corrections and detention markets at the mid range. DoorTek's longevity of more than 25 years in the business and its large existing installation base provides it with some advantage in the retrofit and upgrade markets.

Intelli-Site, Inc.

         Many companies across the industry use the term "integrated security system" to describe their products and services. In fact, an integrated security system can range from very limited fixed function systems "integrating" as few as two sub-systems to feature-rich, real-time sophisticated software systems, including custom coded integrated solutions. Differences in functionality, performance, and price among integrated security systems vary greatly. Intelli-Site(R) has the capability to compete across the entire spectrum of integrated security systems, but currently has less than a 1% share of this market. Consequently, Intelli-Site(R) has a diverse set of competitors, depending on the complexity of the integration effort. Intelli-Site(R)'s competitors generally fall into one of three categories: Access control manufacturers, "pure" integrated systems platforms and custom software developers.

         Through our three subsidiaries, we face intense competition in the security industry. Some of our competitors are large, well-financed and established companies that have greater name recognition and resources for research and development, manufacturing and marketing than us. These competitors may be better able to compete for market share.

Employees

         As of December 31, 2004, the Company employed 101 people, all in full-time positions. None of the Company's employees are subject to collective bargaining agreements. The Company believes that relations with its employees are good.

                             DESCRIPTION OF PROPERTY

         Our principal executive offices are located at 8200 Springwood, Suite 230, Irving, Texas 75063, where we occupy 5,566 square feet of office space. The lease for the Irving facility expires on December 31, 2006. The monthly rent of this lease is $4,406, plus the costs of utilities, property taxes, insurance, repair and maintenance expenses and common area utilities.

         B&B ARMR Corporation maintains its principal location at 14113 Main Street, Norwood, Louisiana 70761, where it occupies approximately 26,000 square feet of manufacturing and office space on five acres of land. We have purchased this property subject to a mortgage agreement with the Highlands Bank. At December 31, 2004, the principal amount of the mortgage was $503,943 and we make a monthly payment in the amount of $10,561 on the mortgage. The interest rate payable on the mortgage is 10.5% per year and the amortization provisions are standard for a property of this nature. The mortgage matured on February 8, 2004 and was refinanced with a new maturity date of February 26, 2006. All other terms and conditions of the original mortgage remained the same. B&B ARMR Corporation also occupies manufacturing and office space located at 9045, 9047 and 9063 Jerry's Circle, Manassas, Virginia 20110, having an aggregate office space of 16,650 square feet. The monthly amount of rent for these properties is $12,080 and the lease for these properties expires in May 2005.

         DoorTek Corporation maintains its principal location at 9107 Marbach Road, Suite 230, San Antonio, Texas 78245, where it occupies 2,105 square feet of office space. The monthly amount of rent for this property is $1,717 and the lease is on a month-to-month basis.

         We believe that the Texas, Louisiana and Virginia properties are in good condition and that the properties, equipment, fixtures and other assets located within each of our facilities are in good condition, are adequately insured against loss and that suitable alternative facilities are readily available if the lease and mortgage agreements described above are not renewed. Additionally, we believe that our existing facilities are suitable and adequate to meet our current requirements.

         We do not make investments in:

         o    real estate
         o    interests in real estate
         o    real estate mortgages; or
         o securities of or interests in entities engaged in real estate investment activities.


                                LEGAL PROCEEDINGS

         We are subject to certain legal actions and claims arising in the ordinary course of our business and which we consider to be routine litigation incidental to our business. Although our management recognizes the uncertainties of litigation, based upon the dollar amounts involved, the nature and our management's understanding of the facts and circumstances which give rise to such actions and claims, our management believes that such litigation and claims will be resolved without material effect on our financial position, results of operations or cash flows.

                                   MANAGEMENT

         The following table sets forth information regarding our directors and executive officers as of December 31, 2004:

                         Company Officers and Directors

 Name                       Age    Position
 ------------------------   ---    --------------------------------------------
 C.A. Rundell, Jr.           72    Director, Chairman of the Board of Directors
                                   and Chief Executive Officer
 Peter Beare                 47    Director and President
 William D. Breedlove        64    Director
 Russell Cleveland           65    Director
 Robert M. Galecke           62    Director
 Frank R. Marlow             66    Director
 Paul Roland                 47    Director
 Richard B. Powell           40    Vice President, Chief Accounting Officer,
                                   and Secretary

         C. A. RUNDELL, JR. has been a Director since March 1999 and has served as Chief Executive Officer since August 2000. Mr. Rundell is also Chairman of the Board of Directors of both Intelli-Site, Inc. and DoorTek Corporation. Since 1988, Mr. Rundell has owned and operated Rundell Enterprises, a sole proprietorship engaged in providing acquisition and financial services to business enterprises. From October 1996 until December 1998, Mr. Rundell served as the Chief Executive Officer of Tyler Corporation. From April 1989 until July 2000, Mr. Rundell served as a director and the Chairman of the Board of NCI Building Systems, Inc. Mr. Rundell currently serves as a director of Renaissance US Growth Investment Trust, PLC. He is also a director of Tandy Brands Accessories, Inc., a designer, manufacturer and marketer of men's, women's and children's fashion accessories. Mr. Rundell earned an M.B.A. with Distinction from Harvard University and a B.S. in Chemical Engineering from The University of Texas at Austin.

         PETER BEARE has been a Director since June 2002. Mr. Beare is currently the Chairman of the Board of Directors of B&B ARMR Corporation. Mr. Beare was the President and Chief Operating Officer of Ultrak, Inc. from July 2000 until March 2002 and was the Vice President - Technology of Ultrak from May 2000 to July 2000. From April 1994 to May 2000, he was employed by Baxall Ltd. in the United Kingdom (UK), a subsidiary of Upperpoint, in various capacities, including Managing Director, and later joined the main board of Upperpoint as Technology Director. Prior to Baxall, Ltd., Mr. Beare was a consultant to various companies in the communications and audio industries. From 1986 to 1990, Mr. Beare was the founder and Director of Camteq, Ltd. in the UK.

         WILLIAM D. BREEDLOVE has been a Director since May 2001. Mr. Breedlove has served as President of HBW Investments, Inc., a private investment firm, since August 1996. Mr. Breedlove has held senior management positions in commercial and merchant banking for over 30 years. Prior to HBW's formation in 1996, Mr. Breedlove was chairman, managing director and co-founder of Breedlove Wesneski & Co., a private merchant banking firm. From 1984 to 1989, Mr. Breedlove also served as president and director of Equus Capital Corporation, the corporate general partner of three public and private limited partnerships operating as management leveraged buyout funds. Mr. Breedlove's experience also includes 22 years at First National Bank in Dallas, the last three years of which he served as chairman and chief executive officer of the lead bank and vice chairman of InterFirst Corporation. Mr. Breedlove currently serves as a director of NCI Building Systems, Inc., and five private companies. He has previously served as director of several other publicly-held companies, including InterFirst Corporation, Texas Oil and Gas Corporation, Dillard's Department Stores, Local Financial Corporation, and Cronus Industries, Inc. Mr. Breedlove received his B.B.A. degree in finance and banking from the University of Texas at Austin.

         RUSSELL CLEVELAND has been a Director since February 2001. Mr. Cleveland is the President, Chief Executive Officer, sole Director and the majority shareholder of Renn Capital Group, Inc. He has served as President, Chief Executive Officer and director of Renaissance Capital Growth & Income Fund III, Inc. since its inception in 1994. Mr. Cleveland is a Chartered Financial Analyst with more than 41 years experience as a specialist in investments for smaller capitalization companies. Mr. Cleveland has also served as President of the Dallas Association of Investment Analysts. He serves on the Boards of Directors of Renaissance US Investment Trust PLC, BFS US Special Opportunities Trust PLC, CaminoSoft Corp., Cover-All Technologies, Inc. and Digital Recorders, Inc., and is the chairman of Tutogen Medical, Inc. Mr. Cleveland is a graduate of the Wharton School of Commerce and Finance of the University of Pennsylvania.

         ROBERT M. GALECKE has been a Director since May 1996. Mr. Galecke is currently Senior Vice President of Finance and Administration for the University of Dallas. Prior to that, from 1993 to May 1996, he was a principal in the corporate consulting firm of Pate, Winters & Stone, Inc. From 1986 until 1992, he served as Executive Vice President, Chief Operating Officer and Chief Financial Officer of Southmark Corporation, a financial services insurance and real estate holding company. From 1989 to 1995, Mr. Galecke served as Chairman of the board, President and Chief Executive Officer of National Heritage, Inc. Mr. Galecke received a graduate degree from the School of Banking at the University of Wisconsin, Madison, and a B.S. in Economics from the University of Wisconsin at Stevens Point.

         FRANK R. MARLOW has been a Director since May 1995. Mr. Marlow served as Vice President, Sales and Marketing from October 1993 to February 1995. Mr. Marlow has been Vice President of Sales, Western Region, for ACI, a publicly traded company headquartered in Omaha, Nebraska since March 2003. ACI sells electronic payments engines to banks, credit card companies, large payment processors and merchant processors with over 600 customers around the world. In addition, Mr. Marlow is currently a Senior Partner with SMI Consulting, a sales and marketing consulting firm. Mr. Marlow was Vice President of Sales for Cofiniti, formerly Money Star, a technology company based in Austin, Texas from 1998 until 2001. From 1995 until 1998, Mr. Marlow was Vice President of Hogan Systems, a publicly traded company subsequently purchased by Computer Sciences Corp. Previously, Mr. Marlow served in various executive sales and training positions at IBM, Docutel Corporation, UCCEL Corporation and Syntelligence Corporation.

         PAUL ROLAND has been a Director since September 2003. Mr. Roland was appointed President of B&B ARMR Corporation in September 2003 and was Vice President of ARMR Services Corporation until September 2003. Mr. Roland was a founder of ARMR Services Corporation in 1998 and prior to that time served as a Vice President of a competitor in the vehicle barrier business. From 1986 until 1998, Mr. Roland was responsible for the formation of the federal sales and service office in Washington, DC. Mr. Roland worked as an engineer supporting the missions of the United States Department of State from 1984 through 1986.

         RICHARD B. POWELL, is currently the Vice President, Chief Accounting Officer and Secretary. Mr. Powell joined our company in April 1998 as Corporate Controller, became Vice President, Chief Accounting Officer in April 2001, and Secretary in May 2001. Prior to joining our company, Mr. Powell was the Accounting Manager at Medical City Dallas Hospital from 1995 to 1998, Accounting Manager of HealthCor, Inc., a home health care company, from 1993 to 1995 and Accounting Supervisor of Signature Home Care Group, Inc., a home health care company, from 1989 to 1993. Mr. Powell holds a B.S. in Accounting from McNeese State University.

                         Company's Subsidiaries Officers

 Name                         Age    Position
 --------------------------   ---    -------------------------------------------
 Theodore "Ted" Wlasowski     50     Chief Executive Officer of B&B ARMR
                                     Corporation
 Robert "Kent" Mansfield      42     Vice President, Chief Operating Officer and
                                     Chief Financial Officer of B&B ARMR
                                     Corporation
 Robert "Bob" Gardner         70     President of DoorTek Corporation
 G.M. "John" Ulibarri         46     President and Chief Executive Officer of
                                     Intelli-Site, Inc.


         THEODORE  "TED"  WLASOWSKI is the Chief  Executive  Officer of B&B ARMR
Corporation. Mr. Wlasowski joined the company in January 2004 and became the chief executive officer of B&B ARMR in October 2004. Prior to joining our company, from 2001 to 2004, Mr. Wlasowski served as Chief Executive Officer, President and Chief Operating Officer of Isotag. From 1998 to 2000, Mr.
Wlasowski  served as  Executive  Vice  President  and COO of  Ultrak,  Inc.  Mr.
Wlasowski graduated Magna Cum Lade from Seton Hall University in 1976 with a B.S. in Business Administration.

         ROBERT "KENT" MANSFIELD is the Vice President, Chief Operating Officer and Chief Financial Officer of B&B ARMR Corporation. Mr. Mansfield joined our company in January 2005. Prior to joining our company, from 1995 to 2004 Mr. Mansfield has held various other positions as CFO, COO and other executive level positions in both private and public companies. Mr. Mansfield received a B.B.A. in Finance from Texas Tech University in 1994.

         ROBERT "BOB" GARDNER is the President of DoorTek Corporation. Mr. Gardner joined our company in December 2004, when we acquire DoorTek. Mr. Gardner has served as the President of DoorTek since 1998. Prior to his employment at DoorTek, Mr. Gardner held senior management and sales positions with EO-Integrated Systems, Xetron Corporation, Kidde Automated Systems and Dukane Automated Systems, Inc.

         G.M. "JOHN" ULIBARRI, is the President and Chief Executive Officer of Intelli-Site, Inc. Mr. Ulibarri joined our company in April 2001 as Vice President of Engineering and Operations, was promoted to Executive Vice
President in December of 2002, and President in January of 2004. Prior to joining our company, Mr. Ulibarri served in various senior management and engineering positions with major security and communications systems integration concerns throughout the US. Mr. Ulibarri holds a B.S. in Computer Engineering from the University of New Mexico.

         The SEC has adopted rules to implement certain requirements of the Sarbanes-Oxley Act of 2002 pertaining to audit committees. One of the rules adopted by the SEC requires a company to disclose whether it has an "audit committee financial expert" serving on its audit committee. Based on its review of the criteria of an audit committee financial expert under the rules adopted by the SEC, our board of directors has determined that Mr. Galecke is an "audit committee financial expert," as that term is defined in Item 401(e) of Regulation S-B promulgated by the Securities and Exchange Commission.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

         The following table shows the compensation of the Chief Executive Officers and the executive officers of the company and its subsidiaries whose compensation exceeded $100,000 for the fiscal years ended June 30, 2004, 2003 and 2002.

                                                                                       Long-Term
                                             Annual Compensation                   Compensation Award
                                   -----------------------------------------    ------------------------
                                                                                              Securities
                                                                   Other        Restricted    Underlying
                                                                   Annual         Stock        Options/
  Name and Principal Position      Year     Salary     Bonus    Compensation      Awards         SARs
 -----------------------------     ----    --------    -----    ------------    ----------    ----------
 C. A. Rundell, Jr.                2004    $ 50,000       --              --        28,433       300,000
    Chairman of the Board and      2003      50,000       --              --        41,753        23,298
       Chief Executive Officer     2002      24,000       --              --            --       596,518

 Peter Beare                       2004    $185,500       --              --            --       450,000
   Chief Executive Officer         2003      22,250       --              --            --       100,000
   B&B ARMR Corporation (1)

 Paul Roland                       2004    $104,500       --              --            --            --
   President
   B&B ARMR Corporation (2)

 Scott Rosenbloom                  2004    $104,500       --              --            --            --
   Executive Vice-President
   B&B ARMR Corporation (2)

 Jack G. Caldwell                  2004    $ 13,375       --              --            --            --
    President                      2003     160,500       --              --            --            --
    B&B Electromatic, Inc. (3)     2002     160,000       --              --            --            --

 Lars H. Halverson                 2004    $     --       --              --            --            --
    President                      2003          --       --              --            --            --
    Intelli-Site, Inc. (4)         2002      70,417       --              --            --       100,000
 --------------------

(1) Began employment on May 19, 2003.
(2) Began employment on September 5, 2003.
(3) Resigned as of July 31, 2003.
(4) Began employment on January 16, 2001 and resigned as of January 15, 2002.

No other executive officer's salary and bonus exceeded $100,000 annually and no executive had any form of long-term incentive plan compensation arrangement with the company during the fiscal years ended June 30, 2004, 2003 and 2002.

Stock Option Grants

         The following table provides information concerning the grant of stock options during the twelve months ended June 30, 2004 to the named executive officers:

                                 Number of          % of Total Options/SARs
                           Securities Underlying     Granted To Employees       Exercise      Expiration
            Name           Options/SARs Granted         In Fiscal Year            Price          Date
 ----------------------    ---------------------    -----------------------    -----------    ----------
 C. A. Rundell, Jr. (1)          300,000                     18.83%             $   0.45       09/05/13
 Peter Beare (1)                 250,000                     15.69%             $   0.45       09/05/13
 Peter Beare (1)                 200,000                     12.55%             $   0.30       12/05/13
 ----------------------

(1) The vesting schedule for these options is: 25% six months from the grant date and 25% each year thereafter.

Option Exercises and Holdings

         The following table provides information related to the number of shares received upon exercise of options, the aggregate dollar value realized upon exercise, and the number and value of options held by the named executive officers of the company at June 30, 2004.

                                          Number of Securities             Value of Unexercised
                                         Underlying Unexercised         In-The-Money Options/SARs
                                             Options/SARs At                At Fiscal Year End
                                             Fiscal Year End           ----------------------------
                                      ----------------------------
 For the 12 Months Ended 06/30/04     Exercisable    Unexercisable     Exercisable    Unexercisable
 --------------------------------     -----------    -------------     -----------    -------------
         C. A. Rundell, Jr.             870,927         362,500        $   232,232    $      59,125
         Peter Beare                    162,500         387,500             43,000           86,000
         Gerald K. Beckmann             314,473              --                 --               --

Employment Agreements

         As a part of the acquisition of ARMR Services Corporation on September 5, 2003, we entered into employment agreements with Paul Roland and Scott Rosenbloom, the former executive officers of ARMR Services Corporation. The employee agreements are for a period of three (3) years at a base salary of $125,000 per year. As a part of Mr. Roland's employment agreement, Mr. Roland was granted a seat on our board of directors.

Director Compensation

         Currently, directors are compensated by either restricted stock awards or incentive stock options, at the choice of the individual director, in an amount equivalent to $10,500 annually for serving on the board in addition to $1,250 for each committee on which they serve. All directors are reimbursed for their out-of-pocket expenses incurred in connection with their attendance at board meetings.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following table summarizes the promissory notes that we issued during fiscal year ended 2003. Each of the recipients of these notes were, and continue to be, holders of greater than five percent of our common stock. These notes are not convertible and accrue interest at a rate of 8% per year. The form of each of these non-convertible promissory notes is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2003. As a part of each of the transactions detailed in the table below, we issued stock purchase warrants. Each of the stock purchase warrants entitles the holder to purchase from the us, at any time, and in whole or in part, shares of our common stock, as indicated in the table below, for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

 ----------------------------------------------------------------------------------------------------------------
                                                 |                  |            |                  | Number of
                                                 |     Date of      | Amount of  |     Maturity     |   Stock
                     Entity                      |    Promissory    | Promissory |     Date (1)     |  Purchase
                                                 |       Note       |    Note    |                  |  Warrants
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance Capital Growth & Income Fund, III   |September 5, 2002 | $   75,000 |September 5, 2003 |    375,000
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance US Growth Investment Trust PLC      |September 5, 2002 |     75,000 |September 5, 2003 |    375,000
 ------------------------------------------------|------------------|------------|------------------|------------
 BFS US Special Opportunities Trust PLC          |March 11, 2003    |    250,000 |March 11, 2004    |  1,250,000
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance Capital Growth & Income Fund, III   |April 23, 2003    |    100,000 |April 23, 2004    |    500,000
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance US Growth Investment Trust PLC      |April 23, 2003    |    100,000 |April 23, 2004    |    500,000
 ------------------------------------------------|------------------|------------|------------------|------------
 BFS US Special Opportunities Trust PLC          |April 23, 2003    |    100,000 |April 23, 2004    |    500,000
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance US Growth Investment Trust PLC      |May 30, 2003      |    200,000 |May 30, 2004      |  1,000,000
 ------------------------------------------------|------------------|------------|------------------|------------
 BFS US Special Opportunities Trust PLC          |May 30, 2003      |    200,000 |May 30, 2004      |  1,000,000
 ------------------------------------------------|------------------|------------|------------------|------------
 Renaissance Capital Growth & Income Fund, III   |June 18, 2003     |    100,000 |June 18, 2004     |    500,000
 ----------------------------------------------------------------------------------------------------------------

 -------------------

(1) The maturity date on all these promissory notes was extended until September 30, 2004.

         In exchange for an aggregate of $100,000 cash investment received on January 13, 2003, we issued a promissory note to The Rundell Foundation. C. A. Rundell, Jr., our Chairman and Chief Executive Officer, is a Trustee of The Rundell Foundation. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 9% that is due on the first day of each month. The promissory note, plus interest, was originally due on January 13, 2004. This maturity date was extended until September 30, 2004. The form of this non-convertible promissory note is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2004. As a part of the cash investment, on January 13, 2003, we issued a stock purchase warrant to The Rundell Foundation. The stock purchase warrant entitles The Rundell Foundation to purchase from us, at any time, and in whole or in part, 500,000 fully paid and non-assessable shares of our common stock for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

         In exchange for a $500,000 cash investment, on September 5, 2003, we issued a convertible promissory note to BFS, which owns greater than five percent of our common stock. The convertible promissory note is in the original principal amount of $500,000 and has an annual interest rate of 7% and is payable in monthly installments on the first day of each month. The convertible promissory note, plus interest, is due on September 5, 2008. The convertible promissory note is convertible at the option of BFS into shares of our common stock at a conversion price of $0.40 per share. We have the right to call the convertible promissory note if the market price of our common stock rises above $0.60 per share for a period of 60 days.

         In exchange for a $100,000 cash investment, on September 26, 2003, we issued a promissory note to C. A. Rundell, Jr., our Chairman and Chief Executive Officer. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%. The promissory note, plus accrued interest, was due on April 1, 2004. The due date of this note was extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month. As a part of this financing, we also issued a stock purchase warrant to Mr. Rundell, Jr. The stock purchase warrant entitles Mr. Rundell to purchase 125,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

         In exchange for a total $400,000 cash investment, on October 1, 2003, we issued a promissory note to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC, which collectively own greater than five percent of our common stock. Each of the two promissory notes is in the original principal amount of $200,000 and has an annual interest rate of 7%. The promissory notes, plus accrued interest, were due on April 1, 2004. The due date of these notes was extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month. As a part of this financing, we issued a stock purchase warrant to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. Each of the two stock purchase warrants entitles each of the Renaissance entities to purchase 250,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

         During the fiscal year ended June 30, 2004, Mr. Rundell, our Chairman and Chief Executive Officer, issued a personal letter of credit, supported by a certificate of deposit, in the amount of $70,000 in order to meet the bonding requirements of a specific construction project of B&B ARMR Corporation. The interest rate on this transaction was 6% per year. The letter of credit and related certificate of deposit was subsequently refinanced and restructured as a line of credit in the amount of $450,000 supported by municipal bonds held individually by Mr. Rundell. We agreed to compensate Mr. Rundell at the rate of 2.5% per annum for the amount of the line of credit used by us to service bonding and meet working capital needs. As of December 31, 2004, the amount of credit extended by Mr. Rundell to service the Company's bonding needs is $95,000. Through December 31, 2004, we received an additional $330,000 under this line of credit to support working capital needs. These arrangements were approved by our board of directors.

         In exchange for an aggregate of $150,000 cash, on July 28, 2004, we issued a promissory note to C. A. Rundell, Jr. The original promissory note was in the principal amount of $150,000, had an annual interest rate of 9% which was due at maturity and was secured by a specific invoice of B&B ARMR Corporation issued to Horne Engineering. The promissory note, plus accrued interest, was due on October 28, 2004. In November of 2004, this note was exchanged for a $150,000 subordinated 10% convertible promissory note as a part of our placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes.

         In exchange for a $1,000,000 cash investment, on August 5, 2004, we issued a convertible promissory note to BFS. The original convertible promissory note was in the principal amount of $1,000,000 and had an annual interest rate of 10% and was payable in monthly installments on the first day of each month. The original convertible promissory note, plus interest, was due on August 5, 2009. The convertible promissory note was convertible at the option of BFS into our common stock at a conversion price of $0.38 per share. We had the right to call the convertible promissory note if the market price of our common stock rose above $0.60 per share for a period of 60 days. This convertible promissory note was subsequently refinanced as a part of our placement of placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes in November 2004.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number and percentage of outstanding shares of common stock and other classes of our equity securities entitled to vote on all matters submitted to a vote by holders of common stock, beneficially owned as of February 11, 2005 by (a) each director and named executive officer of the company, (b) all persons who are known by the company to be beneficial owners of 5% or more of the company's outstanding common stock and (c) all officers and directors of the company as a group. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. The company's common stock and Series D preferred stock are its only classes of voting securities. All of the Series D preferred stock is convertible into shares of common stock at any time. The holder of each share of Series D preferred stock is entitled to one vote for each share of common stock into which such share of Series D preferred stock could then be converted. Presently, the holder of each share of Series D preferred stock is entitled to 25 votes. For purposes of the beneficial ownership calculations below, the Series D preferred stock is included in this table on an "as converted" basis.

                                                                          Number of Shares
                                                                            Beneficially        Percent
                      Name of Beneficial Owner                               Owned (1)        of Class (1)
 -------------------------------------------------------------------      ----------------    ------------
 Renaissance Capital Growth & Income Fund III, Inc. (2)                        27,631,591           32.7%
 Renaissance US Growth Investment Trust PLC (3)                                27,204,166           32.2%
 BFS US Special Opportunities Trust PLC (4)                                     8,225,460            9.7%
 Russell Cleveland (5)(6)(7)                                                   63,147,590           74.6%
 C. A. Rundell, Jr. (5)(6)(8)                                                   5,893,163            7.0%
 Mary Roland (5)(6)                                                             5,000,000            5.9%
 The Rosenbloom Trust (5)                                                       5,000,000            5.9%
 William D. Breedlove (5)(6)(9)                                                   570,927            0.7%
 Peter Beare (5)(6)(10)                                                           375,000            0.4%
 Frank R. Marlow (5)(6)(11)                                                       362,213            0.4%
 Robert M. Galecke (5)(6)(12)                                                     287,038            0.3%
 Richard B. Powell (5)(6)(13)                                                     203,200            0.2%
 G.M. "John" Ulibarri (5)(6)(14)                                                  175,000            0.2%
 Theodore Wlazowski (5)(6)(15)                                                     57,500            0.1%
 Robert "Bob" Gardner (5)(6)                                                      114,286            0.1%
 All current directors and executive officers as a group (10 persons)          71,185,917           84.1%

 ---------------------

(1) Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2) Includes 19,648 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 375,000 shares of common stock issuable upon the exercise of warrants within 60 days; and 187,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days. The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(3) Includes 19,229 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 375,000 shares of common stock issuable upon the exercise of warrants within 60 days; and 187,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days. The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(4) Includes 5,197,368 shares of common stock issuable upon the exercise of outstanding convertible promissory notes within 60 days. The address for this company is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(5) The address for this person is 8200 Springwood Drive, Suite 230, Irving, TX 75063.

(6) Mr. Rundell is a director, chairman of the board and chief executive officer of the company. Messrs. Beare, Breedlove, Cleveland, Marlow, and Galecke are directors of the company. Mr. Beare became the president of the company effective October 22, 2004. Ms. Roland is the spouse of Mr. Paul
     Roland, who became director of the company on September 5, 2003. Mr. Ulibarri became the president and chief executive officer of Intelli-Site, Inc., effective January 1, 2004. Mr. Powell is vice president, chief accounting officer and secretary of the company. Mr. Wlazowski became chief executive officer of B&B ARMR Corporation, effective October 22, 2004. Mr. Gardner retained his position as President of DoorTek Corporation upon the company's acquisition of DoorTek on December 15, 2004.

(7) Includes 80,616 shares of common stock issuable upon the exercise of outstanding options excercisable within 60 days; 750,000 shares of common stock issuable upon the exercise of warrants within 60 days; and 375,000 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days. The address for this person is 8080 N. Central Expressway, Suite 210, Dallas, TX 75206.

(8) Includes 1,008,427 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days; 966,672 shares of common stock issuable upon the exercise of warrants within 60 days; and 331,250 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(9) Includes 184,872 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days and 45,677 shares of common stock issuable upon the exercise of warrants within 60 days.

(10) Includes 275,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(11) Includes 182,296 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days; 20,833 shares of common stock issuable upon the exercise of warrants within 60 days; and 31,250 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(12) Includes 182,296 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days; 8,333 shares of common stock issuable upon the exercise of warrants within 60 days; and 12,500 shares of common stock issuable upon the conversion of Series D preferred stock within 60 days.

(13) Includes 203,200 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(14) Includes 175,000 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

(15) Includes 57,500 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days.

                            DESCRIPTION OF SECURITIES

General

         The following discussion summarizes our capital stock and describes certain provisions of our certificate of incorporation and bylaws. The information in this section is a summary only and is qualified by reference to our certificate of incorporation and our bylaws, which have been filed as exhibits to this registration statement, of which this prospectus forms a part. Our authorized capital stock consists of 150,750,000 shares of common stock, par value $.01 per share, and 750,000 shares of preferred stock, par value $.01 per share. As of February 11, 2005, we had 85,056,612 shares of common stock and 100,750 shares of preferred stock issued and outstanding.

Common Stock

         The holders of our common stock are entitled to dividends, if any, as our board of directors may declare from time to time from legally available funds, subject to the preferential rights of the holders of any shares of our preferred stock currently issued and outstanding or that we may issue in the future. Except as otherwise required by law, the holders of our common stock are entitled to one vote per share on any matter to be voted upon by stockholders. Our bylaws require that a majority of our issued and outstanding shares need be represented, in person or by proxy, to constitute a quorum and to transact business at a stockholders' meeting.

         Under the Delaware General Corporation Law, cumulative voting for directors will be denied unless such provision is specifically set forth in a corporation's certificate of incorporation. We have not included a provision in our certificate of incorporation providing for cumulative voting for the election of directors. Accordingly, directors will be elected by a plurality of the shares voting once a quorum is present. No holder of any shares of common stock has a preemptive right to subscribe for any of our securities, nor are any common shares subject to redemption or convertible into other securities.

         Upon our voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding up of our affairs, the holders of our common stock are entitled to share, on a pro rata basis, all assets remaining after payment to creditors and subject to prior distribution rights, if any, on shares of preferred stock currently issued and outstanding or that we may issue in the future. All of the outstanding shares of common stock are fully paid and non-assessable.

Common Stock Purchase Warrants

         There are currently outstanding warrants to purchase an aggregate of 6,031,118 shares of common stock at exercise prices ranging from $0.20 to $1.00 per share. We issued these warrants in connection with previous equity private placements and also in consideration for services rendered. Additionally, in connection with our initial public offering in 1993, we issued warrants to purchase shares of our common stock. As of February 11, 2004, warrants to purchase 6,031,118 shares of our common stock remain outstanding.

Common Stock Options

         There are currently outstanding options to purchase an aggregate of 5,648,602 shares of common stock, at exercise prices ranging from $0.125 to $2.375 per share. Our 1993 Stock Option Plan provides for grants of options for up to 500,000 shares of common stock. Under the plan, options must be granted with an exercise price not less than the fair market value on the date of issue. Our 1997 Omnibus Stock Plan provides for the granting of 7,500,000 incentive stock options, non-statutory stock options, stock appreciation rights, awards of stock and stock purchase opportunities to its our directors, employees and consultants. Under the 1997 Omnibus Stock Plan, incentive stock options may only be granted to our employees or directors. Option exercise prices, in general, are equal to the market price at date of grant. Shares under grant generally become exercisable over three years and expire after ten years.

Preferred Stock

         Our certificate of incorporation and bylaws authorize the issuance of up to 750,000 shares of "blank check" preferred stock with such rights and preferences as our board of directors, without further shareholder approval, may determine from time to time. Of these authorized preferred shares, we have designated:

         o    9,500 shares as Series A $20 Convertible Preferred Stock,
         o    40,000 shares as Series B $20 Convertible Preferred Stock,
         o    12,500  as Series C $20  Convertible  Preferred  Stock,
         o    150,000 shares as Series D $20 Convertible Preferred Stock,
         o    150,000 shares as Series E $20 Convertible Preferred Stock,
         o 80,000 shares as Series F Cumulative Convertible Preferred Stock, and
         o    300,000 shares of Series G Cumulative Convertible Preferred Stock.

         As of February 11, 2005, there were no shares of Series B, Series C, Series E, Series F or Series G preferred stock outstanding and we have no intention of issuing any shares of any of these classes of preferred stock now or in the future. With respect to the Series B preferred stock and Series C preferred stock, we have filed certificates of elimination for each of such series and, as a result, these series no longer exist. All preferred stock ranks senior to common stock as to payment of dividends and distributions of assets.

         As of February 11, 2004, we had 9,500 shares of Series A preferred stock outstanding. Holders of the Series A preferred stock are not entitled to receive any dividends, and have no voting rights unless otherwise required pursuant to Delaware law. Each share of the Series A preferred stock may, at the company's option, be converted into 20 shares of common stock at any time after
(1) the closing bid price of the common stock is at least $2.00 for at least 20 trading days during any 30 trading day period, and (2) the shares of common stock to be received on conversion have been registered or otherwise qualified for sale under applicable securities laws. The holders of the Series A preferred stock have the right to convert each share into 20 shares of common stock at any time. Upon any liquidation, dissolution, or winding up of the company, the holders of the Series A preferred stock are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

         As of February 11, 2004, we had 91,250 shares of Series D preferred stock outstanding. Holders of the Series D preferred stock are entitled to receive dividends at the annual rate of 9% per share paid quarterly in cash. Since June 30, 2001, the holders of the Series D preferred stock have been offered the option to receive the quarterly dividend in the common stock of the company. The holders who elected this option have received the restricted stock based on a 25% discount from the market price on a 20 day average based on the 10 days before and the 10 days after the dividend due date. The holders of the Series D preferred stock have voting rights of one vote for each share of common stock into which the preferred stock is convertible. Beginning on November 15, 2004 we may redeem the Series D preferred stock upon not less than 30 days' notice, in whole or in part, plus all accrued but unpaid dividends. After notice and prior to the expiration of the 30-day notice period, holders of the Series D preferred stock will have the option to convert the Series D preferred stock into common stock prior to the redemption. Each share of the Series D preferred stock may, at the company's option beginning on November 15, 2000, be converted into 25 shares of common stock at any time after (1) the closing bid price of the common stock exceeds $2.00 for at least 20 trading days during any 30 trading day period, and (2) the company has sustained positive earnings per share of common stock for the two previous quarters. The holders of the Series D preferred stock have the right to convert each share into 25 shares of common stock at any time. The holders of the Series D preferred stock are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

Anti-Takeover Provisions

         A number of provisions of the Delaware General Corporation Law and our certificate of incorporation and bylaws may have the effect of discouraging, delaying or preventing takeovers or changes of control or management of our company. For example, under our certificate of incorporation, our board of directors may issue preferred stock and set the voting rights, conversion rights, preferences, and other terms of the preferred stock. Such a provision could be used by our board of directors to discourage takeover attempts not first approved by our board of directors, including takeovers which may be considered by some stockholders to be in their best interests.

         Also, our certificate of incorporation and bylaws provide that whenever a vote of our stockholders is required or permitted to be taken to authorize or approve any action, such action may be taken without a stockholders' meeting, without prior notice, and without a vote, only if a consent in writing, setting forth the action to be taken, is signed by all of the holders of our voting shares. No action may be taken without a meeting unless such action is unanimously approved by our stockholders.

         We are subject to Section 203 of the Delaware General Corporation Law, which we refer to as Section 203. In general, Section 203 prevents a person who owns 15% or more of our outstanding voting stock, an "interested stockholder," from engaging in some business combinations with us for three years following the time that that person becomes an interested stockholder unless one of the following occurs:

         o the board of directors either approves the business combination or the transaction in which the person became an interested stockholder before that person became an interested stockholder;
         o upon consummation of the transaction which resulted in the person becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding stock held by:
              o    directors who are also officers of our company; and
              o employee stock plans that do not provide employees with the right to determine confidentiality whether shares held subject to the plan will be tendered in a tender or exchange offer; or
         o at or subsequent to the time that the transaction in which the person became an interested stockholder, the business combination is:
              o    approved by the board of directors; and
              o authorized at a meeting of stockholders by the affirmative vote of the holders of at least two-thirds of our outstanding voting stock which is not owned by the interest stockholder.

         For purposes of Section 203, the term "business combinations" includes mergers, consolidations, asset sales or other transactions that result in a financial benefit to the interested stockholder and transactions that would increase the interested stockholder's proportionate share ownership of our company.

         Under some circumstances, Section 203 makes it more difficult for an interested stockholder to effect various business combinations with us for a period of three years after the stockholder becomes an interested stockholder. Although our stockholders have the right to exclude us from the restrictions imposed by Section 203, they have not done so. Section 203 may encourage companies interested in acquiring us to negotiate in advance with the board of directors, because the requirement stated above regarding stockholder approval would be avoided if a majority of the directors approves, prior to the time the party became an interested stockholder, either the business combination or the transaction which results in the stockholder becoming an interested stockholder.

         These types of provisions and restrictions could likely discourage or make more difficult a merger, tender offer, proxy contest or other takeover attempt, even if they might be favorable to the interests of our stockholders, and could potentially depress the market price of our common stock.

Limitation of Liability and Indemnification of Officers and Directors

         Section 145 of the Delaware General Corporation Law provides, in summary, that directors and officers of Delaware corporations are entitled, under certain circumstances, to be indemnified against all expenses and liabilities (including attorneys' fees) incurred by them as a result of suits brought against them in their capacity as a director or officer, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful; provided that no indemnification may be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to us, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Any such indemnification may be made by us only as authorized in each specific case upon a determination by the stockholders, disinterested directors or independent legal counsel that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except for liability:

         o for any breach of the director's duty of loyalty to us or our stockholders,
         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
         o    under Section 174 of the Delaware General Corporation Law, or
         o for any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for the liabilities arising under Securities Act of 1933 may be permitted to our directors, officers or persons controlling our company pursuant to the provisions described above, we have been informed that in the opinion of SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Transfer Agent

         The name of our transfer agent is American Stock Transfer & Trust Company and its offices are located at 6201 15th Avenue, Brooklyn, NY 11219.

                              SELLING STOCKHOLDERS

         This prospectus covers offers and sales of our common stock from time to time by each of the selling stockholders set forth below. Each of the selling stockholders acquired, or will acquire upon the exercise or conversion of our debt or equity securities, their shares of common stock pursuant to a private placement by us of our equity securities, warrants or convertible promissory notes. Each of the selling stockholders currently holds or has the right to acquire one or more of the following:

         o    shares of our common stock,
         o shares of our common stock issuable upon the conversion of convertible promissory notes,
         o shares of our common stock issuable upon the conversion of our Series A preferred stock or Series D preferred stock, and
         o    shares of our common stock issuable upon the exercise of warrants.

         Pursuant to Rule 416 of the Securities Act, the selling stockholders may also offer and sell shares of common stock issued as a result of, among other events, stock splits, stock dividends and similar events which result in such selling stockholder holding additional shares of common stock or having the right to receive additional shares of common stock.

Shares of Common Stock Issuable Upon the Conversion of Convertible Promissory Notes

         On November 30, 2004, we entered into a Loan Agreement with several purchasers of our Subordinated 10% Convertible Promissory Notes. Pursuant to the terms of the Loan Agreement, we were authorized to sell an aggregate principal amount of up to $6,000,000 in convertible promissory notes. The Loan Agreement contains various representations, warranties and covenants of the parties customary for such a transaction. We have agreed to indemnify the purchasers of the notes against various liabilities, including certain liabilities that may arise under the Securities Act of 1933.

         Each note sold that we sold:

         o    is subordinated to certain of other of our indebtedness,
         o    is due and payable on November 30, 2009,
         o provides interest to the holder of the note at a rate of 10% per annum, and
         o is convertible into our common stock at the conversion rate of $0.38 per share of common stock.

         On December 15, 2004, pursuant to the terms of the Loan Agreement, we completed the private placement of an aggregate principal amount of $4,118,000 of convertible promissory notes to 40 accredited investors. Since each note is convertible into the shares of our common stock at the conversion rate of $0.38 per share, in the aggregate, the notes are convertible into a total of 10,836,842 shares of our common stock.

         We agreed with each purchaser of the notes that we would register the shares common stock that may be issued to such purchaser upon the conversion of the notes. We agreed to register the shares of common stock pursuant to the terms and provisions of a Registration Rights Agreement, dated November 30, 2004, that we entered into with each of the purchasers of the notes. This prospectus covers each of the shares of common stock that may issued to a purchaser of the notes upon conversion of the notes.

         Pursuant to the terms of the Registration Rights Agreement and subject to certain other provisions contained therein, if we fail to timely meet certain of our obligations under the Registration Rights Agreement, then, in addition to any other rights the holder or holders of the notes may have pursuant to the Registration Rights Agreement or under applicable law: (i) on each such date when we have failed to timely perform, we will have to pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the Loan Agreement for any registrable securities then held by such holder; and (ii) on each monthly anniversary of each such event date (if the applicable event shall not have been cured by such date) until the applicable event is cured, we will pay to each holder an amount in cash, as partial liquidated damages and not as a penalty, equal to 1.0% of the aggregate purchase price paid by such holder pursuant to the Loan Agreement for any registrable securities then held by such holder.

         Our sales of the notes described above and our issuance of the shares of common stock issuable upon the conversion of such notes were (and will be upon conversion) exempt from the registration requirements of Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933, and pursuant to Rule 506 of Regulation D of the Securities Act of 1933. A Rule 506 exemption was available (and will be available) for these sales because we sold notes and issued common stock only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on each certificate issued describing the restrictions against resale; and a Form D was filed with the SEC and in each state where the purchasers of the notes reside. In connection with this transaction, we agreed to pay to the finder, Roth Capital Group, a convertible promissory note in the principal amount of $168,000 and warrants exercisable at $0.38 per share, to purchase 276,316 shares of common stock, which are covered by this prospectus.

Additional Registration Rights

         On several occasions during the last six years, we have issued and sold to various purchasers:

         o    shares of our common stock,
         o shares of our common stock issuable upon the conversion of convertible promissory notes,
         o shares of our common stock issuable upon the conversion of our Series A Preferred Stock or Series D Preferred Stock, and
         o    shares of our common stock issuable upon the exercise of warrants.

         Each of such sales were exempt from the  registration  requirements  of
Section 5 of the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act, and pursuant to Rule 506 of Regulation D of the Securities Act of 1933. A Rule 506 exemption was available for these sales because we sold or issued such securities only to accredited investors; we did not solicit or advertise the sales; a restrictive legend was placed on each certificate or instrument issued describing the restrictions against resale; and a Form D was filed with the SEC and in each state where the purchasers of such securities reside. In connection with certain of these sales and issuances of our securities, we agreed to register such the shares of common stock that we sold, the shares of common stock that may be issued upon the conversion of convertible promissory notes or preferred securities that we sold or the shares of common stock that may be issued upon the exercise of the warrants that we sold. We agreed to register such shares of common stock pursuant to the terms and provisions of the registration rights agreements set forth below.

         o Registration Rights Agreement, dated as of February 22, 1999, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

         o Registration Rights Agreement, dated as of October 20, 2000, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

         o Registration Rights Agreement, dated as of September 27, 2001, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC.

         o Registration Rights Agreement, dated as of November 9, 2001, among the Company and C.A. Rundell, Jr.

         o Registration Rights Agreement, dated as of March 11, 2003, among the Company and BFS US Special Opportunities Trust PLC a public limited company registered in England and Wales.

         o Registration Rights Agreement, dated as of September 5, 2003, among the Company, Mary Roland and Ann Rosenbloom.

         o Registration Rights provided to holders of the Company's Series A Preferred Stock, as set forth in the Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock.

         This prospectus covers each of the shares of common stock that we have sold and each of the shares of common stock that may issued to a holder of warrants, a purchaser of our promissory notes or a purchaser of our preferred securities upon the conversion or exercise of the warrants, promissory notes or preferred securities, respectively.

Selling Stockholders Table

         The following table sets forth:

         o    the name of each selling stockholder;
         o the number or shares of common stock beneficially owned by each selling stockholder as of the date of this prospectus, giving effect to the conversion of the selling stockholders' convertible securities and exercise of warrants into shares of common stock;
         o the number of shares of common stock being offered by each selling stockholder;
         o the number of shares of common stock represented by convertible promissory notes;
         o the number of shares of common stock represented by preferred stock;
         o the number of shares of common stock represented by exercisable warrants;
         o the number of shares of common stock to be owned by the selling stockholder after the offering; and
         o the percent of the class of common stock to be owned after the offering.

         Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and includes any securities which the person has the right to acquire within 60 days of the date of this prospectus through the conversion or exercise of options, warrants, promissory notes and any other security or other right. Solely for purposes of the selling stockholder table below, we have disregarded the restriction described above and determined beneficial ownership based on the rules of the SEC. The information below is as of February 11, 2005 and has been furnished by the respective selling stockholders.

         The table below was prepared based on information supplied to us by the selling stockholders. We may amend or supplement this prospectus from time to time to update the disclosure set forth in the table. Because the selling stockholders identified in the table may sell some or all of the shares owned by them which are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares, no estimate can be given as to the number of shares available for resale hereby that will be held by the selling stockholders upon termination of the offering made hereby. We have therefore assumed, for the purposes of the following table, that the selling stockholders will sell all of the shares owned by them that are being offered hereby. None of the selling stockholders has held any position or office or had any material relationship with us or any of our affiliates in the last three years, other than as described in this prospectus.

 ----------------------------------------------------------------------------------------------------------------------
                            |             |            |            |Shares      |Shares      |            |
                            |             |            |Shares      |Offered     |Offered     |            |
                            |             |            |Offered     |from        |from        |            |
                            |             |            |from        |Conversion  |Conversion  |            |
                            |             |            |Exercise    |of          |of          |            | Percent
                            |Shares       |Shares      |of          |Promissory  |Preferred   |Shares      | of Common
                            |Beneficially |Offered     |Warrants    |Notes       |Stock       |Beneficially| State
                            |Owned        |Pursuant    |Pursuant    |Pursuant    |Pursuant    |Owned       | Owned
                            |Before the   |to this     |to this     |to this     |to this     |After       | After
 Selling Stockholder        |Offering     |Prospectus  |Prospectus  |Prospectus  |Prospectus  |Offering    | Offering
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Renaissance US Growth &    |27,631,591   |27,611,943  |250,000     |            |187,500     |27,631,591  | 27.8%
 Income Trust, III          |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Renaissance US Growth      |27,204,166   |27,184,937  |250,000     |            |187,500     |27,204,166  | 27.3%
 Investment Trust PLC       |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 BFS US Special             |8,225,460    |8,225,460   |            |5,197,368   |            |8,225,460   |  8.3%
 Opportunities Trust PLC    |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Mary Roland                |5,000,000    |5,000,000   |            |            |            |5,000,000   |  5.0%
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Rosenbloom Trust           |5,000,000    |5,000,000   |            |            |            |5,000,000   |  5.0%
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 C.A. Rundell, Jr.          |5,893,163    |3,469,190   |745,838     |394,736     |81,250      |5,893,163   |  5.9%
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 The Rundell Foundation     |3,120,564    |1,560,282   |            |            |250,000     |3,120,564   |  3.1%
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Lagunitas Partners, LP     |921,052      |921,052     |            |921,052     |            |921,052     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Roth Capital Partners      |718,421      |718,421     |276,316     |442,105     |            |718,421     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Cordillera Fund, LP        |526,315      |526,315     |            |526,315     |            |526,315     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Katharine Bard Dickson &   |394,736      |394,736     |            |394,736     |            |394,736     |   *
 Mark A. Dickson, Joint     |             |            |            |            |            |            |
 Tenants                    |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Ralph A. Bard, Sr. Trust   |315,789      |315,789     |            |315,789     |            |315,789     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Leonard M. Herman Trust    |263,157      |263,157     |            |263,157     |            |263,157     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Dale F. Snavely            |263,157      |263,157     |            |263,157     |            |263,157     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Gruber & McBaine           |263,157      |263,157     |            |263,157     |            |263,157     |   *
 International              |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Jon D. and Linda W. Gruber |263,157      |263,157     |            |263,157     |            |263,157     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 The Rundell Family         |500,000      |250,000     |            |            |            |500,000     |   *
 Limited Partnership        |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Bourquin Family Trust      |210,526      |210,526     |            |210,526     |            |210,526     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Philip J. Hempleman        |160,000      |160,000     |            |            |160,000     |160,000     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Ralph A. L. Bogan, Jr.     |157,894      |157,894     |            |157,894     |            |157,894     |   *
 Trust                      |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Sidney N. Herman           |157,894      |157,894     |            |157,894     |            |157,894     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Susan W. McMillan Trust    |157,894      |157,894     |            |157,894     |            |157,894     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Anne R. Brown Irrevocable  |131,578      |131,578     |            |131,578     |            |131,578     |   *
 Trust                      |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Timothy B. Johnson         |131,578      |131,578     |            |131,578     |            |131,578     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Gary R. Fairhead           |131,578      |131,578     |            |131,578     |            |131,578     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 J. Patterson McBaine       |131,578      |131,578     |            |131,578     |            |131,578     |   *
 ----------------------------------------------------------------------------------------------------------------------

 ----------------------------------------------------------------------------------------------------------------------
                            |             |            |            |Shares      |Shares      |            |
                            |             |            |Shares      |Offered     |Offered     |            |
                            |             |            |Offered     |from        |from        |            |
                            |             |            |from        |Conversion  |Conversion  |            |
                            |             |            |Exercise    |of          |of          |            | Percent
                            |Shares       |Shares      |of          |Promissory  |Preferred   |Shares      | of Common
                            |Beneficially |Offered     |Warrants    |Notes       |Stock       |Beneficially| State
                            |Owned        |Pursuant    |Pursuant    |Pursuant    |Pursuant    |Owned       | Owned
                            |Before the   |to this     |to this     |to this     |to this     |After       | After
 Selling Stockholder        |Offering(1)  |Prospectus  |Prospectus  |Prospectus  |Prospectus  |Offering    | Offering
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 John Bard Manulis          |105,263      |105,263     |            |105,263     |            |105,263     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Anne H. Ross               |105,263      |105,263     |            |105,263     |            |105,263     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Robert S. Steinbaum        |105,263      |105,263     |            |105,263     |            |105,263     |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Laurie Manulis Harmon      |105,263      |105,263     |            |105,263     |            |105,263     |   *
 Trust of 1996              |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Carol Clark Coolidge 1997  |78,947       |78,947      |            |78,947      |            |78,947      |   *
 Trust                      |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 William G. Escamilla       |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Suzanne R. Davis           |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Laura K. Reibling Trust    |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Balie M. Ross              |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 M. Edward Sellers and      |78,947       |78,947      |            |78,947      |            |78,947      |   *
 Suzan D. Boyd, Joint       |             |            |            |            |            |            |
 Tenants                    |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Timothy B. Johnson C/F     |78,947       |78,947      |            |78,947      |            |78,947      |   *
 Alexis B. Johnson          |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Henry J. Underwood         |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Joseph H. Ballway, Jr.     |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Joanne G. Bloom            |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Leland D. Boddy            |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Henry O. Flynn             |78,947       |78,947      |            |78,947      |            |78,947      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Henry J. Underwood         |65,789       |65,789      |            |65,789      |            |65,789      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Patrick T. Underwood       |65,789       |65,789      |            |65,789      |            |65,789      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Henry J. Underwood C/F     |65,789       |65,789      |            |65,789      |            |65,789      |   *
 Lucy H. Underwood          |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Bard Micro-Cap Value       |65,789       |65,789      |            |65,789      |            |65,789      |   *
 Fund, L.P.                 |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Renaissance Capital        |44,634       |44,634      |            |            |            |44,634      |   *
 Group, Inc.                |             |            |            |            |            |            |
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Wayne Hamersly             |20,000       |20,000      |            |            |20,000      |20,000      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Donald A. Dole             |10,000       |10,000      |            |            |10,000      |10,000      |   *
 ---------------------------|-------------|------------|------------|------------|------------|------------|-----------
 Total                      |89,580,611   |85,307,479  |1,522,154   |12,086,821  |896,250     |89,580,611  |
 ----------------------------------------------------------------------------------------------------------------------
 * designates < 1%

                              PLAN OF DISTRIBUTION

         The selling stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

         o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o    privately negotiated transactions;

         o to cover short sales made after the date that this registration statement is declared effective by the SEC;

         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

         o    a combination of any such methods of sale; and

         o    any other method permitted pursuant to applicable law.

         The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

         Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

         The selling stockholders may from time to time pledge or grant a security interest in some or all of the shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.

         Upon our receiving notification in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act of 1933, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our receiving notification in writing by a selling stockholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.

         The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares will be paid by the selling stockholder and/or the purchasers. Each selling stockholder has represented and warranted to us that it acquired the shares subject to this registration statement in the ordinary course of such selling stockholder's business and, at the time of its purchase of such securities such selling stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such shares of common stock.

         We have advised each selling stockholder that it may not use shares registered under this registration statement to cover short sales of common stock made prior to the date on which this registration statement shall have been declared effective by the SEC. If a selling stockholder uses this prospectus for any sale of the common stock, it will be subject to the prospectus delivery requirements of the Securities Act of 1933. The selling stockholders will be responsible to comply with the applicable provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934, and the rules and regulations thereunder promulgated, including, without limitation,
Regulation M, as applicable to such selling stockholders in connection with resales of their respective shares under this registration statement.

         We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Sales of substantial amounts of common stock (including shares issued upon the exercise of outstanding warrants and options) in the public market after this offering could cause the market price of our common stock to decline. Those sales also might make it more difficult for us to sell equity-related securities in the future or might reduce the price at which we could sell any equity-related securities.

         At the date of this prospectus, we have outstanding approximately 85,056,612 shares of common stock. Of the shares of common stock outstanding at the date of this prospectus, a large majority of such shares will be freely tradable without restriction or further registration under the Securities Act of 1933, except that any shares held by our "affiliates," as that term is defined in Rule 144 under the Securities Act of 1933, generally may be sold only in compliance with the limitations of Rule 144 described below. Except as set forth below, a much smaller portion of our outstanding shares of common stock will be "restricted" securities as that term is defined in Rule 144. The "restricted" securities may not be resold unless they are registered under the Securities Act of 1933 or are sold pursuant to an available exemption from registration, including Rule 144 under the Securities Act. The restricted shares will be eligible for resale at various times upon the expiration of applicable holding periods. Restricted securities may be sold in the public market only if they qualify for an exemption from registration under Rule 144, including Rule
144(k), or Rule 701 under the Securities Act of 1933. In addition, up to 14,505,225 shares covered by this prospectus, when issued, will be freely tradable upon the effectiveness of the Registration Statement of which this prospectus forms a part, and up to 85,307,479 shares, including 70,802,254 shares that are currently outstanding will be freely tradable upon the effectiveness of the Registration Statement.

Rule 144

         In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of our common stock for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

         o 1% of the number of shares of common stock then outstanding, which is approximately 850,561 shares at the time of this prospectus, or

         o the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 are also subject to manner of sale provisions, notice requirements and to the availability of current public information about us.

Rule 144(k)

         UnderRule 144(k), a person who is not one of our affiliates at any time during the three months preceding a sale and who has beneficially owned the shares proposed to be sold for at least two years is entitled to sell the shares under Rule 144(k) without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

Outstanding Options, Warrants and Convertible Debentures

         Shares of common stock issuable upon the exercise or conversion of the following options, warrants, preferred stock and convertible promissory notes will be restricted securities and may be resold by their holders only when covered by an effective registration under the Securities Act of 1933, or under an available exemption from registration:

         o up to 12,086,821 shares are issuable to the selling stockholders upon the conversion of convertible promissory notes;

         o up to 1,522,154 shares are issuable to the selling stockholders upon exercise of warrants;

         o up to 190,000 shares are issuable to the selling stockholders upon the conversion of our Series A preferred stock; and

         o up to 706,250 shares are issuable to the selling stockholders upon the conversion of our Series D preferred stock.

                  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On January 12, 2005, Grant Thornton LLP notified us that it will decline to stand for re-election as our independent registered public accounting firm. Effective at the earlier of February 15, 2005, the date we anticipate filing our Form 10-QSB for the quarter ended December 31, 2004 with the SEC, or the appointment of a new independent registered public accounting firm by the audit committee of our board of directors, Grant Thornton will no longer be our independent registered public accounting firm of record.

         Our audit committee has commenced an immediate search for a new independent registered public accountant, including requesting proposals from other accounting firms.

         Grant Thornton performed audits of our consolidated financial statements for the fiscal years ended June 30, 2004 and 2003. Grant Thornton's reports did not contain an adverse opinion or disclaimer of opinion, but were modified to include an explanatory paragraph related to uncertainties about our ability to continue as a going concern.

         During the fiscal years ended June 30, 2004 and 2003 and through December 31, 2004 (i) there have been no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to Grant Thornton's satisfaction, would have caused Grant Thornton to make reference to the subject matter of the disagreement(s) in connection with its reports for such year, and (ii) there were no "reportable events" as such term is defined in
Item 304(a)(1)(v) of Regulation S-K. However, as reported in our Form 10-KSB for the fiscal year ended June 30, 2004, Grant Thornton has communicated to our audit committee a reportable condition regarding our system of internal controls. They noted a reportable condition with respect to the inadequacy of staffing levels in our financial reporting function that could result in our inability to meet financial reporting objectives. We and the audit committee are in the process of taking the steps necessary to correct this identified reportable condition.

                                     EXPERTS

         Our consolidated financial statements as of June 30, 2004 and 2003, and for the fiscal years then ended, have been audited by Grant Thornton LLP, independent registered public accountants, and are given upon such firm's authority as an expert in auditing and accounting.


                                  LEGAL MATTERS

         Our legal counsel, Haynes and Boone, LLP, will pass upon the validity of the common stock being offered by this prospectus and will provide counsel with respect to other legal matters concerning the registration and offering of the common stock.


                             ADDITIONAL INFORMATION

         We have filed a registration statement on Form SB-2 with the SEC. This prospectus, which forms a part of that registration statement, does not contain all of the information included in the registration statement and the exhibits and schedules thereto as permitted by the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement, including its exhibits and schedules. Statements contained in this prospectus as to the contents of any contract or other document referred to herein are not necessarily complete and, where the contract or other document is an exhibit to the registration statement, each such statement is qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

         We file annual, quarterly and current reports and other information with the SEC. You may read and review a copy of any document we file at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC's web site at www.sec.gov. If you would like a copy of this registration statement, our annual report including audited financial statements or any of our other SEC filings, please submit your request to Integrated Security Systems, Inc., 8200 Springwood Drive, Suite 230, Irving, Texas 75063, or call
(972) 444-8280.

                          INDEX TO FINANCIAL STATEMENTS


                                                                      Page

Report of Independent Registered Public Accounting Firm................F-1

Consolidated Balance Sheets as at June 30, 2003 and 2004...............F-2

Consolidated Statements of Operations for the years ended
June 30, 2004 and 2003.................................................F-3

Consolidated Statements of Changes in Stockholders' Equity
(Deficiency) and Comprehensive Loss for the years ended
June 30, 2004 and 2003.................................................F-4

Consolidated Statements of Cash Flows for the years ended
June 30, 2004 and 2003.................................................F-5

Notes to Consolidated Financial Statements.............................F-6

Consolidated Condensed Balance Sheets (unaudited) as at
December 31, 2004 and December 31, 2003...............................F-21

Consolidated Condensed Statements of Operations (unaudited)
for the six months ended December 31, 2004 and 2003...................F-22

Consolidated Condensed Statements of Cash Flows (unaudited)
for the six months ended December 31, 2004 and 2003...................F-23

Notes to Consolidated Condensed Financial Statements (unaudited)......F-24




                                       F

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors and
Stockholders of Integrated Security Systems, Inc.

We have audited the accompanying consolidated balance sheets of Integrated Security Systems, Inc. as of June 30, 2004 and 2003, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Integrated Security Systems, Inc. as of June 30, 2004 and 2003, and the consolidated results of its operations and its consolidated cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, in fiscal 2004 and 2003, the Company suffered significant losses from operations. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ GRANT THORNTON LLP

Dallas, Texas
September 24, 2004

                        INTEGRATED SECURITY SYSTEMS, INC.
                           CONSOLIDATED BALANCE SHEETS


                                                                        June 30,
                                                              ----------------------------
                                                                  2004            2003
                                                              ------------    ------------
                          ASSETS
Current assets:
   Cash and cash equivalents..............................    $    172,688    $    177,078
   Accounts receivable, net of allowance
     for doubtful accounts of $109,527
     and $64,183, respectively............................       1,904,285         545,337
   Inventories............................................       1,272,532         630,995
   Other current assets...................................          75,020          70,071
                                                              ------------    ------------
     Total current assets.................................       3,424,525       1,423,481

   Property and equipment, net............................         681,168         481,608
   Goodwill...............................................       3,547,162            --
   Other assets...........................................          59,956          15,011
                                                              ------------    ------------
     Total assets.........................................    $  7,712,811    $  1,920,100
                                                              ============    ============

        LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities:
   Accounts payable - trade...............................    $  2,029,963    $    538,190
   Accrued liabilities....................................         708,610         510,000
   Current portion of long-term debt......................       1,845,949         374,330
                                                              ------------    ------------
     Total current liabilities............................       4,584,522       1,422,520

Long-term debt............................................       2,956,341       1,919,409

Preferred stock subject to redemption.....................            --         7,495,052

Stockholders' deficit:
   Convertible preferred stock, $.01 par value,
     750,000 shares authorized; 100,750 issued and
     outstanding (liquidation value of $2,015,000)........           1,008           1,613
   Common stock, $.01 par value, 150,000,000
     shares authorized; 84,298,984 and 12,881,110
     shares, respectively, issued.........................         842,990         128,811
   Additional paid in capital.............................      31,627,086      18,434,838
   Accumulated deficit....................................     (32,180,386)    (27,363,393)
   Treasury stock, at cost - 50,000 common shares.........        (118,750)       (118,750)
                                                              ------------    ------------
   Total stockholders' equity (deficit)...................         171,948      (8,916,881)
                                                              ------------    ------------
     Total liabilities and stockholders' equity (deficit).    $  7,712,811    $  1,920,100
                                                              ============    ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                        INTEGRATED SECURITY SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS


                                                       For the Years Ended
                                                             June 30,
                                                   ----------------------------
                                                       2004            2003
                                                   ------------    ------------
Sales ...........................................  $  9,827,461    $  5,029,147
Cost of sales ...................................     7,235,553       3,220,496
                                                   ------------    ------------
Gross margin ....................................     2,591,908       1,808,651

Operating expenses:
   Selling, general and administrative ..........     4,178,653       2,593,361
   Impairment of software development costs .....          --           224,900
   Research and product development .............       653,591         401,104
                                                   ------------    ------------
                                                      4,832,244       3,219,365
                                                   ------------    ------------

Loss from operations ............................    (2,240,336)     (1,410,714)

Other income (expense):
   Interest expense .............................    (1,431,126)       (541,324)
                                                   ------------    ------------

Net loss ........................................    (3,671,462)     (1,952,038)


Preferred dividend requirement ..................      (164,250)       (614,034)
                                                   ------------    ------------

Net loss allocable to common stockholders .......  $ (3,835,712)   $ (2,566,072)
                                                   ============    ============


Weighted average common shares outstanding ......    64,340,010      12,310,903
                                                   ============    ============

Basic and diluted loss per share ................  $      (0.06)   $      (0.21)
                                                   ============    ============



               The accompanying notes are an integral part of the
                       consolidated financial statements.

                        INTEGRATED SECURITY SYSTEMS, INC.
            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)


                                  Convertible
                                Preferred Stock          Common Stock          Additional
                              -------------------   -----------------------     Paid In      Accumulated    Treasury
                               Shares     Amount      Shares       Amount       Capital        Deficit        Stock        Total
                              --------   --------   ----------   ----------   ------------   ------------   ---------   -----------
Balance at July 1, 2003..      161,345   $  1,613   11,834,589   $  118,346   $ 17,234,734   $(25,335,103)  $(118,750)  $(8,099,160)

Common stock issuance....                              666,918        6,669        158,466                                  165,135
Warrant issuance.........                                                          172,494                                  172,494
Stock option exercise....                               33,000          330          3,795                                    4,125
Preferred stock dividends                              346,603        3,466         72,786        (76,252)                       --
Debt discount............                                                          792,563                                  792,563
Net loss.................                                                                      (1,952,038)               (1,952,038)
                              --------   --------   ----------   ----------   ------------   ------------   ---------   -----------

Balance at June 30, 2003.      161,345      1,613   12,881,110      128,811     18,434,838    (27,363,393)   (118,750)   (8,916,881)

Preferred stock
 conversion..............      (60,595)      (605)  45,049,751      450,497      7,045,161                                7,495,053
Preferred stock dividend
 conversion..............                            5,219,149       52,192        991,639     (1,043,831)                       --
Common stock issuance....                              760,812        7,608        226,815                                  234,423
Warrant exercise.........                            9,250,000       92,500      1,757,500                                1,850,000
Stock option exercise....                              509,000        5,090         81,475                                   86,565
Preferred stock dividends                              629,162        6,292         95,408       (101,700)                       --
Debt discount............                                                          244,250                                  244,250
Purchase of business.....                           10,000,000      100,000      2,750,000                                2,850,000
Net loss.................                                                                      (3,671,462)               (3,671,462)
                              --------   --------   ----------   ----------   ------------   ------------   ---------   -----------

Balance at June 30, 2004.      100,750   $  1,008   84,298,984   $  842,990   $ 31,627,086   $(32,180,386)  $(118,750)  $   171,948
                              ========   ========   ==========   ==========   ============   =============  =========   ===========


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                        INTEGRATED SECURITY SYSTEMS, INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                 For the Years Ended
                                                                       June 30,
                                                              --------------------------
                                                                 2004           2003
                                                              -----------    -----------
Cash flows from operating activities:
   Net loss .............................................     $(3,671,462)   $(1,952,038)
   Adjustments to reconcile net loss to net cash
     used in operating activities:
     Depreciation .......................................         166,308        134,954
     Provision/(credit) for bad debt ....................          61,726        (30,000)
     Provision for warranty reserve .....................         185,270        182,500
     Provision for inventory reserve ....................         163,333           --
     Amortization of debt discount and beneficial
       conversion feature ...............................         911,802        297,505
     Expenses paid with stock, warrants and options .....         234,423        165,136
     Changes in operating assets and liabilities,
        net of effects of acquisition:
        Accounts receivable .............................        (543,204)       520,496
        Inventories .....................................        (457,189)        79,705
        Other assets ....................................         (30,794)         8,098
        Accounts payable - trade ........................       1,086,418       (145,956)
        Accrued liabilities .............................        (548,700)      (150,374)
                                                              -----------    -----------
            Net cash used in operating activities .......      (2,442,069)      (889,974)
                                                              -----------    -----------

Cash flows from investing activities:
   Purchase of property and equipment ...................        (266,626)       (64,627)
   Purchase of business, net of cash acquired ...........        (632,224)          --
                                                              -----------    -----------
            Net cash used in investing activities .......        (898,850)       (64,627)
                                                              -----------    -----------

Cash flows from financing activities:
   Employee stock option exercise .......................          86,565          4,125
   Warrant exercise .....................................       1,850,000           --
   Payments of debt .....................................        (938,153)      (328,684)
   Proceeds from debt ...................................       2,338,117      1,427,280
                                                              -----------    -----------
            Net cash provided by financing activities ...       3,336,529      1,102,721
                                                              -----------    -----------

Increase (decrease) in cash and cash equivalents ........          (4,390)       148,120
Cash and cash equivalents at beginning of year ..........         177,078         28,958
                                                              -----------    -----------
Cash and cash equivalents at end of year ................     $   172,688    $   177,078
                                                              ===========    ===========

Supplemental disclosure:
   Noncash activities
   Issuance of common stock in payment of preferred
     stock dividends ....................................     $   101,700    $    76,252


               The accompanying notes are an integral part of the
                       consolidated financial statements.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

 Integrated Security Systems, Inc. was formed in December 1991. The Company has two wholly-owned subsidiaries: B&B ARMR Corporation, an anti-terrorist crash barrier and gate engineering and manufacturing facility; and Intelli-Site, Inc., a developer and retail seller of PC-based control systems which integrate discrete security devices. Both of the Company's subsidiaries have domestic and international installations and customers.

 2. SIGNIFICANT ACCOUNTING POLICIES

 Consolidation

 The consolidated financial statements include the Company and its subsidiaries:
 B&B ARMR Corporation and Intelli-Site, Inc. All significant intercompany transactions and balances have been eliminated.

 Cash and Cash Equivalents

 Cash and cash equivalents are comprised of highly-liquid instruments with original maturities of three months or less.

 Accounts Receivable

 The majority of the Company's accounts receivable are due from companies in the anti-terrorist crash barrier, perimeter security and road and bridge industries. Credit is extended based on evaluation of a customers' financial condition and credit history and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

 Inventories

 Inventories are carried at the lower of average cost or market. Inventory reserves are specifically identified by both item usage and overall management estimation.

 Property and Equipment and Depreciation

 Property and equipment are recorded at cost. Depreciation is provided over the estimated useful lives of the assets using straight-line and accelerated methods. Leased property and equipment under capital leases are amortized on the straight-line method over the lesser of the life of the asset or the remaining term of the lease. Estimated useful lives range from 3 to 7 years.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 Income Taxes

 The Company accounts for income taxes using the liability method. Under the liability method, deferred taxes are provided for tax effects of differences in the basis of assets and liabilities arising from differing treatments for financial reporting and income tax purposes using currently enacted tax rates. Valuation allowances are recorded when it is more likely than not that a tax benefit will not be realized.

 Revenue Recognition

 The Company recognizes revenue from sales at the time of shipment. The Company's accounts receivable are generated from a large number of customers in the security integration, construction contractor and electrical subcontractor and governmental markets. No single customer accounted for 10% or more of revenues during the years ended June 30, 2004 or 2003.

 Software Development Costs

 Software development costs that are deemed to be recoverable are capitalized and amortized over the greater of the revenue method or the straight-line method over five years. At June 30, 2004 and 2003, software development costs had not been capitalized because of uncertainty regarding their recoverability.

 Fair Value of Financial Instruments

 The carrying values of the Company's cash and cash equivalents, accounts receivable and current portion of term notes payable approximate fair value due to their relatively short-term maturity. The carrying value of the accounts receivable factoring facility and long-term debt approximates fair value because it bears a prevailing market rate of interest. The fair value of the remaining debt instruments is undeterminable due to their related party nature.

 Goodwill

 Goodwill represents the excess of the purchase price over the fair value of net assets acquired. On an annual basis, the Company compares the fair value of its reporting units with their carrying values. If the carrying value of a reporting unit exceeds its fair value, the Company would recognize an impairment equal to the excess of the carrying value of the operating unit's goodwill over the fair value of its goodwill. The fair value of reporting units is estimated using the discounted present value of estimated future cash flows.

 Valuation of Long-Lived Assets

 The Company periodically reviews the net realizable value of its long-lived assets whenever events and circumstances indicate an impairment may have occurred. In the event the Company determines that the carrying value of long-lived assets is in excess of estimated gross future cash flows for those assets, the Company will write-down the value of the assets to a level commensurate with a discounted cash flow analysis of the estimated future cash flows.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 Product Warranties

 The Company has one-year, two-year and five-year limited warranties on products it manufactures. The Company provides for repair or replacement of components and/or products that contain defects of material or workmanship. When the Company uses other manufacturers' components, the warranties of the other manufacturers are passed to the dealers and end users. To date, the servicing and replacement of defective software components and products have not been material.

 The Company records a liability for an estimate of costs that it expects to incur under its warranties when product revenue is recognized. Factors affecting the Company's warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors.

     The changes in the Company's product warranty liability are as follows:

                                                      June 30,
                                               -----------------------
                                                 2004          2003
                                               ---------     ---------
        Liability, beginning of year           $ 135,471     $  97,095
        Expense for new warranties issued        185,270       182,500
        Warranty claims                         (226,584)     (144,124)
                                               ---------     ---------
        Liability, end of period               $  94,157     $ 135,471
                                               =========     =========

 Net Loss Per Share

 The Company computes basic loss per common share using the weighted average number of common shares outstanding. At June 30, 2004 and 2003, there were 7,970,318 and 3,606,252 shares of in-the-money potentially dilutive common shares, respectively, outstanding, which were not included in weighted average shares outstanding because their effect is antidilutive due to the Company's reported net loss.

 At June 30, 2004 and 2003, the Company had approximately 99,919,466 and 82,066,333 shares of common stock and common stock equivalents outstanding, which comprises all of the Company's outstanding equity instruments.

 As discussed in Note 10, all outstanding shares of the Series F and Series G Preferred Stock, along with all accrued and unpaid dividends, were converted into common shares during the first quarter of fiscal 2004. These conversions increased to number of common shares outstanding by 50,268,900 shares. Also, as discussed in Note 12, 10,000,000 common shares were issued in September 2003 in a merger transaction. Per share amounts for fiscal 2004 reflect these additional common shares outstanding.

 Estimates

 The preparation of financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual amounts could differ from these estimates.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 Statements of Cash Flows

 Supplemental cash flow information for fiscal years 2004 and 2003:

                                     June 30,
                             ------------------------
                                2004          2003
                             ----------    ----------
        Interest paid        $  284,907    $  113,312

 Concentration of Credit Risk

 Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. The Company follows the practice of filing statutory liens on construction projects where collection problems are anticipated. The Company does not believe that it is subject to any unusual credit risk beyond the normal credit risk attendant in its business.

 Stock-based Compensation

 The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for stock options to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock. If the Company recognized compensation expense as permitted under Statement of Financial Accounting Standards No. 123 ("SFAS 123"), based on the fair value at the grant dates, the Company's pro forma net loss and net loss per share would have been as follows:

                                                       For the Year Ended
                                                   ---------------------------
                                                      2004            2003
                                                   -----------     -----------
   Net loss, as reported                           $(3,671,462)    $(1,952,038)
   Add:  Stock-based employee compensation
         expense determined under the intrinsic
         value method included in reported
         net loss                                           --              --

   Deduct:  Stock-based employee compensation
            expense determined under the fair
            value method                              (222,415)       (177,217)
                                                   -----------     -----------
   Pro forma net loss                              $(3,893,877)    $(2,129,255)
                                                   ===========     ===========

   Earnings per share:
       Basic and Diluted - as reported             $     (0.06)    $     (0.21)
                                                   ===========     ===========
       Basic and Diluted - pro forma               $     (0.06)    $     (0.22)
                                                   ===========     ===========

 The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used for grants in fiscal 2004 and 2003, respectively: no dividend yield, expected volatility of 108% and 105%; risk-free interest rates of 3.31% and 2.58% and expected lives of five years.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 3. LIQUIDITY

 The Company has experienced significant losses during fiscal 2004 and 2003. Management anticipates positive performance in the first part of fiscal 2005. However, in order to meet working capital needs, the Company will need to receive additional financing either through the sale of assets, equity placement and/or additional debt. Failure to receive such financing could jeopardize the Company's ability to continue as a going concern.

 Subsequent to June 30, 2004, the Company generated additional capital of $1,000,000 (as more fully described in Note 13) from the issuance of a convertible promissory note. In addition, the Company is involved in continuing discussions regarding additional sources of capital. The Company believes that it will be able to fund any further operating losses through the issuance of new equity securities or debt instruments.

 4. COMPOSITION OF CERTAIN BALANCE SHEET ACCOUNTS

 The composition of certain balance sheet accounts is as follows:

                                                           June 30,
                                                  --------------------------
                                                     2004           2003
                                                  -----------    -----------
 Accounts receivable:
     Trade receivables                            $ 2,013,812    $   609,520
     Less: allowance for doubtful receivables        (109,527)       (64,183)
                                                   ----------    -----------
                                                  $ 1,904,285    $   545,337
                                                  ===========    ===========

 Allowance for doubtful receivables:
     Beginning Balance                            $    64,183    $   100,692
          Bad debt expense (reversal)                  61,726        (30,000)
          Accounts written-off                        (16,382)        (6,509)
                                                  -----------    -----------
     Ending Balance                               $   109,527    $    64,183
                                                  ===========    ===========

 Inventories:
     Raw materials                                $   785,782    $   444,718
     Work-in-process                                  393,420        186,277
     Finished goods                                    93,330             --
                                                  -----------    -----------
                                                  $ 1,272,532    $   630,995
                                                  ===========    ===========

 Property and equipment:
     Land                                         $    40,164    $    40,164
     Building                                         613,469        586,449
     Leasehold improvements                            86,766         48,769
     Office furniture and equipment                   608,247        485,634
     Manufacturing equipment                          676,637        545,043
     Vehicles                                          76,844         51,164
                                                  -----------    -----------
                                                    2,102,127      1,757,223
     Less: accumulated depreciation                (1,420,959)    (1,275,615)
                                                  -----------    -----------
                                                  $   681,168    $   481,608
                                                  ===========    ===========

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 5. DEBT
                                                               June 30,
                                                      -------------------------
                                                         2004          2003
                                                      -----------   -----------
 Accounts  receivable  factoring  facility  with a
 finance  company  to factor  accounts  receivable
 with recourse. This accounts receivable factoring
 facility  has  an  adjustable  factoring  fee  of
 1.5%-2.0%,  a minimum  and maximum  borrowing  of
 $400,000 and $1,800,000, respectively, per month;
 interest  at the  prime  rate  of  Chase  Bank of
 Texas, N. A. (4.25% as of June 30, 2004) plus 2%;
 agreement   expires   March   2005   and  may  be
 terminated  by either  party with 30 days written
 notice  after  expiration..........................  $   850,622   $   307,008

 Term  note  payable  to a  bank;  due in  monthly
 principal and interest  installments  of $10,500;
 interest  at 10.5%  and 10% at June 30,  2004 and
 2003, respectively;  secured by first mortgage on
 real  estate  and  equipment;  maturity  date  of
 February 26, 2006...................................     540,660       614,975

 Notes payable to stockholders; interest at 8% due
 in monthly installments of $11,333; principal and
 accrued   unpaid   interest  due   September  30,
 2005................................................   1,700,000     1,700,000

 Convertible note payable to stockholder; interest
 at 7%  due in  monthly  installments  of  $2,917;
 principal   and  accrued   unpaid   interest  due
 September 5, 2008;  convertible  at the option of
 the  shareholder at $0.40 per share;  Company may
 call  the  note at  $0.60  per  share  (based  on
 certain restrictions)...............................     500,000            --

 Notes payable to stockholders; interest at 7% due
 in monthly installments of $2,333;  principal and
 accrued unpaid interest due October 1, 2005.........     400,000            --

 Note  payable to bank and  secured by a letter of
 credit  in the  amount  of  $500,000  from  Chief
 Executive Officer;  interest at the prime rate of
 Bank  One,  N.A.  (4.25%  as of June  30,  2004);
 principal and accrued unpaid interest due January
 26, 2005............................................     310,000            --

 Note payable to  stockholder;  interest at 9% due
 in monthly  installments  of $750;  principal and
 accrued unpaid interest due September 30, 2005......     100,000       100,000

 Notes   payable  to  Chief   Executive   Officer;
 interest  at 8% due in  monthly  installments  of
 $667;  principal and accrued unpaid  interest due
 September 30, 2005..................................     100,000       100,000

 Note payable to Chief Executive Officer; interest
 at  7%  due  in  monthly  installments  of  $583;
 principal and accrued unpaid interest due October
 1, 2005.............................................     100,000            --

 Note  payable  to  bank;  interest  at 8%  due in
 quarterly  installments of $2,000;  principal and
 accrued unpaid interest was due August 28,2003......      90,073       100,073

 Discount related to stock purchase warrants.........          --      (667,552)

 Other...............................................     110,935        39,235
                                                      -----------   -----------
                                                        4,802,290     2,293,739
 Less current portion................................  (1,845,949)     (374,330)
                                                      -----------   -----------
                                                      $ 2,956,341   $ 1,919,409
                                                      ===========   ===========

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 Principal payments required under long-term debt outstanding at June 30, 2004 are as follows:

                          Year Ending June 30,
                        -------------------------
                        2005          $ 1,845,949
                        2006            2,437,137
                        2007               16,727
                        2008                2,477
                        2009              500,000
                                      -----------
                                      $ 4,802,290


 6. INCOME TAXES

 A reconciliation of the income tax provision and the amount computed by applying the federal statutory benefit rate to loss before income taxes follows:

                                               For the Years Ended
                                          ------------------------------
                                          June 30, 2004    June 30, 2003
                                          -------------    -------------
        Federal statutory benefit rate          (34.0)%          (34.0)%

        Valuation allowance                       34.0%            34.0%
                                          -------------    -------------
                                                    --%              --%
                                          =============    =============

 Deferred tax assets (liabilities) are comprised of the following at:

                                          June 30, 2004     June 30, 2003
                                          -------------     -------------
   Deferred tax assets
      Inventory reserve                   $      38,000     $      29,000
      Accounts receivable                        37,000            22,000
      Net operating loss carryforward         7,585,000         7,105,000
      Contributions carryover                     2,000             2,000
      Other                                      76,000            57,000
                                          -------------     -------------
      Gross deferred tax asset                7,738,000         7,215,000

   Deferred tax liabilities
      Property and equipment                     (5,000)          (12,000)
                                          -------------     -------------
   Net deferred tax asset                     7,733,000         7,203,000
   Valuation allowance                       (7,733,000)       (7,203,000)
                                          -------------     -------------
   Net deferred tax asset                 $          --     $          --
                                          =============     =============

 The Company has unused net operating loss carryforwards of approximately $22.3 million at June 30, 2004. The carryforwards expire from 2007 through 2021. The annual use of these carryforwards is substantially limited as a result of changes in ownership of the Company's common stock. The Company has recorded a valuation allowance to the extent it is more likely than not that a tax benefit will not be realized prior to expiration of the carryforward periods.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 7. COMMITMENTS AND CONTINGENCIES

 The Company is subject to certain legal actions and claims arising in the ordinary course of business. Management recognizes the uncertainties of litigation; however, based upon the nature and management's understanding of the facts and circumstances which give rise to such actions and claims, management believes that such litigation and claims will be resolved without material effect on the Company's financial position, results of operations or cash flows.

 Operating Leases

 The Company leases facilities under leases accounted for as operating leases. Rent expense for operating leases was $251,741 and $121,936 for the years ended June 30, 2004 and 2003, respectively. Future minimum payments for fiscal years subsequent to June 30, 2004 under these leases are as follows:

                        2005      $   233,429
                        2006           59,135
                        2007           27,134
                                  -----------
                                  $   319,698

 Capital Leases

 The Company leases certain equipment under leases accounted for as capital leases, with the resulting liability recorded as a component of both current and long-term debt, in the accompanying consolidated balance sheet. Future minimum payments for fiscal years subsequent to June 30, 2004 under these leases are as follows:

                    2005                    $   51,930
                    2006                        31,803
                    2007                         8,537
                    2008                         2,608
                                            ----------
                                                94,878
                    Less amount
                    representing interest      (12,172)
                                            ----------
                                            $   82,706
                                            ==========

 The following is a summary of the assets under capital leases at June 30, 2004:

              Production and office equipment    $  144,648
              Less accumulated depreciation         (58,850)
                                                 ----------
                                                 $   85,798

 8. BENEFIT PLANS

 The Company has established a 401(k) savings and profit sharing plan. Participants include all employees who have completed six months of service and are at least 21 years of age. Employees can contribute up to 15% of compensation and the Company may at its option make discretionary contributions. Vesting on the Company's contributions occurs over a five-year period. The Company made contributions of $11,773 and $14,105 during fiscal 2004 and 2003, respectively.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 9. STOCK OPTIONS, WARRANTS AND COMMON STOCK ISSUANCES

 Stock Options

 The Company's 1993 Stock Option Plan provides for grants of options for up to 500,000 shares of common stock. Under the plan, options must be granted with an exercise price not less than the fair market value on the date of grant.

 The Company's 1997 Omnibus Stock Plan provides for the granting of 7,500,000 incentive stock options, non-statutory stock options, stock appreciation rights, awards of stock and stock purchase opportunities to its directors, employees and consultants. Under the plan, incentive stock options may only be granted to employees or directors of the Company.

 Option exercise prices, in general, are equal to the market price at date of grant. Shares under grant generally become exercisable over three years and expire after ten years.

 Changes for the two years ending June 30, 2004, with respect to options outstanding, is detailed in the following table:

                                              For the Year Ended         For the Year Ended
                                                June 30, 2004              June 30, 2003
                                            ----------------------     ----------------------
                                                         Weighted                   Weighted
                                                          Average                    Average
                                                         Exercise                   Exercise
                                             Shares        Price        Shares        Price
                                            ---------    ---------     ---------    ---------
 Outstanding at beginning of period         4,026,378    $    0.53     4,117,393    $    0.59
     Issued                                 1,593,149         0.37       412,703         0.23
     Exercised                              (509,000)         0.17      (33,000)         0.13
     Expired                                (511,925)         1.00     (470,718)         0.89
                                            ---------    ---------     ---------    ---------
 Outstanding at end of period               4,598,602    $    0.46     4,026,378    $    0.53
                                            =========    =========     =========    =========
 Exercisable at end of period               3,133,602    $    0.51     3,232,552    $    0.59
                                            =========    =========     =========    =========
 Weighted-average fair value of options
 granted during the period                               $    0.37                  $    0.16


 Information about stock options outstanding at June 30, 2004 is summarized as follows:

                          Options Outstanding             Options Exercisable
                  -----------------------------------    ----------------------
                               Weighted     Weighted                  Weighted
   Range of                     Average      Average                   Average
   Exercise        Number      Remaining    Exercise      Number      Exercise
    Prices        Of Shares      Life         Price      Of Shares      Price
  -----------     ---------    ---------    ---------    ---------    ---------
  $0.125-0.21       832,977    5.6 Years    $    0.15      782,977    $    0.14
  $ 0.27-0.39     1,838,799    7.0 Years         0.32    1,148,798         0.33
  $ 0.40-0.49     1,047,636    8.3 Years         0.44      322,636         0.45
  $0.531-1.00       529,136    4.0 Years         0.77      529,136         0.77
  $ 1.38-1.96       316,396    3.0 Years         1.48      316,396         1.48
  $ 2.00-2.37        33,659    0.9 Years         2.16       33,659         2.16
                  ---------    ---------    ---------    ---------    ---------
                  4,598,602    6.4 Years    $    0.46    3,133,602    $    0.51
                  =========                              =========

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 Warrants

 In connection with short-term debt financings, the Company issued warrants to purchase 625,000 shares of common stock in fiscal 2004 and warrants to purchase 6,500,000 shares of common stock in fiscal 2003. The warrants provide for the purchase of common stock at $0.40 and $0.20 per share, respectively, are exercisable at date of issuance and expire five years from date of issuance. The Company valued the warrants using the Black-Scholes model, which resulted in a cumulative total fair value of $1,146,807 for both fiscal years 2004 and 2003. The Company amortized $849,302 and $297,505 of this amount as interest expense in fiscal 2004 and fiscal 2003, respectively.

 Additional information with respect to warrants outstanding at June 30, 2004 and changes for the two years then ended are as follows:

                                         For the Year Ended            For the Year Ended
                                           June 30, 2004                 June 30, 2003
                                      ------------------------      ------------------------
                                                     Weighted                      Weighted
                                                      Average                       Average
                                                     Exercise                      Exercise
                                        Shares        Price           Shares        Price
                                      ----------    ----------      ----------    ----------
 Outstanding at beginning of period   17,637,845    $     0.85      11,162,845    $     1.22
      Issued                             625,000          0.40       6,500,000          0.20
      Exercised                       (9,250,000)         0.20              --            --
      Expired                         (1,712,215)         0.61        (25,000)          1.75
                                      ----------    ----------      ----------    ----------
 Outstanding at end of period          7,300,630    $     0.85      17,637,845    $     0.85
                                      ==========    ==========      ==========    ==========
 Exercisable at end of period          7,300,630    $     0.85      17,637,845    $     0.85
                                      ==========    ==========      ==========    ==========

 Common Stock Issuances

 The Company issued common stock in the following non-cash transactions:

                                       For the Year Ended          For the Year Ended
                                          June 30, 2004               June 30, 2003
                                     -----------------------     -----------------------
                                      Number                      Number
                                     of shares    Fair value     of shares    Fair value
                                     ---------    ----------     ---------    ----------
 Payment of interest                   612,149    $  169,065       378,512    $  116,898
 Employee and director bonuses         140,118        61,398       288,406        48,238
 Consultants                             8,545         3,960
                                     ---------    ----------     ---------    ----------
                                                                      --            --
                                       760,812       234,423       666,918       165,136
 Payment of dividends on Series D
   Preferred Stock                     629,162       101,700       346,603        76,252
                                     ---------    ----------     ---------    ----------
                                     1,389,974    $  336,123     1,013,521    $  241,388
                                     =========    ==========     =========    ==========

 The shares issued in these transactions are subject to restrictions on sale.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 10. CONVERTIBLE PREFERRED STOCK

 At June 30, 2004 and 2003, convertible preferred stock, $0.01 par value per share, consisted of the following:

                      For the Year Ended June 30, 2004              For the Year Ended June 30, 2003
                  -----------------------------------------     -----------------------------------------
                    Shares                      Liquidation       Shares                      Liquidation
                  Outstanding     Par Value        Value        Outstanding     Par Value        Value
                  -----------    -----------    -----------     -----------    -----------    -----------
 Series A $20           9,500    $        95    $   190,000           9,500    $        95    $   190,000
 Series D $20          91,250            913      1,825,000          91,250            913      1,825,000
 Series F $25              --             --             --          60,595            605      1,514,875
                  -----------    -----------    -----------     -----------    -----------    -----------
                      100,750    $     1,008    $ 2,015,000         161,345    $     1,613    $ 3,529,875
                  ===========    ===========    ===========     ===========    ===========    ===========

 Convertible Preferred Stock Subject to redemption
 Series G $25              --    $        --    $        --         299,802    $     2,998    $ 7,495,052
                  ===========    ===========    ===========     ===========    ===========    ===========

 Series A $20 Convertible Preferred Stock. At June 30, 2004, the Company had 9,500 shares of its Series A $20 Convertible Preferred Stock (the "Series A Preferred") outstanding. Holders of the Series A Preferred are not entitled to receive any dividends, and have no voting rights unless otherwise required pursuant to Delaware law. Each share of the Series A Preferred may, at the option of the Company, be converted into 20 shares of common stock at any time after (i) the closing bid price of the common stock is at least $2.00 for at least 20 trading days during any 30 trading day period, and (ii) the shares of common stock to be received on conversion have been registered or otherwise qualified for sale under applicable securities laws. The holders of the Series A Preferred have the right to convert each share into 20 shares of common stock at any time. Upon any liquidation, dissolution, or winding up of the Company, the holders of the Series A Preferred are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution.

 Series D $20 Convertible Preferred Stock. At June 30, 2004 the Company had 91,250 shares of its Series D $20 Convertible Preferred Stock (the "Series D Preferred") outstanding. Holders of the Series D Preferred are entitled to receive dividends at the annual rate of 9% per share paid quarterly in cash. Since June 30, 2001, the holders of the Series D Preferred have been offered the option to receive the quarterly dividend in the common stock of the Company. The holders who elected this option have received the restricted stock based on a 25% discount from the market price on a 20 day average based on the 10 days before and the 10 days after the dividend due date. The holders of the Series D Preferred have voting rights of one vote for each share of common stock into which the Preferred Stock is convertible. Beginning on November 15, 2004 the Company may redeem the Series D Preferred upon not less than 30 days' notice, in whole or in part, plus all accrued but unpaid dividends. After notice and prior to the expiration of the 30-day notice period, holders of the Series D Preferred will have the option to convert the Series D Preferred into common stock prior to the redemption. Each share of the Series D Preferred may, at the option of the Company beginning on November 15, 2000, be converted into 25 shares of common stock at any time after (i) the closing bid price of the common stock exceeds $2.00 for at least 20 trading days during any 30 trading day period, and (ii) the Company has sustained positive earnings per share of common stock for the two previous quarters. The holders of the Series D Preferred have the right to convert each share into 25 shares of common stock at any time. The holders of the Series D Preferred are entitled to receive $20 per share before the holders of common stock are entitled to receive any distribution. Each holder also received a stock purchase warrant to purchase
 16.67 shares of common stock at $1.00 per share for each share of Series D Preferred purchased. These warrants expire on October 10, 2004. At June 30, 2004, dividends in arrears on the Series D preferred stock totaled approximately $246,113.

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 During August and September 2003, all of the holders of the Company's Series F and Series G preferred stock converted all of these shares at a rate of 125 shares of common stock for each share of the preferred stock and all of the related accrued dividends at a rate of $0.20 into the Company's $0.01 par value common stock. These conversions are detailed in the following tables.

                      Convertible Preferred Stock
   --------------------------------------------------------------
     Preferred Stock          Number of             Number of
         Series            Preferred Shares       Common Shares
   -------------------    ------------------    -----------------
   Series F                           60,595            7,574,501
   Series G                          299,802           37,475,250


             Convertible Preferred Stock Accrued Dividends
   --------------------------------------------------------------
     Preferred Stock          Amount of             Number of
         Series           Accrued Dividends       Common Shares
   -------------------    ------------------    -----------------
   Series F               $          175,350              876,748
   Series G                          868,480            4,342,401

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 11.  SEGMENT REPORTING

 The Company has two business segments: B&B ARMR Corporation and Intelli-Site, Inc. These segments are differentiated by the products they produce and the customers they service as follows:

 B&B ARMR Corporation. This segment consists of road and bridge perimeter security and railroad physical security products such as warning gates, crash barriers, lane changers, navigational lighting, airport lighting and hydraulic gates and operators, and aluminum gate panels.

 Intelli-Site, Inc. This segment consists of the development and marketing of programmable security systems that integrate multiple security devices and subsystems for governmental, commercial and industrial facilities utilizing the Intelli-Site(R) software product through systems integrators and original equipment manufacturers to end users.

 The Company's underlying accounting records are maintained on a legal entity basis for government and public reporting requirements. Segment disclosures are on a performance basis consistent with internal management reporting. The Company evaluates performance based on income (loss) from operations before income tax and other income and expense. The corporate column includes corporate overhead-related items. The accounting policies of the segments are the same as those described in the summary of significant accounting policies (Note 2).

 The following table provides financial data by segment for the fiscal years ended June 30, 2004 and 2003.

                                           B&B ARMR     Intelli-Site,
                                         Corporation        Inc.        Corporate        Total
                                         ------------   ------------   ------------   ------------
 2004
 Sales                                   $  9,540,703   $    286,758   $         --   $  9,827,461
 Loss from operations                      (1,479,540)      (382,332)      (378,464)    (2,240,336)
 Interest expense                             284,906             --      1,146,220      1,431,126
 Total assets                               7,566,077         75,477         71,257      7,712,811
 Depreciation and amortization expense        144,384         19,197          2,727        166,308
 Capital additions                            256,417         10,209             --        266,626

 2003
 Sales                                   $  4,859,601   $    169,546   $         --   $  5,029,147
 Loss from operations                        (379,445)      (695,764)      (335,505)    (1,410,714)
 Interest expense                              76,414             --        464,910        541,324
 Total assets                               1,720,138         51,754        148,208      1,920,100
 Depreciation and amortization expense         96,019         36,178          2,757        134,954
 Capital additions                             64,627             --             --         64,627

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 12.  MERGER

 On September 5, 2003, the Company acquired, in a merger transaction, all of the issued and outstanding shares of common stock of ARMR Services Corporation ("ARMR"), a manufacturing company that engineers and manufactures high security crash rated barriers, parking control equipment and other security systems for business and government use. The Company entered into this merger transaction seeing it as an opportunistic acquisition that would allow it to expand its product offering and customer base in conjunction with the Company's strategic growth plans. In exchange for all the outstanding shares of ARMR, the Company issued 10 million shares of the Company's $0.01 par value common stock. The common stock issued in this transaction was valued at approximately $2.85 million. The Company also paid the sellers $500,000 in cash, which had been obtained in September 2003 through the issuance of a $500,000 convertible promissory note. In addition, the Company and the sellers executed an earn-out agreement for maximum additional payments of approximately $2.2 million based on sales over the next three years. Any additional consideration will increase the recorded goodwill. The acquisition and merger of ARMR was accounted for using the purchase method of accounting. As such, the assets and liabilities of ARMR were recorded at their estimated fair value and the results of operations have been included in the Company's consolidated results of operations from the date of acquisition. An assessment of the other identifiable intangible assets related to this acquisition transaction yielded no assignment of value thereto. Therefore, the purchase price in excess of the estimated fair value of the net assets acquired has been allocated to goodwill, which is not deductible for federal income tax purposes. The table below summarizes the current allocation of the purchase price based on the estimated fair values of the assets acquired:

                                          Estimated Values
                                          ----------------
        Cash and cash equivalents         $         93,000
        Accounts receivable                        877,000
        Inventory                                  348,000
        Property and equipment                      99,000
        Other assets                                19,000
        Accounts payable                          (630,000)
        Accrued liabilities                       (562,000)
        Current and long-term debt                (441,000)
        Goodwill                                 3,547,000
                                          ----------------
        Purchase price                    $      3,350,000
                                          ================

 The following unaudited pro forma consolidated statements of operations have been prepared as if the acquisition discussed above had occurred at the beginning of each period presented.

                                               For the Years Ended June 30,
                                               ----------------------------
                                                   2004            2003
                                               ------------    ------------
 Sales                                         $ 10,513,388    $ 10,657,049
 Net loss allocable to common stockholders     $ (4,013,492)   $ (2,490,064)
 Net loss per share allocable to common
   Stockholders, basic and diluted             $      (0.06)   $      (0.11)
 Weighted average shares outstanding,
   basic and diluted                             66,143,288      22,310,903

 INTEGRATED SECURITY SYSTEMS, INC.
 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
 -------------------------------------------------------------------------------

 13.  SUBSEQUENT EVENTS

 In exchange for an aggregate of $1,000,000 cash investment, the Company issued a convertible promissory note to BFS US Special Opportunities Trust PLC ("BFS"), a public limited company registered in England and Wales, on August 5, 2004. The convertible promissory note is in the original principal amount of $1,000,000 and has an annual interest rate of 10% and is payable in monthly installments on the first day of each month. The convertible promissory note, plus interest, is due on August 5, 2009. The convertible promissory note is convertible at the option of BFS into the common stock of the Company at a conversion price of $0.38 per share. The Company has the right to call the convertible promissory note if the market price of the commons stock of the Company is above $0.60 per share for period of 60 days. The Company's board of directors ratified this transaction on August 20, 2004.

 In addition to the above transaction, the board of directors of the Company also ratified an Amended and Restated Pledge Agreement and an Amended and Restated Security Agreement, both of which are between the Company and Renaissance Capital Growth & Income Fund III, Renaissance US Growth Investment Trust PLC, BFS US Special Opportunities Trust PLC, and Renaissance Capital Group, Inc.


                        INTEGRATED SECURITY SYSTEMS, INC.
                           Consolidated Balance Sheets

                                                                 December 31,       June 30,
                                                                     2004             2004
                                                                 ------------     ------------
                                                                 (Unaudited)
                           ASSETS
Current assets:
   Cash and cash equivalents                                     $  1,422,816     $    172,688
   Accounts receivable, net of allowance for doubtful
     accounts of $98,964 and $109,527, respectively                 2,531,081        1,904,285
   Inventories                                                      2,130,352        1,272,532
   Other current assets                                               149,625           75,020
                                                                 ------------     ------------
     Total current assets                                           6,233,874        3,424,525

Property and equipment, net                                           608,597          681,168
Goodwill                                                            3,714,491        3,547,162
Other assets                                                          415,386           59,956
                                                                 ------------     ------------
     Total assets                                                $ 10,972,348     $  7,712,811
                                                                 ============     ============

         LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
   Accounts payable                                              $  1,890,778     $  2,029,963
   Accrued liabilities                                                531,378          708,610
   Current portion of long-term debt                                4,082,632        1,845,949
                                                                 ------------     ------------
     Total current liabilities                                      6,504,788     $  4,584,522
                                                                 ------------     ------------

Long-term debt                                                      5,090,690        2,956,341

Stockholders' equity (deficit):
   Preferred stock, $.01 par value, 750,000 shares
     authorized; 100,750 shares issued and
     outstanding (liquidation value of $2,015,000)                      1,008            1,008
   Common stock, $.01 par value, 150,000,000 shares
     authorized; 84,906,612 and 84,298,984 shares issued,             849,066          842,990
     respectively
   Additional paid in capital                                      31,938,512       31,627,086
   Accumulated deficit                                            (33,292,966)     (32,180,386)
   Treasury stock, at cost - 50,000 common shares                    (118,750)        (118,750)
                                                                 ------------     ------------
     Total stockholders' equity (deficit)                            (623,130)         171,948
                                                                 ------------     ------------
       Total liabilities and stockholders' equity (deficit)      $ 10,972,348     $  7,712,811
                                                                 ============     ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.


                        INTEGRATED SECURITY SYSTEMS, INC.
                      Consolidated Statements of Operations
                                   (Unaudited)


                                       For the Three Months Ended         For the Six Months Ended
                                              December 31,                      December 31,
                                      ----------------------------      ----------------------------
                                          2004            2003              2004            2003
                                      ------------    ------------      ------------    ------------
Sales                                 $  3,134,131    $  3,367,883      $  6,530,845    $  5,087,780
Cost of sales                            2,468,066       2,263,003         4,566,339       3,322,051
                                      ------------    ------------      ------------    ------------
Gross profit                               666,065       1,104,880         1,964,506       1,765,729
                                      ------------    ------------      ------------    ------------

Operating expenses:
   Selling, general and
   administrative                        1,286,365       1,012,037         2,463,876       1,696,971
   Research and product
   development                             128,445         187,557           251,748         326,513
                                      ------------    ------------      ------------    ------------
                                         1,414,810       1,199,594         2,715,624       2,023,484
                                      ------------    ------------      ------------    ------------

Loss from operations                      (748,745)        (94,714)         (751,118)       (257,755)

Interest expense                          (212,004)       (411,587)         (360,505)       (664,272)
                                      ------------    ------------      ------------    ------------

Net loss                                  (960,749)       (506,301)       (1,111,623)       (922,027)

Preferred dividends                        (41,400)        (41,400)          (82,800)        (82,800)
                                      ------------    ------------      ------------    ------------

Net loss allocable to common
   stockholders                       $ (1,002,149)   $   (547,701)     $ (1,194,423)   $ (1,004,827)
                                      ============    ============      ============    ============

Weighted average common shares
   outstanding - basic
   and diluted                          84,663,078      73,595,757        84,481,031      52,127,485
                                      ============    ============      ============    ============

Net loss per share - basic and
   diluted                            $      (0.01)   $      (0.01)     $      (0.01)   $      (0.02)
                                      ============    ============      ============    ============


               The accompanying notes are an integral part of the
                       consolidated financial statements.


                        INTEGRATED SECURITY SYSTEMS, INC.
                      Consolidated Statements of Cash Flows
                                   (Unaudited)

                                                              For the Six Months Ended
                                                                    December 31,
                                                             ---------------------------
                                                                2004            2003
                                                             -----------     -----------
Cash flows from operating activities:
   Net loss                                                  $(1,111,623)    $  (922,027)
   Adjustments to reconcile net loss to net cash
     used by operating activities:
     Depreciation                                                109,694          79,665
     Amortization                                                 11,266            --
     Provision for bad debt                                        4,749          15,500
     Provision for warranty reserve                              160,000          30,000
     Provision for inventory reserve                                --             1,000
     Amortization of debt discount                                  --           300,032
     Expenses paid with stock, warrants and options              229,690         237,047
     Changes in operating assets and liabilities,
       net of effects of acquisition:
         Accounts receivable                                    (490,380)       (808,874)
         Inventories                                            (734,058)        115,568
         Other assets                                           (441,301)         29,329
         Accounts payable                                       (198,870)        582,590
         Accrued liabilities                                    (337,357)         39,789
                                                             -----------     -----------
           Net cash used in operating activities              (2,799,190)       (300,381)
                                                             -----------     -----------

Cash flows from investing activities:
   Purchase of property and equipment                            (37,125)       (111,347)
   Purchase of businesses, net of cash acquired                 (255,528)       (733,134)
                                                             -----------     -----------
           Net cash used in investing activities                (292,653)       (844,481)
                                                             -----------     -----------

Cash flows from financing activities:
   Employee stock option exercise                                   --            48,125
   Payments on debt and other liabilities                       (156,708)       (371,354)
   Proceeds from notes payable and long-term debt              4,498,679       1,591,498
                                                             -----------     -----------
           Net cash provided by financing activities           4,341,971       1,268,269
                                                             -----------     -----------

Increase in cash and cash equivalents                          1,250,128         123,407
Cash and cash equivalents at beginning of period                 172,688         177,078
                                                             -----------     -----------
Cash and cash equivalents at end of period                   $ 1,422,816     $   300,485
                                                             ===========     ===========

Supplemental disclosure of noncash financing activities:
   Conversion preferred stock                                $      --       $ 7,495,052
   Issuance of company common stock in payment of
    preferred stock dividends                                $      --       $ 1,043,830


               The accompanying notes are an integral part of the
                       consolidated financial statements.

                        INTEGRATED SECURITY SYSTEMS, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)
                   Six Months Ended December 31, 2004 and 2003

 Note 1 - Basis of Presentation

 The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required for complete financial statements. In the opinion of management, all adjustments (all of which are normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the interim period are not necessarily indicative of the results that may be expected for the fiscal year ending June 30, 2005.

 The accompanying financial statements include the accounts of Integrated Security Systems, Inc. (the "Company") and all of its subsidiaries, with all significant intercompany accounts and transactions eliminated. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's fiscal 2004 Annual Report on Form 10-KSB filed on October 13, 2004 with the Securities and Exchange Commission.

 Note 2 - Stock Options

 The Company accounts for stock-based compensation to employees using the intrinsic value method. Accordingly, compensation cost for stock options granted to employees is measured as the excess, if any, of the quoted market price of the Company's common stock at the date of the grant over the amount an employee must pay to acquire the stock.

 In December 2004, the Financial Accounting Standards Board issued a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("SFAS No. 123R"). SFAS No. 123R supercedes APB Opinion No. 25, "Accounting for Stock Issued to Employees" and requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award, and recognize that cost over the vesting period. SFAS No. 123R is effective for the first interim or annual period beginning after June 15, 2005 and the Company will begin recognizing option expense July 1, 2005.

 The following table illustrates the effect on net loss and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123R to stock-based employee compensation:

                                       For the Three Months Ended       For the Six Months Ended
                                              December 31,                    December 31,
                                       --------------------------      --------------------------
                                          2004           2003             2004           2003
                                       -----------    -----------      -----------    -----------
Net loss, as reported                  $  (960,749)   $  (506,301)     $(1,111,623)   $  (922,027)
Deduct:  Total stock-based
   employee compensation
   expense determined under
   fair value based method                 (56,135)      (144,638)        (112,271)      (335,614)
                                       -----------    -----------      -----------    -----------
Pro forma net loss                     $(1,016,884)   $  (650,939)     $(1,223,894)   $(1,257,641)
                                       ===========    ===========      ===========    ===========

Earnings per share:
   Basic and Diluted-as reported       $     (0.01)   $     (0.01)     $     (0.01)   $     (0.02)
                                       ===========    ===========      ===========    ===========
   Basic and Diluted-pro forma         $     (0.01)   $     (0.01)     $     (0.01)   $     (0.03)
                                       ===========    ===========      ===========    ===========

 The fair value of these options was estimated at the date of grant using the Black-Sholes option pricing model with the following weighted average assumptions used for grants in fiscal 2004 and 2003, respectively: no dividend yield, expected lives of three and five years, respectively, with expected volatility and risk-free interest rates as outlined in the following table:

                             For the Three Months Ended       For the Six Months Ended
                                    December 31,                    December 31,
                             --------------------------      --------------------------
                                2004            2003            2004            2003
                             ----------      ----------      ----------      ----------
 Expected volatility            107.85%         108.34%         107.85%         108.31%

 Risk-free interest rate          3.33%           3.31%           3.33%           3.30%

 Note 3 - Reclassifications

 Certain reclassifications of prior year amounts have been made to conform to the current period presentation.

 Note 4 - Accounts Receivable

 The majority of the Company's accounts receivable are due from companies in the perimeter security and road and bridge industries. Credit is extended based on evaluation of a customer's financial condition and credit history and, generally, collateral is not required. Accounts receivable are due within 30 days and are stated at amounts due from customers net of an allowance for doubtful accounts. Accounts outstanding longer than the contractual payment terms are considered past due. The Company determines its allowance by considering a number of factors, including the length of time trade accounts receivable are past due, the Company's previous loss history, the customer's current ability to pay its obligation to the Company, and the condition of the general economy and the industry as a whole. The Company writes-off accounts receivable when they become uncollectible, and payments subsequently received on such receivables are credited to the allowance for doubtful accounts.

                                                           December 31,
                                                    ---------------------------
                                                       2004            2003
                                                    -----------     -----------
 Accounts receivable:
   Trade receivables                                $ 2,630,045     $ 2,531,372
   Less:  allowance for doubtful receivables            (98,964)       (104,417)
                                                    -----------     -----------
                                                    $ 2,531,081     $ 2,426,955
                                                    ===========     ===========


                                                     For the Six Months Ended
                                                           December 31,
                                                    ---------------------------
                                                       2004            2003
                                                    -----------     -----------
 Allowance for doubtful receivables:
   Beginning Balance                                $   109,527     $    64,183
        Bad debt expense                                  4,749          15,500
        Accounts written-off                            (15,312)        (28,827)
        ARMR Services Corporation merger                   --            53,561
                                                    -----------     -----------
   Ending Balance                                   $    98,964     $   104,417
                                                    ===========     ===========

 Note 5 - Product Warranties

 The Company offers one-year, two-year and five-year warranties on products it manufactures. The length of the warranty is dictated by competition. The Company provides for repair or replacement of components and/or products that contain defects of material or workmanship. When the Company uses other manufacturers' components, the warranties of the other manufacturers are passed to the dealers and end users.

 The Company records a liability for an estimate of costs that it expects to incur under its basic limited warranty when product revenue is recognized. Factors affecting the Company's warranty liability include the number of units sold and historical and anticipated rates of claims and costs per claim. The Company periodically assesses the adequacy of its warranty liability based on changes in these factors.

     The changes in the Company's product warranty liability are as follows:

                                                     December 31,
                                                -----------------------
                                                  2004          2003
                                                ---------     ---------
        Liability, beginning of year            $  94,157     $ 135,471
        Expense for new warranties issued         160,000        30,000
        Warranty Claims                          (218,291)      (55,853)
                                                ---------     ---------
        Liability, end of period                $  35,866     $ 109,618
                                                =========     =========

 Note 6 - Preferred Stock Dividend Arrearage

 At December 31, 2004, the Company had dividends in arrears in the amount of $328,913 related to its outstanding Series A and Series D preferred stock, which consists of the following:

                               ------------------------------
                                 Shares            Dividends
                               Outstanding         In Arrears
                               ------------------------------
           Series A $20              9,500         $     --
           Series D $20             91,250            328,513
                               ------------------------------
                                   100,750         $  328,513
                               ==============================

 Note 7 - Net Loss Per Share

 The Company computes basic loss per common share using the weighted average number of common shares. At December 31, 2004 and 2003, there were 18,915,450 and 15,094,125 shares, respectively, of in-the-money potentially dilutive common shares outstanding, which were not included in weighted average shares outstanding because their effect is antidilutive due to the Company's reported net loss.

 At December 31, 2004 and 2003, the Company had approximately 110,294,424 and 100,288,021 shares, respectively, of common stock and common stock equivalents outstanding, which comprises all of the Company's outstanding equity instruments.

 Note 8 - Financing

 The Company received a $500,000 cash investment on October 27, 2004 from BFS US Special Opportunities Trust PLC ("BFS"). This investment by BFS was included as a part of the Company's placement of subordinated 10% convertible promissory notes on November 30, 2004 (see Note 10 - Financing Agreement - Placement of Subordinated 10% Convertible Promissory Notes).

 Note 9 - Financing Arrangement - Asset Based Lending Facility

 On November 10, 2004, the Company's wholly-owned subsidiary, B&B ARMR Corporation ("B&B ARMR"), entered into a loan agreement with Briar Capital L.P. ("Briar") to provide a $3,000,000 discretionary demand asset based lending facility. Under the terms of the loan agreement, working capital advances are made available to B&B ARMR based on the value of its accounts receivable and inventory. Although payable on demand, the loan agreement has a stated three
 (3) year term. In connection with the loan agreement, B&B ARMR issued a revolving promissory note dated November 10, 2004 to Briar in the principal amount of $3,000,000. The note has an annual interest rate of two percent above the prime rate, but in no event will interest exceed the maximum nonusurious interest rate allowable under applicable law.

 In connection with the loan agreement between B&B ARMR and Briar, the Company, B&B ARMR, and Intelli-Site, Inc. ("Intelli-Site"), another wholly-owned subsidiary of the Company, also entered into a subordination agreement, dated November 10, 2004, with Briar, Renaissance Capital Growth & Income Fund III, Inc. ("RENN III"), Renaissance US Growth Investment Trust PLC ("RUSGIT"), and BFS (together with RENN III and RUSGIT, collectively, the "Subordinated Lenders"). Pursuant to the terms of the subordination agreement, the Subordinated Lenders agreed to subordinate their indebtedness, liens and other obligations to Briar's indebtedness, liens and other obligations.

 Also in connection with the loan agreement between B&B ARMR and Briar, the Company and Intelli-Site unconditionally guaranteed the obligations of B&B ARMR pursuant to the terms of separately executed guaranty agreements, dated November 10, 2004. The Company's and Intelli-Site's guaranty obligations to Briar are secured by a first priority security interest in the Company's and Intelli-Site's personal property pursuant to the terms of a guarantor security agreement, dated November 10, 2004.

 Note 10 - Financing Agreement - Placement of Subordinated 10% Convertible Promissory Notes

 On November 30, 2004, the Company entered into a Loan Agreement ("Loan Agreement") with several purchasers (the "Investors") of the Company's Subordinated 10% Convertible Promissory Notes (individually, a "Note" and collectively the "Notes"). The Company issued $4,118,000 in Notes to the Investors and others (as payment of fees) who effected the placement of the Notes. Each of the Investors is an accredited investor. Pursuant to the terms of the Loan Agreement: (i) the Company was authorized to sell to the Investors an aggregate principal amount of up to $6,000,000 in Notes and (ii) the Notes could have been sold by the Company to the Investors in multiple closings so long as the final closing was consummated no later than the fifteenth day following the initial closing.

 Each Note sold by the Company to each Investor: (i) is subordinated to certain other indebtedness of the Company, (ii) is due and payable on November 30, 2009, (iii) provides interest to the holder thereof at a rate of 10% per annum and (iv) is convertible into the Company's Common Stock, par value $0.01 per share, at the conversion rate of $0.38 per share of Common Stock. Each share of Common Stock that the Investor receives as a result of the conversion of the Notes shall be registered with the Securities and Exchange Commission.

 As a part of this transaction, BFS exchanged a promissory note in the amount of $1,000,000, originally issued on August 5, 2004, as a part of the placement of the Notes. In addition, BFS included an investment made in the Company on October 27, 2004 (see Note 8 - Financing) as a part of this placement.

 Also included with this placement of the Notes, C. A. Rundell, Jr., Chairman and Chief Executive Officer of the Company, exchanged a $150,000 promissory note with an annual interest rate of 9%, originally issued on July 28, 2004 to B&B ARMR for a $150,000 Note.

 The Company paid fees in this transaction to Roth Capital Partners, LLC ("Roth") in the form of a Note in the amount of $168,000 with the same general terms and conditions as the other participants in the transaction discussed above. As further consideration, the Company also issued a stock purchase warrant dated November 30, 2004 with a five year life and an exercise price of $0.38 per share to Roth for the purchase of 276,316 common shares of the Company's $0.01 par value common stock.

 Note 11 - Debt

 As of December 31, 2004, the Company's current and long-term debt consisted of the following:

                                                             Current     Long-term      Total
                                                            ----------   ----------   ----------
Notes  payable to  stockholders;  interest at 8% due in
monthly installments of $11,333;  principal and accrued
unpaid interest due September 30, 2005.................     $2,400,000   $     --     $2,400,000

Asset based lending facility with a financing  company.
The loan with the asset  based  lending  facility  is a
demand  loan,  but  has  a  three-year   term  expiring
November 10, 2007; interest at 2% above the prime rate;
secured by accounts  receivable  and  inventory  of B&B
ARMR Corporation.......................................      1,201,330         --      1,201,330

Convertible note payable to stockholder; interest at 7%
due in monthly  installments  of $2,917;  principal and
accrued   unpaid   interest  due   September  5,  2008;
convertible  at the option of the  shareholder at $0.40
per share; Company may call the note at $0.60 per share
(based on certain restrictions)........................           --        500,000      500,000

Note  payable to bank and secured by a letter of credit
in the amount of $500,000 from Chief Executive Officer;
interest at the prime rate of Bank One, N.A.  (4.25% as
of  June  30,  2004);   principal  and  accrued  unpaid
interest  due January 26,  2005........................        330,000         --        330,000

Term note payable to a bank;  due in monthly  principal
and interest installments of $10,500; interest at 10.5%
and  10% at  June  30,  2004  and  2003,  respectively;
secured by first mortgage on real estate and equipment;
maturity  date of February 26,  2006...................         76,091      427,852      503,943

Convertible  notes  payable;  interest  at  10%  due in
semi-annual  installments  of $205,900;  principal  and
accrued   unpaid   interest   due  November  30,  2009;
convertible  at the option of the  shareholder at $0.38
per share; Company may call the note at $0.60 per share
(based on certain restrictions)........................           --      4,118,000    4,118,000

Other..................................................         75,211       44,838      120,049
                                                            ----------   ----------   ----------
                                                            $4,082,632   $5,090,690   $9,173,322
                                                            ==========   ==========   ==========

 Note 12 - Acquisition

 On December 15, 2004, the Company acquired all of the issued and outstanding shares of Common Stock of DoorTek Corporation ("DoorTek"), a manufacturer of access control systems and other physical security system products. In exchange for all of the outstanding shares of DoorTek, the Company issued 228,572 shares of its $0.01 par value Common Stock, which has been preliminarily valued at approximately $87,000. The Company also paid $120,000 in cash to DoorTek's former stockholders. In addition, the Company and the sellers executed an earn-out agreement for maximum additional payments of approximately $100,000 based on net profits over the next two years. Any additional consideration will increase the recorded goodwill. The Company entered into this acquisition seeing it as an opportunity to significantly enhance its services, allow it to expand its product offering and customer base in conjunction with the Company's strategic growth plans. The acquisition of DoorTek was accounted for using the purchase method of accounting. As such, the assets and liabilities of DoorTek were recorded at their estimated fair value and the results of operations have been included in the Company's consolidated results of operations from the date of acquisition. To date, the purchase price paid in excess of the estimated fair value of the net assets acquired has been allocated to goodwill, which is not deductible for federal income tax purposes. A preliminary assessment of the other identifiable intangible assets related to this acquisition transaction yielded no assignment of value thereto. The Company is in the process of finalizing the allocation of the purchase price to the assets acquired. Any adjustment resulting form this allocation will reduce the amount of goodwill and any required amortization will be recorded. It is expected this allocation will be competed by the end of fiscal 2005. The table below summarizes the current allocation of the purchase price based on the estimated fair values of the assets acquired and liabilities assumed:

                                           Estimated
                                            Values
                                           ---------

            Cash and cash equivalents      $  29,000
            Accounts receivable              141,000
            Inventories                      124,000
            Accounts payable                 (60,000)
            Accrued liabilities               (1,000)
            Long-term debt                   (29,000)
            Goodwill                          22,000
                                           ---------
            Purchase price                 $ 226,000
                                           =========

 The  following  unaudited  pro  forma  consolidated   statement  of  operations
 information has been prepared as if the acquisition discussed above had occurred at the beginning of each period presented.

                                   For the Three Months Ended         For the Six Months Ended
                                          December 31,                      December 31,
                                  ----------------------------      ----------------------------
                                      2004            2003              2004            2003
                                  ------------    ------------      ------------    ------------
 Sales                            $  3,281,491    $  3,547,083      $  6,955,808    $  5,400,948
 Net loss allocable to
   common stockholders            $   (993,591)   $   (565,246)     $ (1,164,861)   $ (1,029,348)
 Net loss per share allocable
   To common stockholders,
   basic and diluted              $      (0.01)   $      (0.01)     $      (0.01)   $      (0.02)
 Weighted average shares
   outstanding,
   basic and diluted                84,849,414      73,824,329        84,574,199      52,356,057

 Note 13 - Business Segments

 Information for the Company's reportable segments for the three and six months ended December 31, 2004 and 2003 is as follows:

                                    For the Three Months Ended       For the Six Months Ended
                                            December 31,                    December 31,
                                    --------------------------      --------------------------
                                       2004           2003             2004           2003
                                    -----------    -----------      -----------    -----------
Sales
   B&B ARMR Corporation             $ 2,942,566    $ 3,293,548      $ 6,123,051    $ 4,921,534
   Intelli-Site, Inc.                   160,111         74,335          376,340        166,246
   DoorTek Corporation (1)               31,454           --             31,454           --
                                    -----------    -----------      -----------    -----------
                                    $ 3,134,131    $ 3,367,883      $ 6,530,845    $ 5,087,780
                                    ===========    ===========      ===========    ===========

Income (loss) from operations
   B&B ARMR Corporation             $  (590,214)   $    74,113      $  (598,244)   $    84,747
   Intelli-Site, Inc.                   (46,644)       (89,325)         (35,467)      (184,027)
   DoorTek Corporation (1)                1,010           --              1,010           --
   Corporate                           (112,897)       (79,502)        (118,417)      (158,475)
                                    -----------    -----------      -----------    -----------
                                    $  (748,745)   $   (94,714)     $  (751,118)   $  (257,755)
                                    ===========    ===========      ===========    ===========

(1) Includes only data since acquisition date.

                                85,307,479 Shares

                                  Common Stock



                        INTEGRATED SECURITY SYSTEMS, INC.


                             -----------------------
                                   Prospectus
                             -----------------------






                                 April 11, 2005

PART II


Item 24. Indemnification of Directors and Officers

         Our certificate of incorporation and by-laws provide that we will indemnify our directors and officers to the fullest extent permitted by Delaware law and that no director shall be liable for monetary damages to us or our stockholders for any breach of fiduciary duty, except for liability:

         o for any breach of the director's duty of loyalty to us or our stockholders,
         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,
         o    under Section 174 of the Delaware General Corporation Law, or
         o for any transaction from which the director derived an improper personal benefit.

         Our authority to indemnify our directors and officers is governed by the provisions of Section 145 of the Delaware General Corporation Law, as follows:

         (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and
         (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination,
         (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

         (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

         (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

         (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

         (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

         (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

         (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of the stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

 Item 25. Other Expenses of Issuance and Distribution.

         The estimated expenses payable by the Company in the connection with the distribution of the securities being registered are as follows:

 SEC Registration and Filing Fees.................................   $  3,888
 Federal Taxes....................................................   $      0
 State Taxes and Registration Fees................................   $      0
 Legal Fees and Expenses..........................................   $100,000
 Accounting Fees and Expenses.....................................   $ 20,000
 Financial Printing...............................................   $    500
 Trustee and Transfer Agent Fees..................................   $    500
 Miscellaneous....................................................   $    500
                                                                     --------
          TOTAL..................................................    $125,388

         All of these expenses, except for the SEC registration and filing fees and the federal and state taxes, represent estimates only. We will pay all of the expenses of the offering.

Item 26. Recent Sales of Unregistered Securities

         During fiscal years 2002, 2003, 2004 and the first part of fiscal 2005, we issued unregistered convertible promissory notes, stock purchase warrants, preferred stock and common stock in connection with the transactions described below. The issuances of the promissory notes, stock purchase warrants, preferred stock and common stock were exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as transactions not involving a public offering, and an appropriate restrictive legend was affixed to the securities.

Issuances of Convertible Promissory Notes and Promissory Notes in Fiscal 2005

         In exchange for an aggregate of $150,000 cash, on July 28, 2004, we issued a promissory note to C. A. Rundell, Jr. The original promissory note was in the principal amount of $150,000, had an annual interest rate of 9% which was due at maturity and was secured by a specific invoice of B&B ARMR Corporation issued to Horne Engineering. The promissory note, plus accrued interest, was due on October 28, 2004. In November of 2004, this note was exchanged for a $150,000 subordinated 10% convertible promissory note as a part of our placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes.

         In exchange for a $1,000,000 cash investment, on August 5, 2004, we issued a convertible promissory note to BFS. The original convertible promissory note was in the principal amount of $1,000,000 and had an annual interest rate of 10% and was payable in monthly installments on the first day of each month. The original convertible promissory note, plus interest, was due on August 5, 2009. The convertible promissory note was convertible at the option of BFS into our common stock at a conversion price of $0.38 per share. We had the right to call the convertible promissory note if the market price of our common stock rose above $0.60 per share for a period of 60 days. This convertible promissory note was subsequently refinanced as a part of our placement of placement of $4,118,000 of subordinated 10% subordinated convertible promissory notes in November 2004.

         On November 30, 2004, we entered into a loan agreement with several investors of the company's subordinated 10% convertible promissory notes. Each of the investors purchasing these notes was an accredited investor. Pursuant to the terms of the loan agreement: (1) the company was authorized to sell to the investors an aggregate principal amount of up to $6,000,000 in notes and (2) the notes may be sold by the company to the investors in multiple closing so long as the final closing is consummated no later than the fifteenth day following the initial closing. As of the close of the sale, we sold an aggregate principal amount of $4,118,000 of the notes. Each note sold by the company to each investor:

         o    is subordinated to certain other indebtedness of the company;
         o    is due and payable on November 30, 2009;
         o provides interest to the holder thereof at a rate of 10% per annum; and
         o is convertible into the company's common stock, par value $0.01 per share, at the conversion rate of $0.38 per share of common stock.

Asset Based Credit Facility

         On November 10, 2004, B&B ARMR Corporation entered into a loan agreement with Briar Capital, L.P. for a $3,000,000 discretionary demand asset based lending credit facility. Under the terms of the loan agreement, working capital advances are made available to the B&B ARMR Corporation based on the value of its accounts receivable and inventory. Although payable on demand, the loan agreement has a stated 3-year term. In connection with the loan agreement, the B&B ARMR Corporation issued a revolving promissory note, dated November 10, 2004 to Briar Capital, L.P. in the principal amount of $3,000,000. The note has an annual interest rate of two percent above the prime rate but in no event will interest exceed the maximum nonusurious interest rate allowable under applicable law.

Issuances of Convertible Promissory Notes and Promissory Notes in Fiscal 2004

         In exchange for a $500,000 cash investment, on September 5, 2003, we issued a convertible promissory note to BFS. The convertible promissory note is in the original principal amount of $500,000, has an annual interest rate of 7%, and is payable in monthly installments on the first day of each month. The convertible promissory note, plus interest, is due on September 5, 2008. The convertible promissory note is convertible at the option of BFS into the common stock of the company at a conversion price of $0.40 per share. We have the right to call the convertible promissory note if the market price of our common stock rises above $0.60 per share for a period of 60 days.

         In exchange for a $100,000 cash investment, on September 26, 2003, we issued a promissory note to C. A. Rundell, Jr., Chairman and Chief Executive Officer. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 7%. The promissory note, plus accrued interest, was due on April 1, 2004. The due date of this note was extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month. The note is not convertible into capital stock of the company. As a part of this financing, on September 26, 2003, we issued a stock purchase warrant to
C. A. Rundell, Jr., Chairman and Chief Executive Officer. The stock purchase warrant entitles Mr. Rundell to purchase from the company 125,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

         In exchange for a $400,000 cash investment, on October 1, 2003, we issued a promissory note to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. Each of the two promissory notes is in the original principal amount of $200,000 and has an annual interest rate of 7%. The promissory notes, plus accrued interest, were due on April 1, 2004. The due date of these notes were extended until October 1, 2005. Interest is payable in monthly installments on the first day of each month. The notes are not convertible into our capital stock. As a part of this financing, on October 1, 2003, we issued a stock purchase warrant to each of Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. Each of the two stock purchase warrants entitles the Renaissance entities to purchase from the company 250,000 fully paid and non-assessable shares of our common stock for $0.40 per share.

ARMR Services Corporation Acquisition

         On September 5, 2003, we acquired all of the issued and outstanding shares of common stock of ARMR Services Corporation. As a part of the consideration paid by the company, we issued 10,000,000 shares of this $0.01 par value common stock. The issuance of the 10,000,000 shares of the company's common stock made in connection with the acquisition of ARMR was exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof, as a transaction not involving a public offering, and an appropriate restrictive legend was affixed to the securities.

Issuances of Promissory Notes in Fiscal 2003

         The following table summarizes the promissory notes that we issued during fiscal year ended 2003. These notes are not convertible and accrue interest at a rate of 8% per year. The form of each of these non-convertible promissory notes is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2003. As a part of each of the transactions detailed in the table below, we issued stock purchase warrants. Each of the stock purchase warrants entitles the holder to purchase from the us, at any time, and in whole or in part, shares of our common stock, as indicated in the table below, for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

 -------------------------------------------------------------------------------------------------------------------
                                                 |                   |             |                   | Number of
                                                 |      Date of      | Amount of   |     Maturity      |   Stock
                     Entity                      |    Promissory     | Promissory  |     Date (1)      | Purchase
                                                 |       Note        |    Note     |                   | Warrants
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance Capital Growth & Income Fund, III   |September 5, 2002  |  $   75,000 |September 5, 2003  |    375,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance US Growth Investment Trust PLC      |September 5, 2002  |      75,000 |September 5, 2003  |    375,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 BFS US Special Opportunities Trust PLC          |March 11, 2003     |     250,000 |March 11, 2004     |  1,250,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance Capital Growth & Income Fund, III   |April 23, 2003     |     100,000 |April 23, 2004     |    500,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance US Growth Investment Trust PLC      |April 23, 2003     |     100,000 |April 23, 2004     |    500,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 BFS US Special Opportunities Trust PLC          |April 23, 2003     |     100,000 |April 23, 2004     |    500,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance US Growth Investment Trust PLC      |May 30, 2003       |     200,000 |May 30, 2004       |  1,000,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 BFS US Special Opportunities Trust PLC          |May 30, 2003       |     200,000 |May 30, 2004       |  1,000,000
 ------------------------------------------------|-------------------|-------------|-------------------|------------
 Renaissance Capital Growth & Income Fund, III   |June 18, 2003      |     100,000 |June 18, 2004      |    500,000
 -------------------------------------------------------------------------------------------------------------------

 -------------------

(1) The maturity date on all these promissory notes was extended until September 30, 2004.

         In addition, in exchange for an aggregate of $100,000 cash investment received on January 13, 2003, we issued a promissory note to The Rundell Foundation. C. A. Rundell, Jr., is a Trustee of The Rundell Foundation. The promissory note is in the original principal amount of $100,000 and has an annual interest rate of 9% that is due on the first day of each month. The promissory note, plus interest, was originally due on January 13, 2004. This maturity date was extended until September 30, 2004. The form of this non-convertible promissory note is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2004. As a part of the cash investment, on January 13, 2003, we issued a stock purchase warrant to The Rundell Foundation. The stock purchase warrant entitles The Rundell Foundation to purchase from us, at any time, and in whole or in part, 500,000 fully paid and non-assessable shares of our common stock for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

Issuances of Promissory Notes in Fiscal 2002

         The following table summarizes the promissory notes that we issued to Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC (known together as "Renaissance") from September 2001 through January 2002. These notes are not convertible and accrue interest at a rate of 8% per year. The form of each of these non-convertible promissory notes is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2002. As a part of each of the transactions detailed in the table below, we issued stock purchase warrants to each of the Renaissance entities. Each of the stock purchase warrants entitles each of the Renaissance entities to purchase from us, at any time, and in whole or in part, shares of our common stock, as indicated in the table below, for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

                                                                              Number of Stock
                          Amount of Promissory                               Purchase Warrants
                       Notes Issued to Each of the                         Issued to Each of the
        Date            Renaissance Entities ($)      Maturity Date (1)    Renaissance Entities
 ------------------    ---------------------------    -----------------    ---------------------
 September 28, 2001              75,000               January 26, 2002            375,000
 October 12, 2001                25,000               February 9, 2002            125,000
 October 29, 2001                25,000               February 23, 2002           125,000
 November 9, 2001                25,000               March 9, 2002               125,000
 November 16, 2001               25,000               March 16, 2002              125,000
 December 29, 2001               25,000               April 26, 2002              125,000
 January 14, 2002                50,000               May 13, 2002                250,000

 ------------------

(1) The maturity date was extended until September 5, 2003.

         The following table  summarizes the promissory  notes that we issued to
C. A. Rundell, Jr., in November 2001. These notes are not convertible and accrue interest at a rate of 8% per year. The form of each of these non-convertible promissory notes is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2002. As a part of each of the transactions detailed in the table below, we issued stock purchase warrants to Mr. Rundell. Each of the stock purchase warrants entitles Mr. Rundell to purchase from us, at any time, and in whole or in part, shares of our common stock, as indicated in the table below, for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

                                                                              Number of Stock
        Date          Amount of Promissory Notes ($)    Maturity Date (1)    Purchase Warrants
 -----------------    ------------------------------    -----------------    -----------------
 November 9, 2001                50,000                  March 9, 2002            125,000
 November 16, 1001               50,000                  March 16, 2002           250,000

 -----------------

(1) The maturity date was extended until September 5, 2003.

         In addition, in exchange for an aggregate of $50,000 cash investment received on February 27, 2002, we issued a promissory note to The Rundell Family Partnership. C. A. Rundell, Jr., is the Managing Partner of The Rundell Family Partnership. The promissory note is in the original principal amount of $50,000 and has an annual interest rate of 8% that is due on the first day of each month. The promissory note, plus interest, was due on June 26, 2002 or upon the sale of the VT 6802 railroad barrier technology, whichever occurred first. This note, plus all accrued interest, was paid in full on March 21, 2002, the approximate date of the sale of the Company's VT 6802 railroad barrier technology. The form of each of these non-convertible promissory notes is filed with the SEC as an exhibit to our Form 10-KSB for the year ended June 30, 2002. As a part of the cash investment, on February 27, 2002, we issued a stock purchase warrant to The Rundell Family Partnership. The stock purchase warrant entitles The Rundell Family Partnership to purchase from us, at any time, and in whole or in part, 250,000 fully paid and non-assessable shares of common stock for $0.20 per share. The number of shares of common stock purchasable upon exercise of a warrant is subject to adjustment in the event of any dividends, distributions, reclassifications, or capital reorganizations. The holder of the warrant is also entitled to certain registration rights.

Issuances of Preferred Stock in Fiscal 2002

         On July 27, 2001, we received $100,000 in cash from each of the Renaissance entities in exchange for 3,000 shares of the Company's Series G cumulative convertible preferred stock and 1,000 shares of its Series F cumulative convertible preferred stock to each of the Renaissance entities. These shares of Series F and Series G cumulative convertible preferred stock have since been fully converted into shares of our common stock.

Item 27.  Exhibits


     2.1 Agreement and Plan of Merger, by and among the Company, ARMR Services Corporation, ISSI Merger Sub, Inc. and the Officers and Shareholders of ARMR Corporation, dated September 5, 2003. (14)

     3.1+ Amended and Restated Certificate of Incorporation of the Company, as amended to date.

     3.2           Amended and Restated Bylaws of the Company. (1)

     4.1           Specimen certificate for Common Stock of the Company. (1)

     4.2 Registration Rights Agreement, dated as of February 22, 1999, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

     4.3 Registration Rights Agreement, dated as of October 20, 2000, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

     4.4 Registration Rights Agreement, dated as of September 27, 2001, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (11)

     4.5 Registration Rights Agreement, dates as of November 9, 2001, by and between the Company and C.A. Rundell, Jr. (9)

     4.6 Registration Rights Agreement, dated as of March 11, 2003, among the Company and BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales.
                   (13)

     4.7+ Registration Rights Agreement, dated as of September 5, 2003, by and among the Company and Mary Roland and Ann Rosenbloom.

     4.8 Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock. (2)

     4.9 Registration Rights Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the registration Rights Agreement. (21)

     5.1+          Opinion of Haynes and Boone, LLP.

     10.1* Integrated Security Systems, Inc. 1993 Stock Option Plan, dated September 7, 1993, as amended on December 30, 1994. (1)

     10.2* Form of Integrated Security Systems, Inc. 1993 Incentive Stock Option Agreement. (1)

     10.3* Form of Integrated Security Systems, Inc. 1993 Non-Qualified Stock Option Agreement. (1)

     10.4*         Integrated  Security Systems,  Inc. 1997 Long-Term  Incentive
                   Plan. (10)

     10.5* Form of Indemnification Agreement by and between the Company and the Company's officers and directors. (1)

     10.6+ Lease Agreement, dated November 7, 2003, between TPLP Office Park Properties and the Company for property located in Irving, TX.

     10.7 Form of Warrant Agreement for purchase of Common Stock, executed March 29, 1996. (3)

     10.8          Form of Convertible Promissory Note. (8)

     10.9          Form of Non-Convertible Promissory Note. (8)

     10.10         Form of Stock Purchase Warrant. (12)

     10.11 Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $200,000. (15)

     10.12 Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $200,000. (15)

     10.13 Stock Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (15)

     10.14         Stock  Purchase  Warrant,  dated  October 1, 2003,  issued to
                   Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (15)

     10.15 Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000. (16)

     10.16         Promissory Note,  dated September 26, 2003,  payable to C. A.
                   Rundell, Jr. in the amount of $100,000. (17)

     10.17         Stock Purchase  Warrant,  dated September 26, 2003, issued to
                   C. A. Rundell, Jr. (17)

     10.18         Promissory  Note,  dated  July  28,  2004,  payable  to C. A.
                   Rundell, Jr. in the amount of $150,000. (20)

     10.19 Promissory Note, dated August 5, 2004, payable to BFS US Special Opportunities Trust PLC in the amount of $1,000,000.
                   (18)

     10.20 Amended and Restated Pledge Agreement, dated August 5, 2004, between the Company, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.21 Amended and Restated Security Agreement, dated August 5, 2004, between the Company, B&B ARMR Corporation, Intelli-Site, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.22 Letter Agreement by the Company, B&B ARMR Corporation and Intelli-Site, Inc. in favor of, and agreed to and accepted on August 20, 2004 by, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.23 Loan Agreement, dated November 10, 2004, among B&B ARMR Corporation, Integrated Security Systems, Inc., Intelli-Site, Inc. and Briar Capital, L.P. (19)

     10.24 Revolving Promissory Note, dated November 10, 2004, issued by B&B ARMR Corporation to Briar Capital, L.P. (19)

     10.25 Subordination Agreement, dated November 10, 2004, among B&B ARMR Corporation, Integrated Security Systems, Inc., Intelli-Site, Inc., Briar Capital, L.P., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., and BFS US Special Opportunities Trust PLC. (20)

     10.26 Subordination Agreement, dated November 10, 2004, among B&B ARMR Corporation, C. A. Rundell, Jr. and Briar Capital, L.P.
                   (19)

     10.27 Guaranty Agreement, dated November 10, 2004, by Integrated Security Systems, Inc. in favor of Briar Capital, L.P. (19)

     10.28 Guarantor Security Agreement, dated November 10, 2004, by Integrated Security Systems, Inc. in favor of Briar Capital, L.P. (19)

     10.29 Guaranty Agreement, dated November 10, 2004, by Intelli-Site, Inc. in favor of Briar Capital, L.P. (19)

     10.30 Guarantor Security Agreement, dated November 10, 2004, by Intelli-Site, Inc. in favor of Briar Capital, L.P. (19)

     10.31 Loan Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the Loan Agreement. (21)

     10.32 Form of Subordinated 10% Convertible Promissory Note due November 30, 2009, issued by the Company to each of the Investors set forth on the signature page to the Loan Agreement. (21)

     16.1          Letter  of  Grant   Thornton  LLP  on  Change  in  Certifying
                   Accountant. (22)

     21.1+         Subsidiaries of the Company.

     23.1+         Consent of Grant Thornton LLP.

__________

     (1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

     (2) Incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 333-5023).


     (3) Incorporated by reference to the Company's Form 10-QSB for the quarter ended March 31, 1996, accession number 0000950134-96-002226, SEC file number 001-11900, film number
                   96567733.

     (4) Incorporated by reference to the Company's Form 8-K filed on June 14, 1999, accession number 0000950134-99-005489, SEC file number 001-11900, film number 99646148.

     (5) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 1999, accession number 0000950134-99-010485, SEC file number 001-11900, film number
                   99761099.

     (6) Incorporated by reference to the Company's Form 10-KSB/A (Amendment No. 2) for the year ended June 30, 2000.

     (7)           Incorporated by reference to the Company's proxy statement on
                   Schedule 14A filed March 16, 2001.

     (8) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 2001.

     (9) Incorporated by reference to the Company's Form 8-K filed on November 13, 2001.

     (10) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 333-76558).

     (11) Incorporated by reference to the Company's Form 8-K filed on October 15, 2002.

     (12) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 2002.

     (13) Incorporated by reference to the Company's Form 8-K filed on March 25, 2003.

     (14) Incorporated by reference to the Company's Form 8-K filed on September 22, 2003.

     (15) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000198.

     (16) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000194.

     (17) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000196.

     (18) Incorporated by reference to the Company's Form 8-K filed on August 31, 2004.

     (19) Incorporated by reference to the Company's Form 8-K filed on November 16, 2004.

     (20) Incorporated by reference to the Company's Form 10-QSB for the quarter ended September 30, 2004.

     (21) Incorporated by reference to the Company's Form 8-K filed on December 3, 2004.

     (22) Incorporated by reference to the Company's Form 8-K filed on January 18, 2005.


     +             Filed herewith.

     *             Indicates   management   contract  or  compensatory  plan  or
                   arrangement.

Item 28. Undertakings

The undersigned hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, the company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the city of Irving, Texas, on this 8th day of April, 2005.


                                        INTEGRATED SECURITY SYSTEMS, INC.

                                        By:  /s/ C.A. Rundell, Jr.
                                             ----------------------------------
                                             C.A. Rundell, Jr.
                                             Director, Chairman of the Board,
                                             and Chief Executive Officer
                                             (Principal Executive and Financial
                                             Officer)

         In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates indicated:


    Date: April 8, 2005                      /s/ C. A. RUNDELL, JR.
                                             ----------------------------------
                                             C. A. Rundell, Jr.
                                             Director, Chairman of the Board,
                                             and Chief Executive Officer
                                             (Principal Executive and Financial
                                             Officer)

    Date: April 8, 2005                      /s/ RICHARD B. POWELL
                                             ----------------------------------
                                             Richard B. Powell
                                             Vice President, Chief Accounting
                                             Officer, Secretary (Principal
                                             Accounting Officer)

    Date: April 8, 2005                      /s/ PETER BEARE
                                             ----------------------------------
                                             Peter Beare, Director


    Date: April 8, 2005                      /s/ WILLIAM D. BREEDLOVE
                                             ----------------------------------
                                             William D. Breedlove
                                             Director

    Date: April 8, 2005                      /s/ RUSSELL CLEVELAND
                                             ----------------------------------
                                             Russell Cleveland
                                             Director

    Date: April 8, 2005                      /s/ ROBERT M. GALECKE
                                             ----------------------------------
                                             Robert M. Galecke
                                             Director

    Date: April 8, 2005                      /s/ FRANK R. MARLOW
                                             ----------------------------------
                                             Frank R. Marlow
                                             Director

    Date: April 8, 2005                      /s/ PAUL ROLAND
                                             ----------------------------------
                                             Paul Roland
                                             Director

                                  EXHIBIT INDEX

  Exhibit No.                         Document Description
 -------------     -------------------------------------------------------------

     2.1 Agreement and Plan of Merger, by and among the Company, ARMR Services Corporation, ISSI Merger Sub, Inc. and the Officers and Shareholders of ARMR Corporation, dated September 5, 2003. (14)

     3.1+ Amended and Restated Certificate of Incorporation of the Company, as amended to date.

     3.2           Amended and Restated Bylaws of the Company. (1)

     4.1           Specimen certificate for Common Stock of the Company. (1)

     4.2 Registration Rights Agreement, dated as of February 22, 1999, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

     4.3 Registration Rights Agreement, dated as of October 20, 2000, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (6)

     4.4 Registration Rights Agreement, dated as of September 27, 2001, among the Company and Renaissance Capital Growth & Income Fund III, Inc. and Renaissance US Growth Investment Trust PLC. (11)

     4.5 Registration Rights Agreement, dates as of November 9, 2001, by and between the Company and C.A. Rundell, Jr. (9)

     4.6 Registration Rights Agreement, dated as of March 11, 2003, among the Company and BFS US Special Opportunities Trust PLC, a public limited company registered in England and Wales.
                   (13)

     4.7+ Registration Rights Agreement, dated as of September 5, 2003, by and among the Company and Mary Roland and Ann Rosenbloom.

     4.8 Certificate of Designation, Preferences and Rights of Series A $20 Convertible Preferred Stock. (2)

     4.9 Registration Rights Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the registration Rights Agreement. (21)

     5.1+          Opinion of Haynes and Boone, LLP.

     10.1* Integrated Security Systems, Inc. 1993 Stock Option Plan, dated September 7, 1993, as amended on December 30, 1994. (1)

     10.2* Form of Integrated Security Systems, Inc. 1993 Incentive Stock Option Agreement. (1)

     10.3* Form of Integrated Security Systems, Inc. 1993 Non-Qualified Stock Option Agreement. (1)

     10.4*         Integrated  Security Systems,  Inc. 1997 Long-Term  Incentive
                   Plan. (10)

     10.5* Form of Indemnification Agreement by and between the Company and the Company's officers and directors. (1)

     10.6+ Lease Agreement, dated November 7, 2003, between TPLP Office Park Properties and the Company for property located in Irving, TX.

     10.7 Form of Warrant Agreement for purchase of Common Stock, executed March 29, 1996. (3)

     10.8          Form of Convertible Promissory Note. (8)

     10.9          Form of Non-Convertible Promissory Note. (8)

     10.10         Form of Stock Purchase Warrant. (12)

     10.11 Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. in the amount of $200,000. (15)

     10.12 Promissory Note, dated October 1, 2003, payable to Frost National Bank FBO Renaissance US Growth Investment Trust PLC in the amount of $200,000. (15)

     10.13 Stock Purchase Warrant, dated October 1, 2003, issued to Frost National Bank FBO Renaissance Capital Growth & Income Fund III, Inc. (15)

     10.14         Stock  Purchase  Warrant,  dated  October 1, 2003,  issued to
                   Frost National Bank FBO Renaissance US Growth Investment Trust PLC. (15)

     10.15 Convertible Promissory Note, dated September 5, 2003, payable to BFS US Special Opportunities Trust PLC in the amount of $500,000. (16)

     10.16         Promissory Note,  dated September 26, 2003,  payable to C. A.
                   Rundell, Jr. in the amount of $100,000. (17)

     10.17         Stock Purchase  Warrant,  dated September 26, 2003, issued to
                   C. A. Rundell, Jr. (17)

     10.18         Promissory  Note,  dated  July  28,  2004,  payable  to C. A.
                   Rundell, Jr. in the amount of $150,000. (20)

     10.19 Promissory Note, dated August 5, 2004, payable to BFS US Special Opportunities Trust PLC in the amount of $1,000,000.
                   (18)

     10.20 Amended and Restated Pledge Agreement, dated August 5, 2004, between the Company, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.21 Amended and Restated Security Agreement, dated August 5, 2004, between the Company, B&B ARMR Corporation, Intelli-Site, Inc., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.22 Letter Agreement by the Company, B&B ARMR Corporation and Intelli-Site, Inc. in favor of, and agreed to and accepted on August 20, 2004 by, Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., BFS US Special Opportunities Trust PLC and Renaissance Capital Group, Inc. (18)

     10.23 Loan Agreement, dated November 10, 2004, among B&B ARMR Corporation, Integrated Security Systems, Inc., Intelli-Site, Inc. and Briar Capital, L.P. (19)

     10.24 Revolving Promissory Note, dated November 10, 2004, issued by B&B ARMR Corporation to Briar Capital, L.P. (19)

     10.25 Subordination Agreement, dated November 10, 2004, among B&B ARMR Corporation, Integrated Security Systems, Inc., Intelli-Site, Inc., Briar Capital, L.P., Renaissance US Growth Investment Trust PLC, Renaissance Capital Growth & Income Fund III, Inc., and BFS US Special Opportunities Trust PLC. (20)

     10.26 Subordination Agreement, dated November 10, 2004, among B&B ARMR Corporation, C. A. Rundell, Jr. and Briar Capital, L.P.
                   (19)

     10.27 Guaranty Agreement, dated November 10, 2004, by Integrated Security Systems, Inc. in favor of Briar Capital, L.P. (19)

     10.28 Guarantor Security Agreement, dated November 10, 2004, by Integrated Security Systems, Inc. in favor of Briar Capital, L.P. (19)

     10.29 Guaranty Agreement, dated November 10, 2004, by Intelli-Site, Inc. in favor of Briar Capital, L.P. (19)

     10.30 Guarantor Security Agreement, dated November 10, 2004, by Intelli-Site, Inc. in favor of Briar Capital, L.P. (19)

     10.31 Loan Agreement, dated November 30, 2004, by and among Integrated Security Systems, Inc. and those certain Investors set forth on the signature page to the Loan Agreement. (21)

     10.32 Form of Subordinated 10% Convertible Promissory Note due November 30, 2009, issued by the Company to each of the Investors set forth on the signature page to the Loan Agreement. (21)

     16.1          Letter  of  Grant   Thornton  LLP  on  Change  in  Certifying
                   Accountant. (22)

     21.1+         Subsidiaries of the Company.

     23.1+         Consent of Grant Thornton LLP.

__________

     (1) Incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 33-59870-FW).

     (2) Incorporated by reference to the Company's Registration Statement on Form SB-2 (No. 333-5023).


     (3) Incorporated by reference to the Company's Form 10-QSB for the quarter ended March 31, 1996, accession number 0000950134-96-002226, SEC file number 001-11900, film number
                   96567733.

     (4) Incorporated by reference to the Company's Form 8-K filed on June 14, 1999, accession number 0000950134-99-005489, SEC file number 001-11900, film number 99646148.

     (5) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 1999, accession number 0000950134-99-010485, SEC file number 001-11900, film number
                   99761099.

     (6) Incorporated by reference to the Company's Form 10-KSB/A (Amendment No. 2) for the year ended June 30, 2000.

     (7)           Incorporated by reference to the Company's proxy statement on
                   Schedule 14A filed March 16, 2001.

     (8) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 2001.

     (9) Incorporated by reference to the Company's Form 8-K filed on November 13, 2001.

     (10) Incorporated by reference to the Company's Registration Statement on Form S-8 (No. 333-76558).

     (11) Incorporated by reference to the Company's Form 8-K filed on October 15, 2002.

     (12) Incorporated by reference to the Company's Form 10-KSB for the year ended June 30, 2002.

     (13) Incorporated by reference to the Company's Form 8-K filed on March 25, 2003.

     (14) Incorporated by reference to the Company's Form 8-K filed on September 22, 2003.

     (15) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000198.

     (16) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000194.

     (17) Incorporated by reference to the Company's Form 8-K filed on October 3, 2003, accession number 0001158957-03-000196.

     (18) Incorporated by reference to the Company's Form 8-K filed on August 31, 2004.

     (19) Incorporated by reference to the Company's Form 8-K filed on November 16, 2004.

     (20) Incorporated by reference to the Company's Form 10-QSB for the quarter ended September 30, 2004.

     (21) Incorporated by reference to the Company's Form 8-K filed on December 3, 2004.

     (22) Incorporated by reference to the Company's Form 8-K filed on January 18, 2005.


     +             Filed herewith.

     *             Indicates   management   contract  or  compensatory  plan  or
                   arrangement.